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                                                                    EXHIBIT 99.1



                            ASSET PURCHASE AGREEMENT

                              DATED OCTOBER 7, 2002

                                      AMONG

                         DALEEN TECHNOLOGIES ("DALEEN"),

                   DALEEN SOLUTIONS, INC. ("ACQUISITION SUB")

                                       AND

                       ABILITI SOLUTIONS, INC. ("ABILITI")




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                                TABLE OF CONTENTS
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
                                                                                                                 Page

ARTICLE I. PURCHASE AND SALE TRANSACTIONS.........................................................................1
         SECTION 1.1.      PURCHASE AND SALE OF THE PURCHASED ASSETS..............................................1
         SECTION 1.2.      RETAINED ASSETS........................................................................2
         SECTION 1.3.      INITIAL CONSIDERATION..................................................................4
         SECTION 1.4.      ESCROW; PURCHASE PRICE.................................................................4
         SECTION 1.5.      ADJUSTMENTS............................................................................4
         SECTION 1.6.      ASSUMED LIABILITIES....................................................................5
         SECTION 1.7.      RETAINED LIABILITIES...................................................................5
         SECTION 1.8.      ALLOCATION.............................................................................6
         SECTION 1.9.      SHAREHOLDER APPROVAL...................................................................6
         SECTION 1.10.     TIME AND PLACE OF CLOSING..............................................................7
         SECTION 1.11.     CLOSING OBLIGATIONS....................................................................7

ARTICLE II. LIMITATIONS ON DISSOLUTION OF ABILITI;
                             CERTAIN TAX MATTERS..................................................................7
         SECTION 2.1       LIMITATIONS ON DISSOLUTION OF ABILITI..................................................7
         SECTION 2.2.      ABILITI NAME...........................................................................7
         SECTION 2.3.      TAXES OF ABILITI.......................................................................7

ARTICLE III. TITLE AND RISK OF LOSS; FURTHER ACTION...............................................................8
         SECTION 3.1.      PRE-CLOSING CASUALTY TO ASSETS.........................................................8
         SECTION 3.2.      TAKING OF NECESSARY ACTION; FURTHER ACTION.............................................8

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF ABILITI.............................................................8
         SECTION 4.1.      ORGANIZATION AND GOOD STANDING.........................................................8
         SECTION 4.2.      AUTHORITY; NO CONFLICT................................................................10
         SECTION 4.3.      CAPITALIZATION........................................................................12
         SECTION 4.4.      FINANCIAL STATEMENTS..................................................................13
         SECTION 4.5.      BOOKS AND RECORDS.....................................................................13
         SECTION 4.6.      TITLE TO PROPERTIES; ENCUMBRANCES.....................................................13
         SECTION 4.7.      CONDITION AND SUFFICIENCY OF ASSETS...................................................14
         SECTION 4.8.      ACCOUNTS RECEIVABLE...................................................................14
         SECTION 4.9.      INVENTORY.............................................................................14
         SECTION 4.10.     NO UNDISCLOSED LIABILITIES............................................................15
         SECTION 4.11.     TAX MATTERS...........................................................................15
         SECTION 4.12.     NO MATERIAL ADVERSE EFFECT............................................................16
         SECTION 4.13.     EMPLOYEE BENEFITS.....................................................................16
         SECTION 4.14.     COMPLIANCE WITH LEGAL REQUIREMENTS;
                             GOVERNMENTAL AUTHORIZATIONS.........................................................19
         SECTION 4.15.     LEGAL PROCEEDINGS; ORDERS.............................................................20
         SECTION 4.16.     ABSENCE OF CERTAIN CHANGES AND EVENTS.................................................21
         SECTION 4.17.     CONTRACTS; NO DEFAULTS................................................................22
         SECTION 4.18.     INSURANCE.............................................................................24
         SECTION 4.19.     ENVIRONMENTAL MATTERS.................................................................25



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
         SECTION 4.20.     EMPLOYEES.............................................................................25
         SECTION 4.21.     LABOR RELATIONS; COMPLIANCE...........................................................26
         SECTION 4.22.     INTELLECTUAL PROPERTY.................................................................26
         SECTION 4.23.     CERTAIN PAYMENTS......................................................................32
         SECTION 4.24.     DISCLOSURE............................................................................32
         SECTION 4.25.     RELATIONSHIPS WITH RELATED PERSONS....................................................32
         SECTION 4.26.     BROKERS OR FINDERS....................................................................33
         SECTION 4.27.     CHARTER PROVISIONS, ETC...............................................................33
         SECTION 4.28.     ABILITI BOARD OF DIRECTORS ACTION.....................................................33
         SECTION 4.29.     PROXY STATEMENT.......................................................................34
         SECTION 4.31.     CERTAIN RELATED PERSON TRANSACTIONS...................................................34
         SECTION 4.32.     ABILITI VOTING AGREEMENTS.............................................................34
         SECTION 4.34.     FAIRNESS OPINION......................................................................34

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF DALEEN AND ACQUISITION SUB..........................................34
         SECTION 5.1.      ORGANIZATION AND GOOD STANDING........................................................34
         SECTION 5.2.      AUTHORITY; NO CONFLICT................................................................35
         SECTION 5.3.      CAPITALIZATION OF DALEEN AND ACQUISITION SUB..........................................36
         SECTION 5.4.      SEC REPORTS; FINANCIAL STATEMENTS.....................................................37
         SECTION 5.5.      BOOKS AND RECORDS.....................................................................38
         SECTION 5.6.      TITLE TO PROPERTIES; ENCUMBRANCES.  NEITHER...........................................38
         SECTION 5.7.      CONDITION AND SUFFICIENCY OF DALEEN ASSETS............................................38
         SECTION 5.8.      ACCOUNTS RECEIVABLE...................................................................39
         SECTION 5.9.      INVENTORY.............................................................................39
         SECTION 5.10.     NO UNDISCLOSED LIABILITIES............................................................39
         SECTION 5.11.     TAX MATTERS...........................................................................39
         SECTION 5.12.     NO MATERIAL ADVERSE EFFECT............................................................40
         SECTION 5.13.     EMPLOYEE BENEFITS.....................................................................40
         SECTION 5.14.     COMPLIANCE WITH LEGAL REQUIREMENTS;
                             GOVERNMENTAL AUTHORIZATIONS.........................................................43
         SECTION 5.15.     LEGAL PROCEEDINGS; ORDERS.............................................................44
         SECTION 5.16.     ABSENCE OF CERTAIN CHANGES AND EVENTS.................................................45
         SECTION 5.17.     CONTRACTS; NO DEFAULTS................................................................46
         SECTION 5.18.     INSURANCE.............................................................................48
         SECTION 5.19.     ENVIRONMENTAL MATTERS.................................................................49
         SECTION 5.20.     EMPLOYEES.............................................................................49
         SECTION 5.21.     LABOR RELATIONS; COMPLIANCE...........................................................50
         SECTION 5.22.     INTELLECTUAL PROPERTY.................................................................50
         SECTION 5.23.     CERTAIN PAYMENTS......................................................................55
         SECTION 5.24.     DISCLOSURE............................................................................55
         SECTION 5.25.     RELATIONSHIPS WITH RELATED PERSONS....................................................55
         SECTION 5.26.     BROKERS OR FINDERS....................................................................55
         SECTION 5.27.     CHARTER PROVISIONS, ETC...............................................................55
         SECTION 5.28.     DALEEN BOARD OF DIRECTORS ACTION......................................................56
         SECTION 5.29.     PROXY STATEMENT.......................................................................56
         SECTION 5.30.     DALEEN VOTING AGREEMENTS..............................................................56

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
         SECTION 5.31.     [INTENTIONALLY OMITTED.]..............................................................56
         SECTION 5.32      FAIRNESS OPINION......................................................................56

ARTICLE VI. COVENANTS OF ABILITI PRIOR TO CLOSING DATE...........................................................56
         SECTION 6.1.      ACCESS AND INVESTIGATION..............................................................56
         SECTION 6.2.      OPERATION OF THE BUSINESS OF ABILITI..................................................57
         SECTION 6.3.      NEGATIVE COVENANTS....................................................................57
         SECTION 6.4.      REQUIRED APPROVALS....................................................................59
         SECTION 6.5.      NOTIFICATION..........................................................................59
         SECTION 6.6.      [INTENTIONALLY OMITTED.]..............................................................59
         SECTION 6.7.      NO NEGOTIATION........................................................................59
         SECTION 6.8.      FINANCIAL STATEMENTS..................................................................60
         SECTION 6.9.      FINANCIAL REPORTING OBLIGATIONS.......................................................60
         SECTION 6.10.     BEST EFFORTS..........................................................................60
         SECTION 6.11.     ABILITI SPECIAL MEETING...............................................................60
         SECTION 6.12.     CERTAIN EMPLOYEE MATTERS..............................................................60
         SECTION 6.13      INSURANCE.............................................................................60
         SECTION 6.14      TERMINATION OF AGREEMENTS.............................................................60

ARTICLE VII. COVENANTS OF DALEEN AND ACQUISITION SUB PRIOR TO CLOSING DATE.......................................61
         SECTION 7.1.      ACCESS AND INVESTIGATION..............................................................61
         SECTION 7.2.      DALEEN SPECIAL MEETING; PROXY STATEMENT...............................................61
         SECTION 7.3.      NOTIFICATION..........................................................................61
         SECTION 7.4.      REQUIRED APPROVALS....................................................................61
         SECTION 7.5.      NEGATIVE COVENANTS....................................................................62
         SECTION 7.6.      BEST EFFORTS..........................................................................63
         SECTION 7.7.      NASDAQ LISTING........................................................................63
         SECTION 7.8.      OPERATION OF BUSINESS OF DALEEN.......................................................63
         SECTION 7.9.      NO NEGOTIATION........................................................................64
         SECTION 7.10.     FINANCIAL REPORTING OBLIGATIONS.......................................................64

ARTICLE VIII. CONDITIONS PRECEDENT TO DALEEN'S AND
                ACQUISITION SUB'S OBLIGATION TO CLOSE............................................................64
         SECTION 8.1.      ACCURACY OF REPRESENTATIONS...........................................................65
         SECTION 8.2.      ABILITI'S PERFORMANCE.................................................................65
         SECTION 8.3.      NO INJUNCTION.........................................................................65
         SECTION 8.4       NO PROHIBITION........................................................................65
         SECTION 8.5.      STOCKHOLDER APPROVAL..................................................................65
         SECTION 8.6.      CONSENTS..............................................................................65
         SECTION 8.7.      [INTENTIONALLY OMITTED.]..............................................................65
         SECTION 8.8.      INVESTMENT............................................................................65
         SECTION 8.9.      ADDITIONAL DOCUMENTS..................................................................65
         SECTION 8.10.     NO FILINGS............................................................................66
         SECTION 8.11      WARN ACT..............................................................................66

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
ARTICLE IX. CONDITIONS PRECEDENT TO ABILITI'S
              OBLIGATION TO CLOSE................................................................................67
         SECTION 9.1.      ACCURACY OF REPRESENTATIONS...........................................................67
         SECTION 9.2.      DALEEN'S AND ACQUISITION SUB'S PERFORMANCE............................................67
         SECTION 9.3.      NO INJUNCTION.........................................................................67
         SECTION 9.4       NO PROHIBITION........................................................................67
         SECTION 9.5.      SHAREHOLDER APPROVAL..................................................................67
         SECTION 9.6.      CONSENTS..............................................................................67
         SECTION 9.7.      ADDITIONAL DOCUMENTS..................................................................67
         SECTION 9.8.      NO FILINGS............................................................................68
         SECTION 9.9.      INVESTMENT............................................................................68
         SECTION 9.10.     DELIVERY OF PURCHASE PRICE............................................................68

ARTICLE X. ADDITIONAL COVENANTS..................................................................................69
         SECTION 10.1      EMPLOYEES AND EMPLOYEE BENEFITS.......................................................69
         SECTION 10.2      REMOVING RETAINED ASSETS..............................................................72
         SECTION 10.4      CUSTOMER AND OTHER BUSINESS RELATIONSHIPS.............................................74
         SECTION 10.5      RETENTION OF AND ACCESS TO RECORDS....................................................74
         SECTION 10.6      CONVERSION AND EXERCISE OF PURCHASE PRICE.............................................74
         SECTION 10.7      SARBANES-OXLEY ACT....................................................................75
         SECTION 10.8      UPDATE OF ASSUMED LIABILITIES.........................................................75

ARTICLE XI. TERMINATION..........................................................................................75
         SECTION 11.1.     TERMINATION EVENTS....................................................................75
         SECTION 11.2.     NOTICE OF CERTAIN MATTERS.............................................................75
         SECTION 11.3.     DALEEN'S OR ACQUISITION SUB'S TERMINATION PROCEDURE...................................76
         SECTION 11.4.     ABILITI'S TERMINATION PROCEDURE.......................................................76
         SECTION 11.5.     EFFECT OF TERMINATION.................................................................76

ARTICLE XII. INDEMNIFICATION; REMEDIES...........................................................................76
         SECTION 12.1.     SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE..........................76
         SECTION 12.2.     INDEMNIFICATION AND PAYMENT OF DAMAGES BY ABILITI.....................................77
         SECTION 12.3.     INDEMNIFICATION AND PAYMENT OF DAMAGES BY DALEEN AND ACQUISITION SUB..................77
         SECTION 12.4.     TIME LIMITATIONS......................................................................78
         SECTION 12.5.     LIMITATIONS ON AMOUNT.................................................................78
         SECTION 12.6.     PROCEDURE FOR INDEMNIFICATION - THIRD PARTY CLAIMS....................................80
         SECTION 12.7.     PROCEDURE FOR INDEMNIFICATION - OTHER CLAIMS..........................................81
         SECTION 12.8      NO IMPAIRMENT OF ACQUISITION SUB......................................................81

ARTICLE XIII GENERAL PROVISIONS..................................................................................81
         SECTION 13.1.     [INTENTIONALLY OMITTED.]..............................................................81
         SECTION 13.2.     ABILITI EMPLOYEES; GRANT OF OPTIONS...................................................81

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
         SECTION 13.3.     EXPENSES..............................................................................82
         SECTION 13.4.     PUBLIC ANNOUNCEMENTS..................................................................82
         SECTION 13.5.     FURTHER ASSURANCES....................................................................82
         SECTION 13.6.     CONFIDENTIALITY.......................................................................82
         SECTION 13.7.     [INTENTIONALLY OMITTED.]..............................................................82
         SECTION 13.8.     KNOWLEDGE.............................................................................82
         SECTION 13.9.     NOTICES...............................................................................82
         SECTION 13.10.    WAIVER................................................................................83
         SECTION 13.11.    ENTIRE AGREEMENT AND MODIFICATION.....................................................84
         SECTION 13.12.    DISCLOSURE SCHEDULES..................................................................84
         SECTION 13.13.    ASSIGNMENTS, SUCCESSORS AND NO THIRD-PARTY RIGHTS.....................................84
         SECTION 13.14.    SEVERABILITY..........................................................................84
         SECTION 13.15.    SECTION HEADINGS; CONSTRUCTION........................................................84
         SECTION 13.16.    TIME OF ESSENCE.......................................................................84
         SECTION 13.17.    GOVERNING LAW; ARBITRATION............................................................85
         SECTION 13.18.    COUNTERPARTS..........................................................................85



EXHIBITS:

EXHIBIT A              Daleen Warrant Agreement
EXHIBIT B              Escrow Agreement
EXHIBIT C              Assumption Agreement
EXHIBIT D              Purchase Price Allocation
EXHIBIT E              Abiliti Voting Agreement
EXHIBIT F              Form of Daleen Amended and Restated Certificate of
                         Incorporation
EXHIBIT G              Daleen Voting Agreements
EXHIBIT H              [Intentionally Omitted.]
EXHIBIT I              Investment Agreement
EXHIBIT J              Bill of Sale
EXHIBIT K              Registration Rights Agreement
EXHIBIT L              Legal opinion of Green, Schaaf & Jacobson, P.C.
EXHIBIT M-1 AND M-2    Form of legal opinions of Morris, Manning & Martin, LLP
                         and Blackwell Sanders Peper Martin LLP
EXHIBIT N              Sarbanes-Oxley Act Certificate

                                  DEFINED TERMS


1/01 DEBT..................................6
3/00 DEBT..................................6
ABILITI....................................1
ABILITI ACCOUNTS RECEIVABLE................14
ABILITI ASSET..............................10
ABILITI BALANCE SHEET......................13
ABILITI BUSINESS...........................1
ABILITI CAPITAL STOCK......................12
ABILITI CLOSING DOCUMENTS..................10
ABILITI CORE SOFTWARE......................28
ABILITI CUSTOMER CONTRACTS.................31
ABILITI CUSTOMER SOFTWARE..................29
ABILITI EMPLOYEES..........................16
ABILITI GROUP..............................16
ABILITI INDEMNIFIED PERSONS................77
ABILITI LICENSE AGREEMENT..................28
ABILITI ORGANIZATIONAL DOCUMENTS...........9
ABILITI OWNED SOFTWARE.....................28
ABILITI PLANS..............................17
ABILITI QUALIFIED PLANS....................17
ABILITI SOFTWARE...........................29
ABILITI SOURCE CODE AGREEMENT..............28
ABILITI THIRD PARTY COMPONENTS.............28
ABILITI THIRD PARTY LICENSE AGREEMENT......28
ABILITI VOTING AGREEMENT...................34
ABILITI'S ADVISORS.........................56
ACQUISITION SUB............................1
AGREEMENT..................................1
APPLICABLE LAW.............................6
ASSETS.....................................9
ASSOCIATION................................85
ASSUMED LIABILITIES........................5
ASSUMPTION AGREEMENT.......................5
BEST EFFORTS...............................57
BILL OF SALE...............................66
BREACH.....................................77
BUSINESS NAME..............................7
CHANGE OF CONTROL EVENT....................74
CHANGE OF CONTROL NOTICE...................74
CLOSING....................................7
CLOSING DATE...............................7
COBRA......................................18, 42
CONSENTS...................................11
CONTEMPLATED TRANSACTIONS..................11
CONTRACT...................................23
COPYRIGHTS.................................27
CURRENT MARKET PRICE PER SHARE OF
 COMMON STOCK..............................79
DALEEN.....................................1
DALEEN ACCOUNTS RECEIVABLE.................39
DALEEN ASSETS..............................35
DALEEN BALANCE SHEET.......................38
DALEEN CAP.................................79
DALEEN CAPITAL STOCK.......................4
DALEEN CLOSING DOCUMENTS...................36
DALEEN COMMON STOCK........................4
DALEEN COMMON STOCK WARRANT................4
DALEEN CORE SOFTWARE.......................51
DALEEN CUSTOMER CONTRACTS..................54
DALEEN CUSTOMER SOFTWARE...................51
DALEEN EMPLOYEES...........................41
DALEEN FORM 10-K...........................37
DALEEN GROUP...............................40
DALEEN INDEMNIFIED PERSONS.................77
DALEEN LICENSE AGREEMENT...................51
DALEEN MATERIAL CONTRACTS..................47
DALEEN ORGANIZATIONAL DOCUMENTS............35
DALEEN OWNED SOFTWARE......................51
DALEEN PLANS...............................41
DALEEN QUALIFIED PLANS.....................41
DALEEN REGISTRATION STATEMENTS.............34
DALEEN SERIES F PREFERRED STOCK............4
DALEEN SOFTWARE............................51
DALEEN SOURCE CODE AGREEMENT...............51
DALEEN SPECIAL MEETING.....................34
DALEEN SUB.................................35
DALEEN THIRD PARTY COMPONENTS..............51
DALEEN THIRD PARTY LICENSE AGREEMENT.......51
DALEEN VOTING AGREEMENTS...................56
DALEEN WARRANT AGREEMENTS..................4
DALEEN'S ADVISORS..........................56

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DAMAGES....................................77
DEDUCTIBLE.................................78
DISTRIBUTOR................................28
EFFECTIVE TIME.............................7
ENCUMBRANCE................................14
ENVIRONMENTAL LAWS.........................25
ERISA......................................16
ESCROW AGREEMENT...........................4
ESCROW SHARES..............................4
EXCHANGE ACT...............................13
FAMILY.....................................33
FORM S-3...................................34
GAAP.......................................13
GOVERNMENTAL AUTHORIZATION.................11
GOVERNMENTAL BODY..........................11
HAZARDOUS SUBSTANCES.......................25
I.R.C......................................16
INDEMNIFIED PERSONS........................77
INDEMNIFYING PERSON........................80
INITIAL CONSIDERATION......................4
INTANGIBLES................................27
INVESTMENT AGREEMENT.......................65
KNOWLEDGE..................................82
LEASED PERSONAL PROPERTY...................9
LEASED REAL PROPERTY.......................9
LEGAL REQUIREMENT..........................11
LIABILITY..................................5
MANAGEMENT RETENTION AGREEMENTS............3
MANAGEMENT RETENTION PLAN..................3
MASKWORKS..................................27
MATERIAL ADVERSE EFFECT....................9
MATERIAL CONTRACTS.........................23
MATERIAL INTEREST..........................33
MGBCL......................................6
OPTION PLANS...............................12
ORDER......................................20
ORDINARY COURSE OF BUSINESS................14
OTHER ABILITI SOFTWARE.....................29
OTHER DALEEN SOFTWARE......................51
PATENTS....................................27
PERSON.....................................10
PERSONAL PROPERTY..........................9
PERSONAL PROPERTY LEASES...................9
PRICEWATERHOUSE............................13
PROCEEDING.................................20
PROXY STATEMENT............................34
PURCHASE...................................1
PURCHASE PRICE.............................4
PURCHASED ASSETS...........................1
REAL PROPERTY..............................9
REAL PROPERTY LEASES.......................9
RECORDS....................................69
REGISTRATION RIGHTS AGREEMENT..............66
REGISTRATIONS..............................28
RELATED PERSON.............................33
RESERVED CASH..............................4
RETAINED ASSETS............................2
RETAINED CONTRACTS.........................3
RETAINED LIABILITIES.......................5
SEC........................................13
SEC REPORTS................................37
SECURITIES ACT.............................34
SHAREHOLDERS...............................12
SOFTWARE...................................26
TAX........................................16
TAXES......................................16
TRADEMARKS.................................27
TRADING DAY................................80
TRANSACTION AGREEMENTS.....................3

                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT ("AGREEMENT") is made as of October 7, 2002, by and among DALEEN TECHNOLOGIES, INC., a Delaware corporation ("Daleen"), DALEEN SOLUTIONS, INC., a Delaware corporation ("ACQUISITION SUB"), and ABILITI SOLUTIONS, INC., a Missouri corporation ("ABILITI").

                                    RECITALS:

         A. Abiliti is engaged in the business of providing operations and business support software systems to ensure revenue optimization, including event management, billing and rating software (the business of Abiliti and its subsidiaries as currently conducted and as proposed to be conducted is referred to herein as the "ABILITI BUSINESS").

         B. Daleen and Acquisition Sub desire to purchase and Abiliti desires to sell the Purchased Assets (as hereinafter defined in Section 1.1) used in connection with the operation of the Abiliti Business (the "PURCHASE").

         C. The parties hereto desire to cause the Purchase to be effected on the terms and conditions hereinafter set forth, subject only to the limitations and exclusions contained in this Agreement.

                                    AGREEMENT

         In consideration of the foregoing and the mutual agreements contained herein (the receipt and adequacy of which are hereby acknowledged), the parties, intending to be legally bound, agree as follows:

                                   ARTICLE I.
                         PURCHASE AND SALE TRANSACTIONS

Section 1.1. Purchase and Sale of the Purchased Assets. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined in Section 1.10) and effective as of the Effective Time (as defined in
Section 1.10), Abiliti shall sell, convey, assign, deliver and transfer to Acquisition Sub, free and clear of any Encumbrances (as defined in Section 4.6, and excluding Encumbrances listed on SCHEDULE 1.1), and Acquisition Sub shall purchase and acquire from Abiliti, free and clear of all Encumbrances (excluding Encumbrances listed on SCHEDULE 1.1), all of Abiliti's right, title and interest in and to all of Abiliti's properties and assets of every kind, nature and description existing on the Closing Date (as defined in Section 1.10), wherever such assets are located and whether real, personal or mixed, tangible or intangible, in electronic form or otherwise, and whether or not any of such assets have any value for accounting purposes or are carried or reflected on or specifically referred to in its books or financial statements (except those assets specifically excluded pursuant to Section 1.2), which assets shall include, without limitation, the following (collectively, the "PURCHASED ASSETS"):

         (a) All of Abiliti's tangible Assets (as defined in Section 4.1(d)), including equipment, inventories, supplies, work-in-process, finished goods, office furniture, office equipment and supplies, computer hardware and software, leasehold improvements and vehicles wherever located and whether or not obsolete or carried on Abiliti's books of account;

         (b) All of Abiliti's cash and cash in banks (other than Reserved Cash, as defined in Section 1.2(h)), cash equivalents, bank and mutual fund accounts, trade and other notes and accounts receivable, deposits, investments, securities, advance payments, rental deposits, security deposits, lock boxes, prepaid items and expenses, claims, deferred charges, rights of offset and credits and claims for refund;

         (c) All of Abiliti's books, records, manuals, documents, books of account, correspondence, sales and credit reports, customer lists, literature, brochures, advertising material and the like;

         (d) All of Abiliti's rights under leases for real or personal property, including Real Property, Personal Property, Personal Property Leases, Real Property Leases (as such terms are defined in Section 4.1(d)) and all of Abiliti's rights under all other leases, Contracts (as defined in Section 4.17(a)), agreements and purchase and sale orders;

         (e) All of Abiliti's claims, choses in action, causes of action and judgments, except as the same may relate to any Retained Liability (as defined in Section 1.7);

         (f) All of Abiliti's intangible rights and property, including goodwill, rights in and to tradenames, trademarks, fictitious names, logos, copyrights or service mark, or any variant of any of them, other than the name "ABILITI," and in any other trade secrets, Software (as defined in Section 4.22(a)), inventions and any applications therefor or registrations thereof, going concern value, telephone, telephony, domain names and email addresses, and any other forms of intellectual property, including, without limitation, in each case all goodwill related thereto;

         (g) All insurance benefits, including rights and proceeds, arising from or relating to the Purchased Assets and the Assumed Liabilities (as defined in Section 1.6 and specified on SCHEDULE 1.6); and

         (h)      All of Abiliti's rights to the Abiliti Business.

         Notwithstanding the foregoing, the transfer of the Purchased Assets pursuant to this Agreement shall not include the assumption of any Liability (as defined in Section 1.6) related to the Purchased Assets other than the Assumed Liabilities.

Section 1.2. Retained Assets. Notwithstanding anything to the contrary contained in Section 1.1 or elsewhere in this Agreement, the following Abiliti Assets (as defined in Section 4.1(d)) (collectively, the "RETAINED ASSETS") are not part of the Purchase contemplated hereunder, are excluded from the Purchased Assets, and shall remain the property of Abiliti after the Closing:

         (a) The consideration to be delivered to Abiliti pursuant to this Agreement;

         (b) Abiliti's other rights under this Agreement, the Daleen Warrant Agreement (as defined in Section 1.3), the Escrow Agreement (as defined in 1.4), the Bill of Sale (as defined in Section 8.9), the Assumption Agreement (as defined in Section 1.6), the Registration Rights

Agreement (as defined in Section 8.9) and any other Abiliti Closing Document (as defined in Section 4.2) or Daleen Closing Document (as defined in Section 5.2) (collectively, the "TRANSACTION AGREEMENTS");

         (c) Abiliti's original (i) minute books, stock book, seal and records having exclusively to do with the corporate organization and capitalization of Abiliti; and (ii) the documents related to the Retained Assets or the Retained Liabilities; provided, however, that Abiliti shall provide Daleen with true, correct and complete copies of the materials listed in clause
(i) and shall provide Daleen with reasonable access during normal business hours to the materials listed in clause (ii) to the extent not subject to attorney-client privilege;

         (d) All right, claims, choses in action, causes of action and judgments in respect of any Retained Liability and in any Contract related thereto, and rights under and proceeds of insurance policies in respect of the same;

         (e)      Abiliti's rights under:

                  (i) the Investors Rights Agreement, as amended, dated as of December 7, 1998, by and among Abiliti and certain of its shareholders that are a party thereto;

                  (ii) the Series A Stock Purchase Agreement, dated as of December 7, 1998, by and among Abiliti and certain of its shareholders that are a party thereto;

                  (iii) the Series A Stock Purchase Agreement, dated as of March 4, 1999, by and among Abiliti and certain of its shareholders that are a party thereto;

                  (iv) each of the Management Retention Agreements, as amended (the "MANAGEMENT RETENTION AGREEMENTS"), with Abiliti and certain of its executives and employees, and the Management Retention Plan under which these were granted (the "MANAGEMENT RETENTION PLAN");

                  (v) the First Amended and Restated Voting Agreement, dated March 4, 1999, by and among certain of Abiliti's shareholders that are a party thereto;

                  (vi) the Supplemental Voting Agreement, dated as of May 18, 2000, by and among certain of Abiliti's shareholders that are a party thereto;

                  (vii) the Supplemental Voting Agreement, dated as of October 7, 2002, by and among Abiliti, HarbourVest Partners V--Direct Fund L.P., HarbourVest Partner VI--Direct Fund L.P., Behrman Capital II, L.P., and Strategic Entrepreneur Fund II, L.P.; and

                  (viii) the options on and warrants to purchase Abiliti Capital Stock (as defined in Section 4.3) and Contracts in respect of the same (collectively with the Contracts described in the preceding clauses (i) through (vii) inclusive, the "RETAINED CONTRACTS");

         (f) All Contracts with Abiliti Employees, the Abiliti Plans and the Abiliti Qualified Plans (as such terms are defined in Section 4.13), subject to Section 10.1;

         (g) All rights and obligations under, and all Liabilities relating to, or otherwise arising from, Contracts regarding indebtedness of Abiliti, including without limitation the 3/00 Debt and the 1/01 Debt (as such terms are defined in Section 1.7(b)), and all obligations under Contracts regarding any issuance of securities by Abiliti;

         (h) cash in an amount equal to $625,000 (such amount, as adjusted pursuant to Section 10.1(c) and as set forth in SCHEDULE 1.2, the "RESERVED CASH"); and

         (i) All stock or other securities that Abiliti owns or has the right to acquire in or with respect to any other Person (as defined in Section 4.1(d)).

Section 1.3.      Initial Consideration.

         The consideration delivered at Closing to Abiliti in respect of the Purchased Assets (the "INITIAL CONSIDERATION") will be:

         (i) Ten million three hundred forty-two thousand nine hundred twenty-two (10,342,922) shares of common stock, $0.01 par value per share of Daleen ("DALEEN COMMON STOCK"), issued to and in the name of Abiliti;

         (ii) One hundred four thousand one hundred thirteen (104,113) shares of Series F Convertible Preferred Stock, $0.01 par value per share, of Daleen (the "DALEEN SERIES F PREFERRED STOCK"; together with the Daleen Common Stock, the "DALEEN CAPITAL STOCK"), issued to and in the name of Abiliti; and

         (iii) a warrant to acquire an aggregate of five million ninety-nine thousand four hundred sixty-two (5,099,462) shares of Daleen Common Stock at an exercise price of $0.906 per share (a "DALEEN COMMON STOCK WARRANT") with the terms set forth in a warrant agreement in substantially the form attached hereto as EXHIBIT A (a "DALEEN WARRANT AGREEMENT").

Section 1.4. Escrow; Purchase Price. Subject to the terms and conditions set forth in the escrow agreement in substantially the form attached hereto as EXHIBIT B (the "ESCROW AGREEMENT"), at the Closing Daleen shall deliver to the Escrow Agent (as defined in the Escrow Agreement), in the aggregate, (i) one million one hundred forty-nine thousand two hundred fourteen (1,149,214) shares of Daleen Common Stock; (ii) eleven thousand five hundred sixty-eight (11,568) shares of Daleen Series F Preferred Stock; and (iii) a Daleen Warrant Agreement to acquire five hundred sixty-six thousand six hundred seven (566,607) shares of Daleen Common Stock ((i), (ii) and (iii) collectively, the "ESCROW SHARES" and together with the Initial Consideration, the "PURCHASE PRICE"), to and in the name of Abiliti, to be held in the manner described in the Escrow Agreement.

Section 1.5. Adjustments. In the event Daleen changes the number of shares of Daleen Common Stock, Daleen Series F Preferred Stock or Daleen Common Stock Warrants issued and outstanding as a result of a stock split, stock dividend, reverse stock split or similar recapitalization and the record date therefore (in the case of a stock dividend or other such recapitalization for which a record date is established) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Closing Date, the number of shares of Daleen Common Stock and Daleen Series F Preferred

Stock to be issued to Abiliti pursuant to the preceding Sections 1.3 and 1.4, and the number of shares of Daleen Common Stock issuable upon exercise of the Daleen Common Stock Warrants to be issued to Abiliti pursuant to the preceding Sections 1.3 and 1.4 and the exercise price of such Daleen Common Stock Warrants, shall be adjusted appropriately, it being understood that, in the case of the Daleen Series F Preferred Stock, such adjustments shall be calculated on an as if converted basis.

         In the event the number of issued and outstanding shares of Daleen Common Stock is reduced below 22,984,272, or the number of issued and outstanding shares of Daleen Series F Preferred Stock is reduced below 231,362, as a result of a repurchase, redemption or other acquisition or cancellation of such securities by Daleen described on SCHEDULE 7.5(B) hereto, and the effective date thereof shall be prior to the Closing Date, the number of shares of Daleen Common Stock to be issued to Abiliti pursuant to the preceding Sections 1.3 and
1.4 (in the case of Daleen's cancellation, repurchase, redemption or other acquisition of Daleen Common Stock), and the number of shares of Daleen Series F Preferred Stock to be issued to Abiliti pursuant to the preceding Sections 1.3 and 1.4 (in the case of Daleen's cancellation, repurchase, redemption or other acquisition of Daleen Series F Preferred Stock), shall be reduced by the number of shares of Daleen Common Stock and/or Daleen Series F Preferred Stock, as the case may be, so cancelled, repurchased, redeemed or otherwise acquired.

Section 1.6. Assumed Liabilities. On the Closing Date, but effective upon the Effective Time, Acquisition Sub shall, pursuant to an assignment and assumption agreement substantially in the form of EXHIBIT C (the "ASSUMPTION AGREEMENT"), assume and agree to discharge only the Liabilities of Abiliti as listed on SCHEDULE 1.6 (collectively, the "ASSUMED LIABILITIES"). As used in this Agreement, "LIABILITY" shall mean, with respect to any Person (as defined in Section 4.1(d)) or any property of such Person, any liability or obligation of such Person of any nature, character or kind whatsoever, whether or not due or to become due, accrued or unaccrued, fixed, absolute, contingent, matured, liquidated, asserted, conditional, secondary, potential, determined, determinable or contingent and whether or not incurred directly by such Person or by any predecessor of such Person, and whether or not arising out of any act, omission, transaction, circumstance, sale of goods or service, set off, recoupment, counterclaim or otherwise.

Section 1.7. Retained Liabilities. Acquisition Sub and Daleen shall not assume, and Abiliti shall have sole responsibility of and shall retain, pay and discharge in due course every Liability of Abiliti, whether known or unknown, now existing or hereafter arising, contingent or liquidated, including without limitation, Liabilities that affect or otherwise relate to the Abiliti Business or the Purchased Assets, and Daleen and Acquisition Sub shall not assume or in any way be liable or responsible for any such Liability by virtue of its purchase of the Purchased Assets or otherwise, other than the Assumed Liabilities (the "RETAINED LIABILITIES"), including without limitation
Liabilities:

         (a) under, arising out of or in respect of the Transaction Agreements, including pursuant to Section 13.3 hereof, or any challenge to the Purchase or other Contemplated Transactions (as defined in Section 4.2(b)) by any shareholder of Abiliti, including without limitation, all obligations of Abiliti pursuant to Article XII below;

         (b) under, arising out of or in any way in respect of (i) the outstanding convertible promissory notes, dated March 16, 2000, of Abiliti, in the aggregate amount of $7.5 million plus all accrued and unpaid interest, penalties or other amounts owed thereon (the "3/00 DEBT") or (ii) the outstanding convertible promissory notes, dated January 17, 2001, of Abiliti, in the aggregate amount of $4.5 million plus all accrued and unpaid interest, penalties or other amounts owed thereon (the "1/01 DEBT");

         (c)      under, arising out of or in respect of any Retained Asset;

         (d) related to the distribution by Abiliti to any of its creditors or shareholders of the consideration received by Abiliti hereunder;

         (e) related to income, capital gains or other similar Taxes (as defined in Section 4.11), if any, of Abiliti arising out of the Contemplated Transactions;

         (f) related to, arising out of or in respect to Abiliti's ownership or operation of Network Strategies, Inc. (as described in Section 4.1(c) hereof);

         (g) related to or based upon Abiliti's acts or omissions occurring after the Closing Date; or

         (h) related to, arising out of or in respect to the agreements set forth in Section 1.2(e) or the matters set forth on SCHEDULE 1.7(H) hereto.

Section 1.8. Allocation. The Purchase Price shall be allocated in accordance with EXHIBIT D. After the Closing, the parties shall make consistent use of the allocation, fair market value and useful lives specified in EXHIBIT D for all Tax purposes and in all filings, declarations and reports with the Internal Revenue Service (the "IRS") in respect thereof, including the reports required to be filed under Section 1060 of the I.R.C. (as defined in Section 4.11). Acquisition Sub shall prepare and deliver IRS Form 8594 to Abiliti within forty-five (45) days after the Closing Date to be filed with the IRS. In any Proceeding (as defined in Section 4.15) related to the determination of any Tax, neither Acquisition Sub nor Abiliti shall contend or represent that such allocation is not a correct allocation.

Section 1.9. Shareholder Approval. The Purchase shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Abiliti, Daleen and Acquisition Sub, and is subject to approval by the stockholders of Daleen and the shareholders of Abiliti, as required by Applicable Law, including the Missouri General Business Corporation Law (the "MGBCL") and the Delaware General Corporation Law. As used in this Agreement, "APPLICABLE LAW" means all applicable Legal Requirements (as defined in Section 4.2(b)) and Orders (as defined in Section 4.15(b)), including, without limitation, all applicable rules and regulations of any self-regulatory organization.

Section 1.10. Time and Place of Closing. The closing of the transactions contemplated hereby (the "CLOSING") will take place at the offices of Morris, Manning & Martin, L.L.P., 1600 Atlanta Financial Center, 3343 Peachtree Road, N.E., Atlanta, Georgia 30326 at 10:00 a.m. (local time) on the date to be specified by the parties, which shall be no later than the third (3rd) business day after satisfaction or waiver of the conditions precedent to the Purchase as set forth herein (the "CLOSING DATE"). The Closing shall be deemed effective at 12:01 a.m. on the Closing Date (the "EFFECTIVE TIME"). Subject to the provisions of Article XI, failure to consummate the Purchase provided for in this Agreement on the date and time and at the place determined pursuant to this Section 1.10 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

Section 1.11. Closing Obligations. At the Closing: (a) Abiliti will deliver to Daleen and Acquisition Sub the documents referenced in Article VIII hereof; and
(b) Daleen and Acquisition Sub will deliver to Abiliti the documents and consideration referenced in Article IX hereof.

                                   ARTICLE II.
           LIMITATIONS ON DISSOLUTION OF ABILITI; CERTAIN TAX MATTERS

Section 2.1. Limitations on Dissolution of Abiliti. Abiliti shall not file Articles of Dissolution or otherwise dissolve pursuant to Section 351.468 of the MGBCL prior to the date that is one year after the Closing Date. In the event Abiliti elects to dissolve pursuant to the MGBCL, such statutory dissolution shall be fully in accordance with Section 351.464 of the MGBCL and with the effects set forth in Section 351.476 of the MGBCL, including, without limitation, the discharge, or the making of provision for discharge, of all Liabilities that are not Assumed Liabilities prior to the distribution of its remaining Assets, if any, to holders of Abiliti Capital Stock. Such statutory dissolution shall have been approved by the Board of Directors and shareholders of Abiliti in accordance with Section 351.464 of the MGBCL. Abiliti shall not distribute any of its Assets to its shareholders (in dissolution, by dividend or otherwise) prior to satisfying or making provision to satisfy its creditors in accordance with Applicable Law (provided, however, that the foregoing restriction shall not apply to any payment ordered by a Missouri or Federal court pursuant to Section 351.405 of the MGBCL).

Section 2.2. Abiliti Name. Simultaneous with the Closing, Abiliti shall change its name to a name that does not contain the word "Abiliti" or derivatives thereof (the Abiliti name and such derivatives, the "BUSINESS NAME"). From and after the Closing Date, Daleen shall have the right to use the Business Name in connection with its use and operation of the Purchased Assets, whether by itself or in combination with other words, for a period of one year from and after the Closing Date, during which time Abiliti shall not use the Business Name.

Section 2.3.      Taxes of Abiliti.

         (a) Any general property Tax assessed against or pertaining to the Purchased Assets for the taxable period that includes the Closing Date shall be prorated between Daleen and Abiliti as of the Closing Date, except to the extent such Taxes are Assumed Liabilities. In the event the amount of any such general property Tax cannot be ascertained as of the Closing Date, pro-ration shall be made on the basis of the preceding year, and to the extent that any such pro-ration or accrual may be inaccurate Abiliti and Daleen agree to make such payment to the other after the Tax statements have been received as are necessary to allocate such general property Tax properly between Abiliti and Daleen as of the Closing Date.

         (b) Except as otherwise provided in this Agreement, all amounts payable with respect to utility charges and other items of expense attributable to the conduct of the Abiliti Business shall be prorated as of the Closing Date to the extent the charges and expenses cannot be identified as to the Person who received the benefits to which such charges and expenses relate, except to the extent such expenses are Assumed Liabilities. To the extent such amounts are estimated at Closing and such pro-rations are inaccurate, Abiliti and Daleen agree to make such payment to the other after such amounts are correctly computed that is necessary to allocate such charges properly between Abiliti and Daleen as of the Closing Date.

         (c) Daleen shall pay any and all recording, filing or other fees relating to the conveyance or transfer of the Purchased Assets from Abiliti to Acquisition Sub, other than Retained Liabilities.

                                  ARTICLE III.
                     TITLE AND RISK OF LOSS; FURTHER ACTION

Section 3.1. Pre-Closing Casualty to Assets. In the event of any loss, damage or destruction of or to the Purchased Assets due to theft, expropriation, seizure, destruction, damage, fire, earthquake, flood, lightning, storm, hurricane, or other cause or casualty until title thereto is passed to the Acquisition Sub at the Closing, at the Closing Abiliti shall assign any insurance proceeds and other compensation and any other rights thereto to Daleen and Acquisition Sub and shall reasonably cooperate with Daleen and Acquisition Sub in collecting all insurance proceeds and other compensation with respect thereto.

Section 3.2. Taking of Necessary Action; Further Action. Each of the parties hereto will take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Purchase in accordance with this Agreement as promptly as practicable. If, at any time after the Closing Date, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest Acquisition Sub with full right, title and possession to the Purchased Assets, or to effectuate the assumption by Acquisition Sub of the Assumed Liabilities, the officers and directors of Abiliti, Daleen and Acquisition Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary reasonable action.

                                   ARTICLE IV.
                    REPRESENTATIONS AND WARRANTIES OF ABILITI

         Abiliti represents and warrants to Daleen and Acquisition Sub as follows:

Section 4.1.      Organization and Good Standing.

         (a) SCHEDULE 4.1 contains a complete and accurate list of Abiliti's jurisdiction of incorporation and other jurisdictions in which it is authorized to do business. Abiliti is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct the Business as it is now being conducted, to own or use the Abiliti Assets, and to perform all its obligations under any Contract to which Abiliti is a party. Abiliti is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect on Abiliti. For purposes of this Agreement, "MATERIAL ADVERSE EFFECT" means a material adverse effect on a party to this Agreement and its subsidiaries or on the business, operations, assets or financial condition of such party and its subsidiaries, taken as a whole, or on the ability of such party to consummate the Contemplated Transactions.

         (b) Abiliti has delivered to Daleen true and correct copies of its Articles of Incorporation and Bylaws (the "ABILITI ORGANIZATIONAL Documents") and of its minute books and stock records, each as currently in effect, provided that minutes related to discussions about the Purchase and the Contemplated Transactions and other business combinations or strategic transactions have not been delivered or made available.

         (c) Abiliti has and has had no subsidiaries or investments in any other corporations or businesses other than Network Strategies, Inc., a California corporation that does not have and has never had any operations, Liabilities or Assets, and is not in good standing. Abiliti owns, and at all times has owned beneficially and of record, all of the issued and outstanding equity securities of Network Strategies, Inc. Abiliti has delivered to Daleen true and correct copies of the Articles of Incorporation of Network Strategies, Inc. Network Strategies, Inc. has no bylaws and has had no meetings of, or actions taken by consent of, its directors (if any) or shareholders since inception.

         (d) For purposes of this Agreement, "ASSETS" means, in respect of a Person, all of the assets, properties and rights of such Person and its subsidiaries, if any, including, without limitation, the following assets, properties and rights: (i) all land, structures, improvements, fixtures, rights of way, uses, easements, licenses, hereditaments, tenements and appurtenances belonging or appertaining thereto (the "REAL PROPERTY"); (ii) all machinery, operating equipment and supplies, office equipment and supplies, computer hardware and software and other tangible personal property of every kind and nature owned or used by such Person in or relating to such Person's Business (the "PERSONAL PROPERTY"); (iii) all rights and incidents of interest of such Person in and to (A) the leases relating to tangible personal property leased by such Person from third parties (the "PERSONAL PROPERTY LEASES"), and (B) the tangible personal property leased pursuant thereto (the "LEASED PERSONAL PROPERTY"); (iv) all rights and incidents of interest of such Person in and to
(A) the leases relating to real property leased by such Person from third parties (the "REAL PROPERTY LEASES"), and (B) the real property leased pursuant thereto (the "LEASED REAL PROPERTY"); (v) all of such Person's inventory held for resale and all finished goods, raw materials, work in progress, wrapping, supply and packaging items and similar items owned by such Person on the Closing Date used in or relating to such Person's Business, in each case wherever the same may be located; (vi) all work in progress, including, without limitation, work in progress which has not yet been billed to a customer, owned by such Person on the Closing Date; (vii) all of such Person's right, title and interest in and to (A) its customer accounts, and (B) the outstanding Contracts relating to the customer accounts; (viii) all of such Person's right, title and interest in and to its Software and Intangibles (as defined in Section

4.22(a)), trade secrets, franchises, know-how, inventions, designs, specifications, plans, drawings and intellectual property rights (all as more particularly described in Section 4.22); (ix) all permits issued or granted to such Person by any Governmental Body (as defined in Section 4.2(b)); (x) all books, files, documents, sales literature, customer lists, customer records, operating records, employee personnel files, computer programs, instructions, advertising materials, dealer and distributor lists and other records of such Person and/or its subsidiaries; (xi) any deposits, prepayments, unbilled costs and fees, accounts, notes and other receivables and claims, causes of action, choses in action, rights of recovery, refunds, rights of set-off and rights of recoupment; (xii) all of such Person's right, title and interest in and to the Contracts not previously set forth in this definition; (xiii) all accounts receivable of such Person; (xiv) all cash and all bank accounts and brokerage accounts and similar accounts and cash equivalents, including deposits in transit, of such Person; (xv) all of such Person's right, title and interest in and to its name and trademarks, trade names, domain names and service marks related thereto; and (xvi) all other properties, assets, rights and interests of every kind and description, wherever located, of such Person. For purposes of this Agreement, (a) "ABILITI ASSET" means all of the Assets of Abiliti or any of its subsidiaries and (b) "PERSON" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

Section 4.2.      Authority; No Conflict.

         (a) Abiliti has full corporate power and authority to execute and deliver this Agreement and each of the Abiliti Closing Documents to be executed and delivered by Abiliti as set forth herein and to perform its obligations under this Agreement and the Abiliti Closing Documents. With respect to the approval of this Agreement and the consummation of the Contemplated
Transactions: (a) no less than 66 2/3% of the outstanding votes entitled to be cast by all holders of Abiliti Capital Stock is required under Applicable Law to approve this Agreement and the consummation of the Purchase, and (b) shareholders holding shares of Abiliti Capital Stock which represent at least 66 2/3% of the outstanding votes entitled to be cast by all holders of Abiliti Capital Stock have entered into an Abiliti Voting Agreement (as defined in Section 4.32 below) to authorize and approve, among other things, the Purchase. This Agreement constitutes the legal, valid, and binding obligation of Abiliti, enforceable against Abiliti in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws relating to creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Upon the execution and delivery by Abiliti of the Abiliti Closing Documents, the Abiliti Closing Documents will constitute the legal, valid, and binding obligations of Abiliti, enforceable against Abiliti in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws relating to creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). As used in this Agreement, the "ABILITI CLOSING DOCUMENTS" means each agreement, certificate or other instrument required to be executed and delivered at Closing by Abiliti pursuant to Section 8.9.

         (b) Except as set forth in SCHEDULE 4.2, neither the execution and delivery of this Agreement nor the consummation or performance by Abiliti of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                  (i) Contravene, conflict with, or result in a violation of (A) any provision of the Abiliti Organizational Documents; or (B) any resolution adopted by the Board of Directors or the Shareholders (as defined in Section 4.3) of Abiliti;

                  (ii) Contravene, conflict with, or result in a violation of, or give any governmental body (whether federal, state, local, municipal, foreign, or other government, or governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal, and any self-regulatory organization) (each, a "GOVERNMENTAL BODY")) or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under any legal requirement (including any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute or treaty, or any rule or regulation of any Governmental Body (each, a "LEGAL REQUIREMENT")) or any Order to which Abiliti or any of the Abiliti Assets may be subject;

                  (iii) Contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify any governmental authorization (including any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement (each, a "GOVERNMENTAL AUTHORIZATION")) that is held by Abiliti or that otherwise relates to the Abiliti Business or any of the Abiliti Assets;

                  (iv) Cause Abiliti to become subject to, or to become liable for the payment of, any Taxes;

                  (v) Contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Material Contract (as defined in Section 4.17(a)) to which Abiliti is a party or to which it or the Abiliti Assets are bound; or

                  (vi) Result in the imposition or creation of any material Encumbrance upon or with respect to any of the Abiliti Assets.

         (c) Except as set forth in SCHEDULE 4.2, Abiliti will not be required to give notice or obtain any Consents from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions. For purposes of this Agreement, "CONSENTS" means any approvals, consents, ratifications, waivers or other authorizations (including any Governmental Authorizations).

         (d) For purposes of this Agreement, "CONTEMPLATED TRANSACTIONS" means, collectively, the transactions contemplated by this Agreement, including:
(i) the Purchase; (ii)
the execution and delivery of the Daleen Common Stock Warrant Agreements, the Escrow Agreement, the Abiliti Voting Agreements, the Daleen Voting Agreements, the Employment Agreements and the Registration Rights Agreement; (iii) consummation of the Investment (as defined in Section 8.8); (iv) the performance by Daleen, Acquisition Sub and Abiliti of their respective covenants and obligations under this Agreement and the agreements set forth in subparagraph
(ii); and (viii) Acquisition Sub's ownership of the Purchased Assets and exercise of control over the Abiliti Business after the Closing Date.

Section 4.3. Capitalization. The authorized capital stock of Abiliti consists of (a) five hundred ninety million (590,000,000) shares of common stock, $0.00005 par value per share, of which six million three hundred thirty-six thousand seven hundred ninety-four (6,275,256) shares are issued and outstanding; and (b) ten million (10,000,000) shares of preferred stock, $0.00005 par value per share, of which (i) two million seven hundred ninety-two thousand eight hundred nineteen (2,792,819) shares are designated as Abiliti Series A Preferred Stock (with two million seven hundred ninety-two thousand eight hundred nineteen (2,792,819) shares issued and outstanding); and (ii) three million five hundred thousand (3,500,000) shares are designated as Abiliti Series B Preferred Stock (with one million three hundred twenty-eight thousand three hundred eighty-three (1,328,383) shares issued and outstanding) (collectively, the "ABILITI CAPITAL STOCK"). All of the issued and outstanding shares of Abiliti Capital Stock are held of record and owned by the Persons (collectively, the "SHAREHOLDERS") and in the amounts set forth on SCHEDULE 4.3. All of the outstanding equity securities of Abiliti have been duly authorized and validly issued and are fully paid and nonassessable. Other than as set forth on SCHEDULE 4.3, Abiliti is not a party to any Contract relating to the issuance, sale, or transfer of any equity securities or other securities of Abiliti. SCHEDULE 4.3 sets forth a true and accurate description of each Contract relating to the issuance, sale or transfer of any equity securities or other securities of Abiliti including, without limitation, in the case of options, warrants or other rights of any Person to acquire such securities, the name of the holder of such rights, the number and type of securities underlying such rights, the exercise, purchase or conversion price thereof, the voting provisions and the expiration date, including any provision applicable upon a change of control in other transactions involving Abiliti. Except as set forth on SCHEDULE 4.3, Abiliti does not own, nor does it have any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business. Except as disclosed on SCHEDULE 4.3, (i) there are no stock appreciation rights, options, warrants, conversion privileges or pre-emptive or other rights or agreements outstanding to purchase or otherwise acquire any Abiliti Capital Stock or other securities;
(ii) there are no options, warrants, conversion privileges or pre-emptive or other rights or agreements to which Abiliti is a party involving the purchase or other acquisition of any securities of any other Person; (iii) there is no liability for dividends accrued, but unpaid; and (iv) there are no voting agreements, rights of first refusal or other restrictions (other than normal restrictions on transfer under applicable federal and state securities laws) applicable to any of Abiliti's outstanding securities. With respect to the stock options identified on SCHEDULE 4.3, each of (A) the 1997 Options (as defined in SCHEDULE 4.3) were granted pursuant to an agreement in the form of Annex A to
SCHEDULE 4.3, (B) the 1998 Plan Options (as defined in SCHEDULE 4.3) were granted pursuant to the 1998 Plan (as defined in SCHEDULE 4.3) attached as Annex B to SCHEDULE 4.3 and an agreement in the form of Annex C to SCHEDULE 4.3, and
(C) the Quick Options (as defined in SCHEDULE 4.3) were granted pursuant to the agreement attached as Annex D to SCHEDULE 4.3 (the 1997 Options and the 1998 Plan hereinafter are referred to collectively as the "OPTION PLANS").

Section 4.4. Financial Statements. Abiliti has delivered to Daleen and Acquisition Sub (a) the audited balance sheets of Abiliti as at December 31, 1999, 2000 and 2001, and the related audited statements of income, changes in shareholders' equity, and cash flow for each of the fiscal years then ended, together with the report thereon of PricewaterhouseCoopers, LLP ("PRICEWATERHOUSE"), its independent auditors; and (b) the unaudited balance sheet of Abiliti as of March 31, 2002 (the "ABILITI BALANCE SHEET"), and the related statement of income for the three (3) month period then ended. Such financial statements and notes fairly present the financial condition and the results of operations, changes in shareholders' equity, and cash flow of Abiliti as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP (as defined below), subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the last audited statement); the financial statements referred to in this Section 4.4 reflect the consistent application of such accounting principles throughout the periods involved. No financial statements of any Person other than Abiliti are required by GAAP to be included in the financial statements of Abiliti. Pricewaterhouse has conducted any necessary review of Daleen and has agreed in writing that it will provide consents to the inclusion or incorporation by reference of the audited financial statements of Abiliti referenced above and Pricewaterhouse's audit report related thereto, in the event reasonably requested by Daleen to do so, in connection with any filings by Daleen with the U.S. Securities and Exchange Commission (the "SEC"), including the Daleen Registration Statements (as defined in Section 4.29). For purposes of this Agreement, "GAAP" means generally accepted United States accounting principles, applied on a consistent basis.

Section 4.5. Books and Records. The books of account, stock record books, and other records of Abiliti, true and complete copies of all of which have been delivered to Daleen, are complete and correct in all material respects and have been maintained in all material respects in accordance with sound business practices and the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") (regardless of whether or not Abiliti is subject to that section), including the maintenance of an adequate system of internal controls. With respect to the minute books of Abiliti, Abiliti has taken no material action not reflected in the minutes.

Section 4.6. Title to Properties; Encumbrances. Neither Abiliti nor any subsidiary of Abiliti owns any Real Property. SCHEDULE 4.6 contains a list of all Leased Real Property or other interests in Real Property owned by Abiliti or its subsidiaries. Except as set forth in SCHEDULE 4.6, Abiliti and its subsidiaries own all the properties and Assets (whether real, personal, or mixed and whether tangible or intangible) that Abiliti and its subsidiaries purport to own or reflected as owned in the books and records of Abiliti, including all of the properties and Assets reflected in the Abiliti Balance Sheet (except for Assets held under capitalized leases disclosed in SCHEDULE 4.6 and personal property sold since the date of the Abiliti Balance Sheet in the Ordinary Course of Business (as defined below)), and all of the properties and Assets purchased or otherwise acquired by Abiliti since the date of the Abiliti Balance Sheet (except for property, inventory and other Assets acquired, sold, consumed or disposed of since the date of the Abiliti Balance Sheet in the Ordinary Course of Business). Except as set forth on SCHEDULE 4.6, all properties and Assets reflected in the Abiliti Balance Sheet are free and clear of any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership other than restrictions on transfer under federal or state securities laws (each, an "ENCUMBRANCE"), except for (a) security interests shown on the Abiliti Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists; (b) security interests incurred in connection with the purchase of property or Assets after the date of the Abiliti Balance Sheet (such security interests being limited to the property or Assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists;
(c) liens for Taxes not yet due or which are contested in good faith by appropriate proceedings; (d) Encumbrances of carriers, warehousemen, mechanics and materialmen and other like Encumbrances arising in the Ordinary Course of Business and which are not past due and are reflected in the Abiliti Balance Sheet; (e) statutory liens in favor of lessors arising in connection with any property leased to Abiliti, provided that Abiliti is in good standing and is current on all payments under such leases; and (f) any other Encumbrances that do not in any way affect or apply to any Abiliti Asset that, individually or in the aggregate with all other Abiliti Assets affected by such Encumbrance, is material to the Abiliti Business. For purposes of this Agreement, an action will be considered to have taken place in the "ORDINARY COURSE OF BUSINESS" if such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal operations of such Person; provided that this definition shall not include the sale of source code or non-inventory related Assets.

Section 4.7.      Condition and Sufficiency of Assets. Except as set forth on
SCHEDULE 4.7, to the Knowledge of Abiliti (as defined in Section 13.8), the buildings, facilities, structures, or equipment (including motor vehicles and trucks) owned or operated by Abiliti and its subsidiaries are structurally sound and in good operating condition and repair, reasonable wear and tear excepted, and are adequate for the uses to which they are being put. The buildings, facilities, structures, and equipment owned, leased or used by Abiliti and/or its subsidiaries and included in the Purchased Assets are sufficient in all material respects for the continued conduct of the Abiliti Business after the Closing in substantially the same manner as conducted prior to the Closing.

Section 4.8. Accounts Receivable. All accounts receivable of Abiliti that are reflected on the Abiliti Balance Sheet or on the accounting records of Abiliti as of the date hereof (collectively, the "ABILITI ACCOUNTS RECEIVABLE") represent valid contractual obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. The accounts receivable reserves shown on the Abiliti Balance Sheet or on the accounting records of Abiliti as of the date hereof were calculated consistent with past practice and in accordance with GAAP. Except as set forth in Section 4.17(e) (including the disclosure schedule thereto), there is no contest, claim or right of set-off under any Contract with any obligor of an accounts receivable relating to the amount or validity of such accounts receivable. SCHEDULE 4.8 contains a complete and accurate list of all accounts receivable as of the date of the Abiliti Balance Sheet and sets forth the aging of such Abiliti Accounts Receivable.

Section 4.9. Inventory. Neither Abiliti nor any of its subsidiaries maintains any inventory in connection with the Abiliti Business.

Section 4.10. No Undisclosed Liabilities. Abiliti and its subsidiaries have no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise), except for (a) liabilities or obligations reflected or reserved against in the Abiliti Balance Sheet or specifically disclosed in the notes to Abiliti's audited balance sheet at December 31, 2001; (b) current liabilities or obligations incurred in the Ordinary Course of Business since the date of the Abiliti Balance Sheet; (c) liabilities or obligations under this Agreement, set forth in disclosure schedules delivered by Abiliti in connection herewith or set forth in any Contract described in such disclosure schedules; and (d) any other liabilities or obligations that are neither individually nor in the aggregate with all such liabilities and obligations material to Abiliti or the Abiliti Business.

Section 4.11. Tax Matters. Except as set forth in SCHEDULE 4.11: (a) Abiliti and each of its subsidiaries have timely filed (after taking into account any extensions to file) all Tax Returns (as defined below) required to be filed by them either on a separate or combined or consolidated basis; (b) all such Tax Returns are correct in all material respects and accurately disclose in all material respects all Taxes required to be paid for the periods covered thereby;
(c) Abiliti and its subsidiaries have paid or caused to be paid all Taxes shown as due on such Tax Returns and all Taxes for which no Tax Return was required to be filed, and the financial statements contained in the Abiliti Balance Sheet reflect an adequate reserve as determined in accordance with GAAP for all material Taxes payable by Abiliti and its subsidiaries and not yet due (other than a reserve for deferred Taxes established to reflect timing differences between book and Tax treatment) for all taxable periods and portions thereof accrued through the date of such financial statements; (d) none of Abiliti or any of its subsidiaries has waived or extended in writing any statute of limitations in respect of Taxes; (e) there is no action, suit, investigation, audit, claim or assessment that either: (i) has been formally commenced against Abiliti or any of its subsidiaries; or (ii) as to which Abiliti or any of its subsidiaries have Knowledge based upon contact with any agent of any taxing authority with respect to Taxes; (f) there are no liens for Taxes upon the Assets of Abiliti or any of its subsidiaries except for liens relating to current Taxes not yet due; (g) all Taxes which Abiliti or any of its subsidiaries is required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid or accrued on the books of Abiliti or any of its subsidiaries; (h) neither Abiliti nor any of its subsidiaries has been a member of any group of corporations filing Tax Returns on a consolidated, combined, unitary or similar basis other than each such group of which it is currently a member; (i) no deduction of any amount that would otherwise be deductible by Abiliti or any of its subsidiaries with respect to taxable periods ending on or before the Closing Date could be disallowed under
Section 162(m) of the I.R.C.; (j) neither Abiliti nor any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for Tax-free treatment under
Section 355 of the I.R.C. (i) in the two (2) years prior to the date of this Agreement, or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the I.R.C.) in conjunction with the Purchase; (k) neither Abiliti nor any of its subsidiaries is a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the I.R.C.; (l) neither Abiliti nor any of its subsidiaries will be obligated to make a payment, in connection with the transactions contemplated hereunder or otherwise, to any employee or former employee of, or individual providing services to Abiliti or any of its subsidiaries that would be a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the I.R.C. without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future; and (m) neither Abiliti nor any of its subsidiaries will be obligated to pay any excise Taxes or similar Taxes imposed on any employee or former employee of, or individual providing services to, Abiliti or any of its subsidiaries under
Section 4999 of the I.R.C. as a result of the consummation of the transactions contemplated hereby.

         For purposes of this Agreement, "TAX" and "TAXES" shall mean any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any Governmental Body. For purposes of this Agreement, "TAX RETURN" means any federal, state, local or foreign Tax return, declaration, statement, report, schedule, form or information return or any amendment to any of the foregoing relating to Taxes.

         For purposes of this Agreement, "I.R.C." means the Internal Revenue Code of 1986, as amended, or any successor law, and regulations issued by the IRS or the U.S. Treasury Department pursuant to the I.R.C. or any successor law.

Section 4.12. No Material Adverse Effect. Except as set forth on SCHEDULE 4.12, since the date of the Abiliti Balance Sheet, there has not been any action, event, omission or circumstance that has resulted or would reasonably be expected to result in a Material Adverse Effect on Abiliti, and no event has occurred or circumstance exists that would reasonably be expected to result in such a Material Adverse Effect on Abiliti, except such changes as may result from general economic conditions in each of the markets served by Abiliti, matters affecting the industry as a whole, and possible adverse changes resulting, directly or indirectly, from the existence of this Agreement and the Contemplated Transactions.

Section 4.13.     Employee Benefits.

         (a) Except as disclosed on SCHEDULE 4.13(A), there are no corporations, partnerships, individuals, or other Persons whose employees, along with the employees of Abiliti, would be treated as employed by a single employer under Section 414(b), (c), (m) or (o) of the I.R.C. Abiliti and any other Persons whose employees would be treated as employed by a single employer under
Section 414(b), (c), (m) or (o) of the I.R.C. are hereinafter collectively referred to as the "ABILITI GROUP."

         (b) SCHEDULE 4.13(B) contains a true and complete list of all the following agreements, arrangements or plans which are presently in effect or which have previously been in effect and which cover employees of any member of the Abiliti Group (the "ABILITI EMPLOYEES"), and indicating, with respect to each, the agreements, arrangements or plans for which Abiliti currently maintains or contributes to on behalf of its employees:

                  (i) Any employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any trust or other funding agency created thereunder, or under which any member of the Abiliti Group, with respect to the Abiliti Employees, has any outstanding, present, or future obligation or liability, or under which any Employee or former Abiliti Employee has any present or future right to benefits which are covered by ERISA; or

                  (ii) Any other pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, phantom stock, incentive, bonus, vacation, severance, termination, disability, hospitalization, medical, life insurance, split dollar, retention, change of control, or other plan, program, policy, or arrangement, whether written or unwritten, formal or informal, which any member of the Abiliti Group maintains or to which any member of the Abiliti Group has any outstanding, present or future obligations to contribute or make payments under, whether voluntary, contingent or otherwise, or which provides benefits to Abiliti Employees or former Abiliti Employees or their dependents.

The plans, programs, policies, or arrangements described in subparagraph (i) and
(ii) above are hereinafter collectively referred to as the "ABILITI PLANS." Abiliti has delivered to Daleen true and complete copies of all written plan documents and contracts evidencing the Abiliti Plans, a written description of all unwritten Abiliti Plans, as they may have been amended to the date hereof, together with (A) all documents, including, without limitation, Forms 5500, relating to any Abiliti Plans required to have been filed prior to the date hereof with Governmental Authorities for each of the three (3) most recently completed plan years, together with any schedules thereto or, if not yet filed pursuant to valid extensions for filing, will be filed by the date required to be filed (as so extended) (in which case Abiliti will provide a copy of such document as filed promptly after the filing thereof); (B) attorneys' responses to auditors' requests for information for each of the three (3) most recently completed plan years; (C) financial statements and actuarial reports, if any, for each Abiliti Plan for the three (3) most recently completed plan years; (D) all trust agreements, insurance contracts or other funding arrangements for any Abiliti Plan; (E) the most recent IRS determination letter, if any, for any Abiliti Plan; and (F) all material communications received from or sent to the IRS, Pension Benefit Guaranty Corporation or the Department of Labor (including a written description of any oral communication).

         (c) Except as to those plans identified on SCHEDULE 4.13(C) as tax-qualified Abiliti Plans (the "ABILITI QUALIFIED PLANS"), no member of the Abiliti Group maintains or previously maintained an Abiliti Plan that meets or was intended to meet the requirements of I.R.C. Section 401(a). The IRS has issued favorable determination letters to the effect that each Abiliti Qualified Plan qualifies under I.R.C. Section 401(a) and that any related trust is exempt from taxation under I.R.C. Section 501(a), and such determination letters remain in effect and have not been revoked, and, to Abiliti's Knowledge, nothing has occurred since the date of such determination letters that could adversely affect the qualified status of any Abiliti Qualified Plan. Copies of the most recent determination letters and any outstanding requests for a determination letter with respect to each Abiliti Qualified Plan have been delivered to Daleen. Except as disclosed on SCHEDULE 4.13(C), no Abiliti Qualified Plan has been amended since the issuance of each respective determination letter. No issue concerning qualification of the Abiliti Qualified Plans is pending before or, to Abiliti's Knowledge, is threatened by the IRS. The Abiliti Qualified Plans have been administered in all respects according to their terms and in accordance with the requirements of the I.R.C. (to the extent applicable) and ERISA.

         (d) Each member of the Abiliti Group is in compliance with the requirements prescribed by any and all statutes, orders, governmental rules and regulations applicable to the Abiliti Plans and all reports and disclosures relating to the Abiliti Plans required to be filed with or furnished to any governmental entity, participants or beneficiaries prior to the Closing Date have been or will be filed or furnished in a timely manner and in accordance with applicable law. Each of the Abiliti Plans that is an employee benefit plan (as defined in ERISA Section 3(3)) has been administered and operated in compliance with all applicable provisions of ERISA and any other applicable laws.

         (e) Except as expressly identified on SCHEDULE 4.13(E), no termination or partial termination of any Abiliti Qualified Plan has occurred, nor has a notice of intent to terminate any Abiliti Qualified Plan been issued by a member of the Abiliti Group.

         (f) No member of the Abiliti Group maintains or has maintained an "employee benefit pension plan" within the meaning of ERISA Section 3(2) that is or was subject to Section 302 or Title IV of ERISA or that is or was subject to I.R.C. Section 412.

         (g) Each member of the Abiliti Group has made full and timely payment, or has accrued pending full and timely payment, of all amounts that are required under the terms of each of the Abiliti Plans and in accordance with applicable laws and Abiliti Plan documents to be paid as a contribution to each Abiliti Plan. The Abiliti Balance Sheet accurately reflects all obligations for accrued benefits under any non-qualified deferred compensation or supplemental retirement plans, in conformity with GAAP.

         (h) No member of the Abiliti Group has any past, present or future obligation or liability to contribute or has contributed to any multiemployer plan as defined in ERISA Section 3(37).

         (i) No member of the Abiliti Group nor, to Abiliti's Knowledge, any other "disqualified person" or "party in interest" (as defined in I.R.C.
Section 4975 and ERISA Section 3(14), respectively) with respect to any of the Abiliti Plans, has engaged in any "prohibited transaction" (as defined in I.R.C.
Section 4975 or ERISA Section 406), or has taken or omitted any action, which could lead to the imposition of an excise Tax under the I.R.C. or a fine under ERISA. All members of the Abiliti Group and, to the Abiliti's Knowledge, all "fiduciaries" (as defined in ERISA Section 3(21)) with respect to the Abiliti Plans, including any members of the Abiliti Group that are fiduciaries as to an Abiliti Plan, have complied in all respects with the requirements of ERISA
Section 404.

         (j) Each member of the Abiliti Group has complied in all respects with the continuation coverage requirements of Section 4980B of the I.R.C., Section K, Chapter 100 of the I.R.C. and ERISA Sections 601 through 608 ("COBRA"), and with the portability, access and renewability provisions of ERISA Sections 701 through 712.

         (k) Except as disclosed on SCHEDULE 4.13(K), no member of the Abiliti Group will be obligated after the Closing Date to make any nondeductible contributions to any Abiliti Plan.

         (l) Other than routine claims for benefits, there are no actions, audits, investigations, suits or claims pending, or, to Abiliti's Knowledge, threatened against any Abiliti Plan, any trust or other funding agency created thereunder, or against any fiduciary of any Abiliti Plan or against the assets of any Abiliti Plan.

         (m) Other than health continuation coverage required by COBRA, no member of the Abiliti Group has any obligation to any retired or former Abiliti Employee to provide any benefits or other remuneration upon retirement or termination of employment under any Abiliti Plan. No benefits paid under any Abiliti Plan would constitute "parachute payments" under I.R.C. Section 280G, and no benefits are or become payable, or are accelerated, under any Abiliti Plan and no remuneration is payable, or becomes payable, by Abiliti, or is accelerated, upon the consummation of the transactions contemplated by this Agreement.

         (n)      Except in the Ordinary Course of Business or as set forth in
SCHEDULE 4.13(N), since December 31, 2000, no member of the Abiliti Group has:
(i) increased the rate of compensation payable or to become payable to any of the employees of Abiliti and its subsidiaries, other than in the normal course of business and consistent with past practice; (ii) made any commitment and has not incurred any liability to any labor union; (iii) paid or agreed to pay any bonuses or severance pay not reflected in the Abiliti Balance Sheet; (iv) increased any benefits or rights under any Abiliti Plan; or (v) adopted any new plan, program, policy or arrangement, which if it existed as of the Closing Date, would constitute a Abiliti Plan. SCHEDULE 4.13(N) lists each employee of Abiliti or its subsidiaries, the date each employee was hired, the current annual base compensation of each such employee and any bonuses paid to such employee in the past twelve (12) months.

Section 4.14.     Compliance With Legal Requirements; Governmental
Authorizations.

         (a)      Except as set forth in SCHEDULE 4.14(A):

                  (i) Abiliti and its subsidiaries are each in compliance in all material respects with each Legal Requirement that is applicable to it or to the conduct or operation of its business or the ownership or use of any of its Assets;

                  (ii) To Abiliti's Knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time) would reasonably be expected to constitute or result in a violation by Abiliti or any of its subsidiaries of, or a failure on the part of Abiliti or any of its subsidiaries to comply with, any Legal Requirement; and

                  (iii) Neither Abiliti nor any of its subsidiaries has received, at any time since January 1, 2000, any notice from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement.

         (b) SCHEDULE 4.14(B) contains a complete and accurate list of each material Governmental Authorization that is held by Abiliti and its subsidiaries or that otherwise relates to the Abiliti Business or any Abiliti Asset. Each Governmental Authorization listed or required to be listed in SCHEDULE 4.14(B) is valid and in full force and effect. Except as set forth in SCHEDULE 4.14(B):

                  (i) Abiliti and its subsidiaries are in compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in SCHEDULE 4.14(B);

                  (ii) To Abiliti's Knowledge, no event has occurred or circumstance exists that would reasonably be expected to (with or without notice or lapse of time) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization; and

                  (iii) Abiliti and its subsidiaries have not received, at any time since January 1, 2000, any notice from any Governmental Body regarding any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization.

Section 4.15.     Legal Proceedings; Orders.

         (a) Except as set forth in SCHEDULE 4.15, there is no pending Proceeding to which Abiliti or any subsidiary is a party or to which the Abiliti Assets are subject, (i) that, except for individual claims of less than $25,000.00, has been commenced by or against Abiliti or any subsidiary of Abiliti or that could impair Abiliti's use of any of the Abiliti Assets; or (ii) that challenges or would reasonably be expected to have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To the Knowledge of Abiliti and except as set forth on SCHEDULE 4.15, (A) no such Proceeding has been threatened, and (B) no event has occurred or circumstance exists that would reasonably be expected to give rise to or serve as a basis for the commencement of any such Proceeding. For purposes of this Agreement, "PROCEEDING" means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative or investigative or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         (b) Except as set forth in SCHEDULE 4.15, (i) there is no material Order to which Abiliti, any subsidiary of Abiliti, or any of the Abiliti Assets is subject; (ii) neither Abiliti nor any subsidiary of Abiliti is subject to any material Order that relates to the Abiliti Business or any of the Abiliti Assets; and (iii) to the Knowledge of Abiliti, no Executive Officer (as defined in Section 13.8), director or key employee of Abiliti or its subsidiaries is subject to any Order that prohibits such officer, director or key employee from engaging in or continuing any conduct, activity, or practice relating to the Abiliti Business. For purposes of this Agreement, "ORDER" means any award, decision, injunction, judgment or order, by any agency or other Governmental Body or by any arbitrator.

         (c) Except as set forth in SCHEDULE 4.15, (i) Abiliti and its subsidiaries are, and at all times since January 1, 2000 have been, in full compliance with all of the terms and requirements of each Order to which any of them, or any of the Abiliti Assets, is or has been subject; (ii) no event has occurred or circumstance exists that would reasonably be expected to constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which Abiliti, any subsidiary of Abiliti or any of the Abiliti Assets owned, is subject; and (iii) neither Abiliti nor any Abiliti subsidiary has received, at any time since January 1, 2000, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which Abiliti, any Abiliti subsidiary, or any of the Abiliti Assets, is or has been subject.

Section 4.16. Absence of Certain Changes and Events. Except as expressly required under the terms of this Agreement, and except as set forth in SCHEDULE 4.16, since the date of the Abiliti Balance Sheet, Abiliti has conducted the Abiliti Business only in the Ordinary Course of Business in all material respects and there has not been any:

         (a) Change in Abiliti's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of Abiliti; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by Abiliti of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

         (b)      Amendment to any of the Abiliti Organizational Documents;

         (c) Payment or increase by Abiliti or any subsidiary of any bonuses, salaries, or other compensation to any shareholder, director, officer, or employee (except in the Ordinary Course of Business) or entry into any employment, severance, or similar Contract with any director, officer, or employee;

         (d) Adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of Abiliti or its subsidiaries;

         (e) Damage to or destruction or loss of any of the Abiliti Assets, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition or prospects of Abiliti;

         (f) Entry into, termination of, or receipt of notice of termination of any Contract, license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, other than in the Ordinary Course of Business;

         (g) Sale (other than sales in the Ordinary Course of Business), lease, or other disposition of any material Asset or property of Abiliti or its subsidiaries or mortgage, pledge, or imposition of any lien or other Encumbrance on any material Asset or property of Abiliti or its subsidiaries;

         (h)      Cancellation or waiver of any material claims or rights;

         (i)      Change in the accounting methods used by Abiliti;

         (j) Change in the billing and collection practices and procedures of Abiliti;

         (k) Action to accelerate, amend or change the period of vesting or exercisability of stock options, rights under the Management Retention Plan or other rights granted pursuant to benefit plans of Abiliti;

         (l) Agreement entered into pursuant to which any party (other than Abiliti) was granted exclusive marketing, servicing, manufacturing or other exclusive rights of any type or scope;

         (m) Payment, discharge, satisfaction, settlement or compromise of any case, claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the Ordinary Course of Business of Abiliti, other than the payment, discharge or satisfaction of liabilities specifically reflected or reserved against in Abiliti's financial statements referenced in Section 4.4;

         (n) Revaluation of any of the Abiliti Assets, except as required by GAAP;

         (o) Agreement with any third party that limits in any manner the territory or scope of activities in which Abiliti may engage; or

         (p) Agreement, whether oral or written, by Abiliti to do any of the foregoing.

Section 4.17.     Contracts; No Defaults.

         (a) SCHEDULE 4.17(A) contains a complete and accurate list, and Abiliti has delivered to Daleen true and complete copies, or summaries in the case of oral contracts, of:

                  (i) Each Contract that involves performance of services or delivery of goods or materials by Abiliti or any subsidiary of an amount or value in excess of $50,000.00;

                  (ii) Each Contract that involves performance of services or delivery of goods or materials to Abiliti or any subsidiary of an amount or value in excess of $50,000.00;

                  (iii) Each Contract of Abiliti or any subsidiary that was not entered into in the Ordinary Course of Business;

                  (iv) Each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property included in the Abiliti Assets (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $25,000.00 and with terms of less than one (1) year);

                  (v) Each licensing agreement or other Contract of Abiliti with respect to Patents, Trademarks, Copyrights (as such terms are defined in Section 4.22(a)), trade secrets or any other intellectual property, including agreements with former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Abiliti's intellectual property which are or have ever been used or distributed by Abiliti or any subsidiary, but excluding standard nondisclosure agreements and licenses of commercially available software;

                  (vi) Each collective bargaining agreement and other Contract to which Abiliti is a party or with any labor union or other employee representative of a group of employees;

                  (vii) (A) All employment and severance Contracts that will result in payment by Abiliti or any subsidiary, or the creation of any Liability to pay on behalf of Abiliti or any subsidiary, any severance, termination or any other form of payment to any present or former employee, independent contractor or consultant following termination of employment or otherwise as a result of the consummation of the Contemplated Transactions; (B) any Contract or pending Contract of Abiliti or any subsidiary to hire any Person as an employee, independent contractor or consultant; and (C) any Contracts of Abiliti or any subsidiary with respect to the payment of any referral or other fees in connection with the hiring or proposed hiring of any employee, independent contractor or consultant;

                  (viii) Each joint venture or partnership to which Abiliti or any subsidiary is a party, and other applicable Contracts to which Abiliti is a party (however named) involving a sharing of profits, losses, costs or Liabilities by Abiliti with any other Person;

                  (ix) Each Contract containing covenants that in any way purport to materially restrict the Abiliti Business or to limit the freedom of Abiliti to engage in any line of business or to compete with any Person;

                  (x) Each Contract of Abiliti or any subsidiary providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods and other than commission arrangements with employees of Abiliti entered into in the Ordinary Course of Business;

                  (xi) Each power of attorney granted by Abiliti or any subsidiary that is currently effective and outstanding;

                  (xii) Each outstanding Contract of Abiliti or any subsidiary for capital expenditures in excess of $25,000.00;

                  (xiii) Each outstanding written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by Abiliti or any subsidiary; and

                  (xiv) Each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing, other than amendments, supplements or modifications relating to customer-requested software enhancements made in the Ordinary Course of Business involving additional payments in each case of no more than $10,000 that do not change any of the substantive terms of the Contracts they amend, supplement or modify (such Contracts, identified or required to be identified in Sections 4.17(a)(i) -
(xiv) collectively, the "MATERIAL CONTRACTS").

         For purposes of this Agreement, "CONTRACT" means, in respect of any Person, any agreement, contract, note, loan, evidence of indebtedness, purchase order, letter of credit, indenture, security or pledge agreement, franchise agreement, undertaking, covenant not to compete, employment agreement, license agreement, instrument, obligation or commitment (whether written or oral and whether express or implied), to which such Person is party or by which it or any of its Assets is bound.

         (b) To Abiliti's Knowledge, except as disclosed on SCHEDULE 4.17(B), no Executive Officer, director, agent, employee, consultant, or contractor of Abiliti or any subsidiary is bound by any Contract (including any confidentiality or proprietary rights agreement) that purports to limit the ability of such Executive Officer, director, agent, employee, consultant, or contractor to (i) engage in or continue any conduct, activity, or practice relating to the Abiliti Business; or (ii) assign to Abiliti or to any other Person any rights to any invention, improvement or discovery.

         (c) Except as set forth in SCHEDULE 4.17(C), each Material Contract is in full force and effect and is valid and enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership or similar Legal Requirement affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

         (d)      Except as set forth in SCHEDULE 4.17(D):

                  (i) Abiliti and its subsidiaries are, and at all times since January 1, 2000, have been in full compliance, in all material respects, with all applicable terms and requirements of each Material Contract under which Abiliti or any subsidiary has or had any obligation or Liability or by which Abiliti or any subsidiary any of the Assets owned or used by Abiliti or any subsidiary is or was bound;

                  (ii) No event has occurred or circumstance exists that (with or without notice or lapse of time) would reasonably be expected to contravene, conflict with, or result in a material violation or breach of, or give Abiliti or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Material Contract; and

                  (iii) Neither Abiliti nor any subsidiary has given to or received from any other Person, at any time since January 1, 2000, any written notice regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Material Contract.

         (e)      Other than the disputed customer receivables set forth on
SCHEDULE 4.17(E), there are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to Abiliti under current or completed Material Contracts with any Person and to the Knowledge of Abiliti no such Person has made written demand for such renegotiation.

Section 4.18.     Insurance.

         (a) Abiliti has delivered to Daleen true and complete copies of all policies of insurance to which Abiliti is a party or the payor and under which Abiliti, or any director of Abiliti or any subsidiary, is or has been covered at any time since January 1, 2000.

         (b) SCHEDULE 4.18(B) describes (i) any self-insurance arrangement by or affecting Abiliti, including any reserves established thereunder; and (ii) any Contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by Abiliti.

         (c)      Except as set forth on SCHEDULE 4.18(C):

                  (i) All policies to which Abiliti is a party or that provide coverage to Abiliti or any director or officer of Abiliti (A) are valid and outstanding; and (B) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of Abiliti.

                  (ii) Abiliti has not received (A) any written refusal of coverage or any written notice that a defense will be afforded with reservation of rights; or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

                  (iii) Abiliti has paid all premiums due, and has otherwise performed all of its obligations under each insurance policy to which Abiliti is a party or the payor and that provides coverage to Abiliti or any director or officer thereof.

                  (iv) To Abiliti's Knowledge, Abiliti has given notice to the insurer of all claims that may be insured thereby.

Section 4.19.     Environmental Matters. Except as set forth in SCHEDULE 4.19:

         (a) To the Knowledge of Abiliti, Abiliti and its subsidiaries have all permits, licenses, authorizations, registrations and other governmental consents required under federal, state and local laws and regulations, statutes and ordinances ("ENVIRONMENTAL LAWS") governing any matters arising out of, resulting from or relating to the pollution, contamination or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, hazardous or toxic materials, wastes or chemicals ("HAZARDOUS SUBSTANCES") into ambient air, surface water, groundwater or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or waste and all such permits are in full force and effect;

         (b) Abiliti and its subsidiaries are in compliance, in all material respects, with all applicable Environmental Laws or any written notice or demand letter issued thereunder; and

         (c) Neither Abiliti nor any subsidiary of Abiliti has received any notice (written or oral) or other communication that Abiliti or any subsidiary is or may be a potentially responsible Person or otherwise liable in connection with any waste disposal site allegedly containing, or other location used for the disposal of, any Hazardous Substances.

Section 4.20.     Employees.

         (a) SCHEDULE 4.20(A) contains a list of and the following information for each full-time, part-time or temporary salaried employee or director of Abiliti or any subsidiary, including each such employee on leave of absence or layoff status: name; job title; current employment status and current compensation. SCHEDULE 4.20(A) also contains a list of all Contracts of employment to which Abiliti or any subsidiary is a party with such employees. Abiliti has delivered to Daleen true and complete copies of each Contract described in this Section 4.20(a).

Other than Contracts of employment listed in SCHEDULE 4.20(A), all employees of Abiliti are employed by Abiliti on an "at will" status.

         (b)      [Intentionally Omitted.]

         (c) SCHEDULE 4.20(C) contains a complete and accurate list of the following information for each retired employee or director of Abiliti or any subsidiary, or their dependents, receiving benefits or scheduled to receive benefits from Abiliti or any subsidiary in the future: name; pension benefit; pension option election; retiree medical insurance coverage; retiree life insurance coverage; and other benefits.

         (d) Except as set forth on SCHEDULE 4.20(D), each employee of Abiliti and its subsidiaries has signed Abiliti's standard confidentiality, noncompetition and proprietary rights agreement. Abiliti has delivered copies of all such agreements to Daleen.

Section 4.21. Labor Relations; Compliance. Abiliti is not and has not been a party to any collective bargaining or other labor Contract. Except as set forth on SCHEDULE 4.21, there has not been, there is not presently existing, and to Abiliti's Knowledge there is not threatened (a) any strike, slowdown, picketing, work stoppage or employee grievance process; (b) any pending Proceeding against or affecting Abiliti or any subsidiary relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting Abiliti or its subsidiary; or (c) any application for certification of a collective bargaining agent. Abiliti and its subsidiaries have complied in all material respects with all Legal Requirements relating to employment, immigration, equal employment opportunity, nondiscrimination, wages, hours, benefits, collective bargaining, the payment of social security and similar Taxes, occupational safety and health, and plant closing. SCHEDULE 4.21 contains a complete list of employment-related lawsuits and/or governmental administrative proceedings in each case for which the potential liability of Abiliti equals or exceeds $25,000.00 to which Abiliti or any subsidiary is currently a party. This list includes any employment-related disputes brought under any applicable federal, state or local laws, as well as all administrative actions including, but not limited to, those Proceedings before the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Agency and the Department of Labor, and any state counterparts to such agencies.

Section 4.22.     Intellectual Property.

         (a)      Certain Defined Terms.  For the purposes of this Agreement:

                  (i) "SOFTWARE" means any computer program, operating system, applications system, microcode, firmware or software of any nature, whether operational, under development or inactive, including all object code, source code, technical manuals, compilation procedures, execution procedures, flow charts, programmers' notes, user manuals and other documentation thereof, whether in machine-readable form, programming language or any other language or symbols and whether stored, encoded, recorded or written on disk, tape, film, memory device, paper or other media of any nature;

                  (ii)     "INTANGIBLES" means:

                           (A)      United States and foreign patents, patent
applications, patent disclosures, all re-issues, divisions, continuations, renewals, extensions and continuation-in-parts thereof and improvements thereto (collectively, the "PATENTS");

                           (B)      Any United States and foreign trademarks,
service marks, trade dress, logos, trade names and corporate names and registrations and applications for registration thereof and all goodwill associated therewith (collectively, the "TRADEMARKS");

                           (C)      Any United States and foreign registered
copyrights, copyright applications and unregistered copyrights (collectively, the "COPYRIGHTS");

                           (D)      United States and foreign maskworks and
registrations and applications for registration thereof (collectively, the "MASKWORKS");

                           (E)      All right, title and interest in all
Software, data and documentation (including, without limitation, modifications, enhancements, revisions or versions of or to any of the foregoing and prior releases of any of the foregoing applicable to any operating environment);

                           (F)      Trade secrets and confidential business
information (including ideas, formulas, compositions, inventions, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, drawings, flow charts, processes ideas, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information);

                           (G)      Other proprietary rights, including, without
limitation, moral rights;

                           (H)      All rights necessary to prevent claims of
invasion of privacy, right of publicity, defamation, infringement of moral rights, or any other causes of action arising out of the use, adaptation, modification, reproduction, distribution, sale, or exhibition of Software;

                           (I)      All income, royalties, damages and payments
due at Closing or thereafter with respect to (i) in respect of Abiliti, the Abiliti Core Software (as defined in Section 4.22(b)) or (ii) in respect Daleen, the Daleen Core Software (as defined in Section 5.22(b)), or the respective Intangibles of Abiliti or Daleen therein and all other rights thereunder including, without limitation, damages and payments for past, present or future infringements or misappropriations thereof, and the right to sue and recover for past, present or future infringements or misappropriations thereof;

                           (J)      All rights to use all of the foregoing; and

                           (K)      All other rights in, to, and under the
foregoing in all countries.

                  (iii) "DISTRIBUTOR" means, in respect of a Person, any other Person that has been authorized by such Person to sell, license or offer to sell or license any (A) in respect of Abiliti, Abiliti Software (as defined in Section 4.22(b)); or (B) in respect of Daleen, Daleen Software (as defined in
Section 5.22(b)), other than an employee of such Person. Distributors may include, without limitation, value added resellers, original equipment manufacturers, dealers, sales agents and distributors.

         (b)      Lists of Intellectual Property Rights and Contracts:

                  (i) SCHEDULE 4.22(B)(I) (A) contains a complete list of each governmental filing, whether federal, state, local, foreign or otherwise, related to Patents, Copyrights, Trademarks, Maskworks, other Intangibles and Software (collectively, "REGISTRATIONS") of Abiliti or any subsidiary; (B) identifies each pending Registration of Abiliti or any subsidiary with respect to Intangibles and Software; and (C) identifies all applications of Abiliti and its subsidiaries for or Registrations regarding the Intangibles and Software which have been withdrawn, abandoned, or have lapsed or been denied;

                  (ii) SCHEDULE 4.22(B)(II) identifies (A) each license agreement or other written or oral agreement or permission in which Abiliti or any subsidiary has granted to any third party any right with respect to any Intangibles or Software (an "ABILITI LICENSE AGREEMENT"), together with the term thereof, and all royalties or other amounts payable to Abiliti or any subsidiary thereunder; (B) each license, sublicense, agreement or other permission in which Abiliti or any subsidiary has received any right with respect to any of the Abiliti Third Party Components (as defined in Section 4.22(b)(iii)(B) (an "ABILITI THIRD PARTY LICENSE AGREEMENT"), together with the term thereof, and all royalties or other amounts due thereon; and (C) each agreement entered into by Abiliti or any subsidiary that provides for the sale, license or access to any source code of Software, including, without limitation, any source code escrow agreement ("ABILITI SOURCE CODE AGREEMENT");

                  (iii) SCHEDULE 4.22(B)(III) is an accurate and complete list and description (including a name, product description, components, modules, the language in which it is written and the type of hardware platform(s) on which it runs) of all of the following:

                           (A)      All Software owned by Abiliti or any
subsidiary, whether purchased from a third party, developed by or on behalf of Abiliti or any subsidiary, currently under development or otherwise ("ABILITI OWNED SOFTWARE"). The list to be included in SCHEDULE 4.22(B)(III) with respect to Abiliti Owned Software may include general descriptions in lieu of a detailed list for Software that has not been used by Abiliti, any subsidiary or any other party in the last four (4) years;

                           (B)      Each item of Software and Intangibles used
or possessed by Abiliti or any subsidiary owned by a third party ("ABILITI THIRD PARTY COMPONENTS"). The Abiliti Owned Software and Abiliti Third Party Components are collectively referred to as "ABILITI CORE SOFTWARE".

                           (C)      All Software, other than the Abiliti Core
Software, that is either (1) offered or provided by Abiliti or any subsidiary, directly or through Distributors, to customers of Abiliti or any subsidiary; or
(2) used by Abiliti to provide information or services to customers of Abiliti or any subsidiary for a fee (collectively, "ABILITI CUSTOMER SOFTWARE"). The Abiliti Core Software and the Abiliti Customer Software are collectively referred to as the "ABILITI SOFTWARE"; and

                           (D)      All Software, other than Abiliti Software,
that is licensed or marketed to or from third parties or otherwise used by Abiliti or any subsidiary for any purpose whatsoever (collectively, "OTHER ABILITI SOFTWARE").

                  (iv)     To the extent not set forth in SCHEDULE 4.22(B)(I),
SCHEDULE 4.22(B)(IV) sets forth an accurate and complete list and description of each Copyright, Trademark, Patent, and name and logo included in the Intangibles owned, marketed or licensed by Abiliti or any subsidiary or from third parties, used or under development by Abiliti. SCHEDULE 4.22(B)(IV) indicates Abiliti's ownership of such items or the source of Abiliti's right to use such items (or the ownership or right of the respective subsidiary, as the case may be); and

                  (v) SCHEDULE 4.22(B)(V) identifies all individuals or consulting companies who have materially contributed to the development of the Abiliti Owned Software.

         (c)      Warranties:

                  (i) Abiliti has delivered to Daleen correct and complete copies (or summaries in the case of oral agreements) of all Abiliti License Agreements, Abiliti Third Party License Agreements and Abiliti Source Code Agreements; and except as specified in SCHEDULE 4.22(C)(I), all Abiliti License Agreements, Abiliti Third Party License Agreements and Abiliti Source Code Agreements do not and will not require the consent or approval of any other Persons as a result of the Contemplated Transactions;

                  (ii) Abiliti and its subsidiaries have each complied with all Abiliti License Agreements, Abiliti Third Party License Agreements and Abiliti Source Code Agreements to which it is party or is bound, and to Abiliti's Knowledge, all other parties to such agreements have complied with all provisions thereof; and no default or event of default exists under any such Abiliti License Agreements, Abiliti Third Party License Agreements or Abiliti Source Code Agreements, except as set forth in SCHEDULE 4.22(C)(II);

                  (iii) No Software other than the Abiliti Core Software, Abiliti Customer Software and Other Abiliti Software are required to operate the Abiliti Business as currently conducted and as contemplated by Abiliti's existing business plan;

                  (iv) Except as set forth on SCHEDULE 4.22(C)(IV), Abiliti owns and has good and marketable title to the Abiliti Owned Software and Intangibles attributable to the Abiliti Owned Software, and has the full right to use all of the Abiliti Third Party Components, Abiliti Customer Software and Other Abiliti Software, and Intangibles attributable thereto, as used or required to operate the Abiliti Business as currently conducted, free and clear of any Encumbrances which would affect the use of such Software in connection with the operation of the Abiliti Business as currently conducted;

                  (v) To Abiliti's Knowledge, no rights of any third party not previously obtained are necessary to market, license, sell, modify, update, and/or create derivative works for any Software as to which Abiliti or any subsidiary takes any such action in the Abiliti Business as currently conducted;

                  (vi) With respect to Software which is licensed by Abiliti to third parties or used in connection with providing services to third parties:

                           (A)      Abiliti maintains machine-readable
master-reproducible copies, reasonably complete technical documentation and/or user manuals for the most current releases or versions thereof and for all earlier releases or versions thereof currently being supported by Abiliti;

                           (B)      In each case, the machine-readable copy
substantially conforms to the corresponding source code listing;

                           (C)      Such Software is written in the language set
forth on SCHEDULE 4.22(B)(III) for use on the hardware set forth on SCHEDULE 4.22(B)(III) with standard operating systems;

                           (D)      Such Software can be maintained and modified
by reasonably competent programmers familiar with such language, hardware and operating systems; and

                           (E)      In each case the Software operates
substantially in accordance with the user manual thereof without operating defects of any material nature.

                  (vii) To Abiliti's Knowledge, none of the Software or Intangibles listed on SCHEDULE 4.22(B)(I), 4.22(B)(II) or 4.22(B)(IV), or their respective past or current uses by or through Abiliti has violated or infringed upon, or is violating or infringing upon, any Patent, Copyright, trade secret or other Intangible of any Person. Abiliti has adequately maintained all trade secrets and Copyrights with respect to the Abiliti Software and Other Abiliti Software. Abiliti and its subsidiaries have performed all obligations imposed upon any of them with regard to the Abiliti Third Party Components, Abiliti Customer Software and Other Abiliti Software which are required to be performed by it on or prior to the date hereof, and neither Abiliti nor, to the Knowledge of Abiliti, any other party, is in breach of or default thereunder in any respect, nor to Abiliti's Knowledge, is there any event which with notice or lapse of time or both would constitute a default thereunder;

                  (viii) To the Knowledge of Abiliti, no Person is violating or infringing upon, or has violated or infringed upon at any time, any of Abiliti's or its subsidiaries' proprietary rights to any of the Software or Intangibles listed on SCHEDULE 4.22(B)(I), 4.22(B)(II) or 4.22(B)(IV);

                  (ix)     None of the Software or Intangibles listed on
SCHEDULE 4.22(B)(I), 4.22(B)(II) or 4.22(B)(IV) are owned by or registered in the name of any of Abiliti's shareholders, any current or former owner or shareholder, partner, director, executive, officer, employee, salesperson, agent, customer, contractor of Abiliti or any subsidiary or their representative nor does any such Person have any interest therein or right thereto, including, but not limited to, the right to royalty payments. Except as listed on SCHEDULE 4.22(C)(I), neither Abiliti nor any


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


subsidiary has granted to any third party any exclusive rights related to any Abiliti Owned Software;

                  (x) No litigation is pending and no claim has been made against Abiliti or any subsidiary or, to the Knowledge of Abiliti, is threatened, which contests the right of Abiliti or any subsidiary to sell or license to any Person or use any of the Abiliti Software or Other Abiliti Software. Except as described in SCHEDULE 4.22(C)(X), no former employer of any employee or consultant of Abiliti or any subsidiary has made a claim against Abiliti or any subsidiary or, to the Knowledge of Abiliti, against any other Person, that Abiliti or any subsidiary or such employee or consultant is misappropriating or violating the Intangibles of such former employer;

                  (xi) Neither Abiliti nor any subsidiary is a party to or bound by and, upon the consummation of the Contemplated Transactions, Acquisition Sub will not be a party to or bound by any Abiliti License Agreement or other agreement requiring the payment by Acquisition Sub or its assigns of any royalty or license payment, excluding such agreements relating to the Abiliti Customer Software to the extent such royalty or license payment is expressly set forth on SCHEDULE 4.22(C)(XI);

                  (xii) Except as set forth in SCHEDULE 4.22(C)(XII), the Abiliti Software, and Other Abiliti Software and the information used by Abiliti or any subsidiary, and the Intangibles thereunder, are fully transferable to Acquisition Sub following the Closing Date (in, object code, and if applicable, source code forms, including all related documentation, to the extent that such documentation has been created);

                  (xiii) Without limiting any of the foregoing, to the Knowledge of Abiliti, none of the current or former officers, executives, directors, partners, shareholders, employees, salespersons, customers, or independent contractors of Abiliti or any subsidiary have disclosed to (without proper obligation of confidentiality) or otherwise used or utilized on behalf of any Person other than Abiliti, any trade secrets or proprietary information, including, without limitation, the source codes for Abiliti Software;

                  (xiv) All Abiliti License Agreements, Abiliti Third Party License Agreements, Abiliti Source Code Agreements, software development agreements, and any other written agreement between Abiliti and any third party in which trade secrets or confidential information of Abiliti, Abiliti's customers, agents, or suppliers, are disclosed binds the recipient thereof to take reasonable steps to protect the proprietary rights of Abiliti and its customers, agents, and suppliers in such trade secrets and confidential information;

                  (xv) Except as set forth on SCHEDULE 4.22(C)(XV), none of Abiliti's shareholders have an ownership right or other interest in any Abiliti Software, Other Abiliti Software or Intangibles, and no claims have been made or, to the Knowledge of Abiliti, are threatened, that the Abiliti Software substantially fails to perform as set forth in Section 4.22(d);

                  (xvi) All Contracts with customers of Abiliti and its subsidiaries (collectively, "ABILITI CUSTOMER CONTRACTS") are listed on SCHEDULE 4.22(C)(XVI). All written Abiliti Customer Contracts have been delivered to Daleen. Each oral Abiliti Customer Contract is identified on SCHEDULE 4.22(C)(XVI) and consists of terms and provisions summarized in such schedule;

                  (xvii) Except as set forth on SCHEDULE 4.22(C)(XVII), no Customer Contract provides for the transfer to the customer therein of any Intangibles relating to any portion of the Abiliti Software as to which Abiliti or any subsidiary thereafter shall have no further rights. No current or past Customer Contract provides that the customer therein shall be entitled to sublicense or otherwise transfer to a third party any Intangibles relating to any portion of the Abiliti Software unless such third party agrees to be bound by the confidentiality provisions thereof and agrees to pay Abiliti royalties and other amounts comparable to those under such Customer Contract; and

                  (xviii) Except as set forth on SCHEDULE 4.22(C)(XVIII), each past or present customer of Abiliti and each past or present customer of Abiliti to whom Abiliti disclosed any of the Intangibles relating to Abiliti Software is bound by a confidentiality provision which requires such past or present customer to take reasonable steps to protect the rights of Abiliti in the Intangibles relating to Abiliti Software.

         (d) Performance. The Abiliti Software (i) substantially performs in accordance with all published specifications for such Software; (ii) substantially complies with all other published documentation, descriptions and literature with respect to such Software; and (iii) substantially complies with all representations, warranties and other requirements specified in all of the Abiliti License Agreements.

Section 4.23. Certain Payments. Neither Abiliti nor any director, officer, agent or employee of Abiliti acting for or on behalf of Abiliti, has (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services (i) to improperly obtain favorable treatment in securing business, (ii) to improperly pay for favorable treatment for business secured, (iii) to improperly obtain special concessions or for special concessions already obtained, for or in respect of Abiliti, or (iv) in violation of any Legal Requirement; or (b) established or maintained any fund or asset that has not been recorded in the books and records of Abiliti.

Section 4.24. Disclosure. The representations and warranties of Abiliti in this Agreement and the disclosure schedules to be delivered by Abiliti in connection herewith do not, taken as a whole, contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading. To the Knowledge of Abiliti and except as set forth in SCHEDULE 4.24, no fact exists that has specific application to the Abiliti Business (other than general economic or industry conditions, and possible adverse changes resulting directly or indirectly from the existence of this Agreement or the Contemplated Transactions) which Abiliti reasonably expects would have a Material Adverse Effect on Abiliti that has not been set forth in this Agreement or the disclosure schedules delivered by Abiliti.

Section 4.25.     Relationships With Related Persons. Except as set forth in
SCHEDULE 4.25, since January 1, 2000, (a) no Related Person (as defined below) of Abiliti has had, and no Related Person of Abiliti currently has any interest in any property (whether real, personal or mixed and whether tangible or intangible), owned or licensed by Abiliti and used in or pertaining to the Abiliti Business, and (b) no Related Person of Abiliti has owned, and no Related Person of Abiliti currently owns (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has had business dealings or a material financial interest in any transaction with Abiliti. For purposes of this Agreement, "RELATED PERSON" means (i) with respect to a particular individual: (A) each other member of such individual's Family (as defined below); (B) any Person that is directly or indirectly controlled by such individual or one (1) or more members of such individual's Family; (C) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest (as defined below); and (D) any Person with respect to which such individual or one (1) or more members of such individual's Family serves as a director, officer, partner, executor or trustee (or in a similar capacity); and (ii) with respect to a specified Person other than an individual: (A) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person; (B) any Person that holds a Material Interest in such specified Person; (C) each Person that serves as a director, officer, partner, executor or trustee of such specified Person (or in a similar capacity); (D) any Person in which such specified Person holds a Material Interest; (E) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and (F) any Related Person of any individual described in clause (a). For purposes of this definition, (x) the "FAMILY" of an individual includes: (1) the individual; (2) the individual's spouse; (3) any other natural person who is related to the individual or the individual's spouse within the second degree; and (4) any other natural person who resides with such individual; and (y) "MATERIAL INTEREST" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least ten percent (10%) of the outstanding equity securities or equity interests in a Person.

Section 4.26. Brokers or Finders. Except as disclosed on SCHEDULE 4.26, Abiliti has not retained any broker, finder or comparable agent in respect of transactions of the type contemplated by this Agreement and has not incurred, except to the extent set forth on SCHEDULE 4.26, any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

Section 4.27. Charter Provisions, Etc. Abiliti has or prior to Closing will have taken all action so that its entering into of this Agreement and the consummation of the Purchase and the Contemplated Transactions do not and will not result in the grant of any rights to any Person under the Abiliti Organizational Documents or restrict the ability of Daleen after closing to otherwise exercise the rights of Abiliti with respect to the Purchased Assets, and the Contemplated Transactions are exempt from any applicable "moratorium," "fair price," "business combination," "control share" or other anti-takeover laws under the MGBCL.

Section 4.28. Abiliti Board of Directors Action. The Board of Directors of Abiliti (at a meeting duly called and held) has duly (a) determined that this Agreement and the Contemplated Transactions are advisable and in the best interests of Abiliti and its Shareholders; (b) resolved to recommend the approval of this Agreement and the Contemplated Transactions by the holders of Abiliti Capital Stock and directed that the Purchase be submitted for consideration by the holders of Abiliti Capital Stock at a special meeting of shareholders; and (c) adopted a resolution to elect not to be subject, to the extent permitted by Applicable Law, to any state takeover law that may purport to be applicable to the Purchase and the Contemplated Transactions.

Section 4.29. Proxy Statement. None of the information supplied or to be supplied by or on behalf of Abiliti for inclusion in (a) the registration statement on Form S-3 to be filed by Daleen pursuant to the Registration Rights Agreement (the "FORM S-3" or the "DALEEN REGISTRATION STATEMENTS") will, at the time the respective Daleen Registration Statement is filed with the SEC, at any time such form is amended or supplemented, or at the time such form becomes effective under the Securities Act of 1933, as amended (the "SECURITIES ACT"), contain or incorporate by reference any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make statements therein, in light of the circumstances under which they are made, not misleading; or (b) the proxy statement, in definitive form, relating to the Daleen Special Meeting (the "PROXY STATEMENT") will, at the time the Proxy Statement is filed with the SEC, at any time that it is amended or supplemented, or at the time it is mailed to the holders of Daleen Capital Stock and at the time of the special meeting of the shareholders of Daleen to consider the Purchase and the Contemplated Transactions ("DALEEN SPECIAL MEETING"), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make statements therein, in light of the circumstances under which they are made, not misleading.

Section 4.30.     [Intentionally Omitted.]

Section 4.31. Certain Related Person Transactions. Except for (a) the 3/00 Debt; (b) the 1/01 Debt; and (c) as set forth on SCHEDULE 4.31, there are no debts, accounts receivable or payable (as the case may be), loans or advances
(i) owed to Abiliti by any Related Person; or (ii) owed to any Related Person by Abiliti.

Section 4.32. Abiliti Voting Agreements. Prior to or concurrently with the execution of this Agreement, holders of Abiliti Capital Stock representing at least 66 2/3% of all votes entitled to be cast in respect of the Purchase have executed legal, valid, binding and enforceable irrevocable voting agreements substantially in the form attached hereto as EXHIBIT E (as the same may be modified with respect to each such holder, each an "ABILITI VOTING AGREEMENT").

Section 4.33.     [Intentionally Omitted.]

Section 4.34. Fairness Opinion. Abiliti has received from Mann Frankfort Stein & Lipp, on or before the date of this Agreement, an opinion that the Purchase is fair to Abiliti and its shareholders from a financial point of view, and such opinion is in effect as of the date of this Agreement.

                                   ARTICLE V.
          REPRESENTATIONS AND WARRANTIES OF DALEEN AND ACQUISITION SUB

         Daleen and Acquisition Sub, jointly and severally, represent and warrant to Abiliti as follows:

Section 5.1.      Organization and Good Standing.


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


         (a) SCHEDULE 5.1 contains a complete and accurate list of the jurisdictions of incorporation of Daleen, DSI, Inc. ("DALEEN SUB") and Acquisition Sub and of the other jurisdictions in which each is authorized to do business. Daleen is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct the Daleen Business (as defined below) as it is now being conducted, to own or use the Daleen Assets, and to perform all its obligations under any Contract to which Daleen is a party. Daleen is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect on Daleen. Daleen Sub is a newly formed, wholly-owned subsidiary of Daleen formed for the sole purpose of consummating the Contemplated Transactions, and Acquisition Sub is a newly formed, wholly-owned subsidiary of Daleen Sub formed for the sole purpose of consummating the Contemplated Transactions. Neither Daleen Sub nor Acquisition Sub has conducted any business other than as expressly set forth in or contemplated by this Agreement. For purposes of this Agreement, "DALEEN BUSINESS" means providing billing and customer care software solutions to communication service providers, retailers and distributors of digital media and technology solutions providers, including related professional consulting services, training, maintenance, support and third party software fulfillment.

         (b) Daleen has delivered to Abiliti true and correct copies of articles or certificate of incorporation and bylaws of Daleen, Daleen Sub and Acquisition Sub (the "DALEEN ORGANIZATIONAL DOCUMENTS"), and has made available the minute books and stock records of each, each as currently in effect, provided that minutes related to discussions about the Purchase and the Contemplated Transactions and other business combinations or strategic transactions have not been delivered or made available.

         (c) Except as set forth on SCHEDULE 5.1(C) hereto, Daleen has no direct or indirect subsidiaries or investments in any other corporations or businesses.

         (d) For purposes of this Agreement, "DALEEN ASSETS" means all of the Assets of Daleen or any of its subsidiaries.

Section 5.2.      Authority; No Conflict.

         (a) Each of Daleen and Acquisition Sub has full corporate power and authority to execute and deliver this Agreement and each of the Daleen Closing Documents and to perform its respective obligations under this Agreement and the Daleen Closing Documents. This Agreement constitutes the legal, valid, and binding obligation of each of Daleen and Acquisition Sub, enforceable against each in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws relating to creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Upon the execution and delivery by Daleen and Acquisition Sub of the Daleen Closing Documents, the Daleen Closing Documents will constitute the legal, valid, and binding obligations of Daleen and Acquisition Sub, enforceable against Daleen and Acquisition Sub in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws relating to creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). As used in this Agreement, the "DALEEN CLOSING DOCUMENTS" means each agreement, certificate or other instrument required to be executed and delivered at Closing by Daleen or Acquisition Sub pursuant to Section 9.7.

         (b) Except as set forth in SCHEDULE 5.2, neither the execution and delivery of this Agreement nor the consummation or performance by Daleen or Acquisition Sub of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                  (i) Contravene, conflict with, or result in a violation of (A) any provision of the Daleen Organizational Documents; or (B) any resolution adopted by the directors or shareholders of Daleen, Daleen Sub or Acquisition Sub;

                  (ii) Contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under any Applicable Law to which Daleen, Daleen Sub, Acquisition Sub or any of the Daleen Assets may be subject;

                  (iii) Contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify any Governmental Authorization that is held by Daleen or that otherwise relates to the Daleen Business or any of the Daleen Assets;

                  (iv) cause Daleen to become subject to, or to become liable for the payment of, any Taxes;

                  (v) Contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Daleen Material Contract (as defined in Section 5.17(a)) to which Daleen is a party or to which it or the Daleen Assets are bound; or

                  (vi) Result in the imposition or creation of any material Encumbrance upon or with respect to any of the Daleen Assets.

         (c) Except as set forth in SCHEDULE 5.2, neither Daleen, Daleen Sub, Acquisition Sub nor any subsidiary of Daleen will be required to give notice or obtain any Consents from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

Section 5.3.      Capitalization of Daleen and Acquisition Sub.

         (a) As of the date hereof, the authorized capital stock of Daleen consists of (i) two hundred million (200,000,000) shares of Daleen Common Stock, $0.01 par value per share, of which twenty-two million nine hundred eighty-four thousand two hundred seventy-two (22,984,272) shares are issued and outstanding as of the date hereof; and (ii) twenty-one million eight hundred seventy-seven thousand two hundred thirty-six (21,877,236) shares of Preferred

Stock, $0.01 par value per share, of which (A) three million (3,000,000) shares are designated as Series A Convertible Preferred Stock (with no shares issued and outstanding); (B) one million two hundred fifty thousand (1,250,000) shares are designated as Series B Convertible Preferred Stock (with no shares issued and outstanding); (C) one million two hundred twenty-two thousand two hundred twenty-two (1,222,222) shares are designated as Series C Convertible Preferred Stock (with no shares issued and outstanding); (D) four million two hundred twenty-one thousand eight hundred forty-six (4,221,846) shares are designated as Series D Convertible Preferred Stock (with no shares issued and outstanding);
(E) six hundred eighty-six thousand five hundred fifty-three (686,553) shares are designated as Series D-1 Convertible Preferred Stock (with no shares issued and outstanding); (F) one million four hundred ninety-six thousand six hundred fifteen (1,496,615) shares are designated as Series E Convertible Preferred Stock (with no shares issued and outstanding); and (G) three hundred fifty-six thousand nine hundred fifty (356,950) shares are designated as Daleen Series F Preferred Stock (with two hundred thirty-one thousand three hundred sixty-two (231,362) shares issued and outstanding as of the date hereof). Upon consummation of the Contemplated Transactions in accordance with the terms of this Agreement, the shares of Daleen Common Stock and Daleen Series F Preferred Stock to be issued to Abiliti under this Agreement will be duly authorized, validly issued and fully paid and non-assessable. Except as disclosed on
SCHEDULE 5.3, (A) there are no stock appreciation rights, options, warrants, conversion privileges or pre-emptive or other rights or agreements outstanding to purchase or otherwise acquire any Daleen Capital Stock or other securities;
(B) there are no options, warrants, conversion privileges or pre-emptive or other rights or agreements to which Daleen is a party involving the purchase or other acquisition of any securities of any other Person; (C) there is no liability for dividends accrued, but unpaid; and (D) there are no voting agreements, rights of first refusal or other restrictions (other than normal restrictions on transfer under applicable federal and state securities laws) applicable to any of Daleen's outstanding securities.

         (b) Daleen owns, beneficially and of record, all of the issued and outstanding shares of capital stock of Daleen Sub. Daleen Sub owns, beneficially and of record, all of the issued and outstanding shares of capital stock of Acquisition Sub.

         (c) As of Closing, the authorized capital stock of Daleen shall be as set forth in an amended and restated certificate of incorporation of Daleen in substantially the form attached as EXHIBIT F hereto.

Section 5.4. SEC Reports; Financial Statements. Daleen has delivered or made available to Abiliti its Annual Report on Form 10-K for the year ended December 31, 2001 (the "DALEEN FORM 10-K"), and all statements and other documents filed by Daleen with the SEC since the date of filing the Daleen Form 10-K (all such documents collectively, the "SEC REPORTS") complied in all material respects with Applicable Laws and did not as of the date thereof contain an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Daleen financial statements (including, in each case, any related notes) included in the SEC Reports fairly presents the consolidated financial condition and the results of operations, changes in shareholders' equity, and cash flow of Daleen as of the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the last audited statement); the financial statements referred to in this Section 5.4 reflect the consistent application of such accounting principles throughout the periods involved. No financial statements of any Person other than Daleen and its subsidiaries are required by GAAP to be included in the financial statements of Daleen. The balance sheet of Daleen at June 30, 2002 included in its Quarterly Report on Form 10-Q for the quarter then ended is referred to in this Agreement as the "DALEEN BALANCE SHEET."

Section 5.5. Books and Records. The books of account, stock record books, and other records of Daleen, all of which have been delivered to or made available to Abiliti, are complete and correct in all material respects and have been maintained in all material respects in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act, including the maintenance of an adequate system of internal controls. With respect to the minute books of Daleen, Daleen has taken no material action not reflected in the minutes.

Section 5.6. Title to Properties; Encumbrances. Neither Daleen nor any subsidiary of Daleen owns any Real Property. SCHEDULE 5.6 contains a list of all Leased Real Property or other interests in Real Property owned by Daleen or its subsidiaries. Except as set forth in SCHEDULE 5.6, Daleen and its subsidiaries own all the properties and Assets (whether real, personal, or mixed and whether tangible or intangible) that Daleen and its subsidiaries purport to own or reflected as owned in the books and records of Daleen, including all of the properties and Assets reflected in the Daleen Balance Sheet (except for Assets held under capitalized leases disclosed in SCHEDULE 5.6 and personal property sold since the date of the Daleen Balance Sheet in the Ordinary Course of Business), and all of the properties and Assets purchased or otherwise acquired by Daleen since the date of the Daleen Balance Sheet (except for property, inventory and other Assets acquired, sold, consumed or disposed of since the date of the Daleen Balance Sheet in the Ordinary Course of Business). Except as set forth on SCHEDULE 5.6, all properties and Assets reflected in the Daleen Balance Sheet are free and clear of any Encumbrance, except for (a) security interests shown on the Daleen Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists; (b) security interests incurred in connection with the purchase of property or Assets after the date of the Daleen Balance Sheet (such security interests being limited to the property or Assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists;
(c) liens for Taxes not yet due or which are contested in good faith by appropriate proceedings; (d) Encumbrances of carriers, warehousemen, mechanics and materialmen and other like Encumbrances arising in the Ordinary Course of Business and which are not past due and are reflected in the Daleen Balance Sheet; (e) statutory liens in favor of lessors arising in connection with any property leased to Daleen, provided that Daleen is in good standing and is current on all payments under such leases; and (f) any other Encumbrances that do not in any way affect or apply to any Daleen Asset that, individually or in the aggregate with all other Daleen Assets affected by such Encumbrance, is material to the Daleen Business.

Section 5.7. Condition and Sufficiency of Daleen Assets. Except as set forth on SCHEDULE 5.7, to the Knowledge of Daleen (as defined in Section 13.8), the buildings, facilities, structures, or equipment (including motor vehicles and trucks) owned or operated by Daleen and its


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


subsidiaries are structurally sound and in good operating condition and repair, reasonable wear and tear excepted, and are adequate for the uses to which they are being put. The buildings, facilities, structures, and equipment owned, leased or used by Daleen and its subsidiaries are sufficient in all material respects for the continued conduct of the Daleen Business after the Closing in substantially the same manner as conducted prior to the Closing.

Section 5.8. Accounts Receivable. All accounts receivable of Daleen and its subsidiaries that are reflected on the Daleen Balance Sheet or on the accounting records of Daleen as of the date hereof (collectively, the "DALEEN ACCOUNTS RECEIVABLE") represent valid contractual obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. The accounts receivable reserves shown on the Daleen Balance Sheet or on the accounting records of Daleen as of the date hereof were calculated consistent with past practice and in accordance with GAAP. Except as set forth in Section 5.17(e) (including the disclosure schedule thereto), there is no contest, claim or right of set-off under any Contract with any obligor of an accounts receivable relating to the amount or validity of such accounts receivable.
SCHEDULE 5.8 contains a complete and accurate list of all accounts receivable as of the date of the Daleen Balance Sheet and sets forth the aging of such Daleen Accounts Receivable.

Section 5.9. Inventory. Neither Daleen nor any of its subsidiaries maintains any inventory in connection with the Daleen Business.

Section 5.10. No Undisclosed Liabilities. Daleen and its subsidiaries have no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise), except for (a) liabilities or obligations reflected or reserved against in the Daleen Balance Sheet or specifically disclosed in the notes thereto; (b) current liabilities or obligations incurred in the Ordinary Course of Business since the date of the Daleen Balance Sheet; (c) liabilities or obligations under this Agreement, set forth in disclosure schedules delivered by Daleen in connection herewith or set forth in any Contract described in such disclosure schedules; and (d) any other liabilities or obligations that are neither individually nor in the aggregate with all such liabilities and obligations material to Daleen or the Daleen Business.

Section 5.11. Tax Matters. Except as set forth in SCHEDULE 5.11, (a) Daleen and its subsidiaries have timely filed (after taking into account any extensions to file) all Tax Returns required to be filed by them either on a separate or combined or consolidated basis; (b) all such Tax Returns are correct in all material respects and accurately disclose in all material respects all Taxes required to be paid for the periods covered thereby; (c) Daleen and its subsidiaries have paid or caused to be paid all Taxes shown as due on such Tax Returns and all Taxes for which no Tax Return was required to be filed, and the financial statements contained in the SEC Reports reflect an adequate reserve as determined in accordance with GAAP for all material Taxes payable by Daleen and its subsidiaries and not yet due (other than a reserve for deferred Taxes established to reflect timing differences between book and Tax treatment) for all taxable periods and portions thereof accrued through the date of such financial statements; (d) none of Daleen or any of its subsidiaries has waived or extended in writing any statute of limitations in respect of Taxes; (e) there is no action, suit, investigation, audit, claim or assessment that (i) has been formally commenced against Daleen or any of its subsidiaries or (ii) Daleen or its subsidiaries have Knowledge based upon contact with any agent of any taxing authority; (f) there are no liens for

Taxes upon the Assets of Daleen except for liens relating to current Taxes not yet due; (g) all Taxes which Daleen or any of its subsidiaries is required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid or accrued on the books of Daleen; (h) neither Daleen nor any of its subsidiaries has been a member of any group of corporations filing Tax Returns on a consolidated, combined, unitary or similar basis other than each such group of which it is currently a member; (i) no deduction of any amount that would otherwise be deductible by Daleen with respect to taxable periods ending on or before the Closing Date could be disallowed under Section 162(m) of the I.R.C.; (j) neither Daleen nor any of its subsidiaries is a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the I.R.C.; (k) neither Daleen nor any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for Tax-free treatment under Section 355 of the I.R.C. (i) in the two (2) years prior to the date of this Agreement, or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the I.R.C.) in conjunction with the Purchase; (l) neither Daleen nor any of its subsidiaries will be obligated to make a payment, in connection with the transactions contemplated hereunder or otherwise, to any employee or former employee of, or individual providing services to Daleen or any of its subsidiaries that would be a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the I.R.C. without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future; and (m) neither Daleen nor any of its subsidiaries will be obligated to pay any excise Taxes or similar Taxes imposed on any employee or former employee of, or individual providing services to Daleen or any of its subsidiaries under Section 4999 of the I.R.C. as a result of the consummation of the transactions contemplated hereby.

Section 5.12. No Material Adverse Effect. Except as set forth on SCHEDULE 5.12, since the date of the Daleen Balance Sheet, there has not been any action, event, omission or circumstance that has resulted or would reasonably be expected to result in a Material Adverse Effect on Daleen, and no event has occurred or circumstance exists that would reasonably be expected to result in such a Material Adverse Effect on Daleen, except such changes as may result from general economic conditions in each of the markets served by Daleen, matters affecting the industry as a whole, and possible adverse changes resulting, directly or indirectly, from the existence of this Agreement and the Contemplated Transactions.

Section 5.13.     Employee Benefits.

         (a) Except as disclosed on SCHEDULE 5.13(A), there are no corporations, partnerships, individuals, or other Persons whose employees, along with the employees of Daleen, would be treated as employed by a single employer under Section 414(b), (c), (m) or (o) of the I.R.C. Daleen and any other Persons whose employees would be treated as employed by a single employer under Section 414(b), (c), (m) or (o) of the I.R.C. are hereinafter collectively referred to as the "DALEEN GROUP."

         (b) SCHEDULE 5.13(B) contains a true and complete list of all the following agreements, arrangements or plans which are presently in effect or which have previously been in effect and which cover employees of any member of the Daleen Group (the "DALEEN

EMPLOYEES"), and indicating, with respect to each, the agreements, arrangements or plans for which Daleen currently maintains or contributes to on behalf of its employees:

                  (i) Any employee benefit plan as defined in Section 3(3) of ERISA, and any trust or other funding agency created thereunder, or under which any member of the Daleen Group, with respect to Daleen Employees, has any outstanding, present, or future obligation or liability, or under which any Daleen Employee or former Daleen Employee has any present or future right to benefits which are covered by ERISA; or

                  (ii) Any other pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, phantom stock, incentive, bonus, vacation, severance, termination, disability, hospitalization, medical, life insurance, split dollar, retention, change of control, or other plan, program, policy, or arrangement, whether written or unwritten, formal or informal, which any member of the Daleen Group maintains or to which any member of the Daleen Group has any outstanding, present or future obligations to contribute or make payments under, whether voluntary, contingent or otherwise, or which provides benefits to Daleen Employees or former Daleen Employees or their dependents.

The plans, programs, policies, or arrangements described in subparagraph (i) and
(ii) above are hereinafter collectively referred to as the "DALEEN PLANS." Daleen has delivered or made available to Abiliti true and complete copies of all written plan documents and contracts evidencing the Daleen Plans, a written description of all unwritten Daleen Plans, as they may have been amended to the date hereof, together with (A) all documents, including, without limitation, Forms 5500, relating to any Daleen Plans required to have been filed prior to the date hereof with Governmental Authorities for each of the three (3) most recently completed plan years, together with any schedules thereto; (B) attorneys' responses to auditors' requests for information for each of the three
(3) most recently completed plan years; (C) financial statements and actuarial reports, if any, for each Daleen Plan for the three (3) most recently completed plan years; (D) all trust agreements, insurance contracts or other funding arrangements for any Daleen Plan; (E) the most recent IRS determination letter, if any, for any Daleen Plan; and (F) all material communications received from or sent to the IRS, Pension Benefit Guaranty Corporation or the Department of Labor (including a written description of any oral communication).

         (c) Except as to those plans identified on SCHEDULE 5.13(C) as tax-qualified Daleen Plans (the "DALEEN QUALIFIED PLANS"), no member of the Daleen Group maintains or previously maintained any Daleen Plan that meets or was intended to meet the requirements of I.R.C. Section 401(a). The IRS has issued favorable determination letters to the effect that each Daleen Qualified Plan qualifies under I.R.C. Section 401(a) and that any related trust is exempt from taxation under I.R.C. Section 501(a), and such determination letters remain in effect and have not been revoked, and, to Daleen's Knowledge, nothing has occurred since the date of such determination letters that could adversely affect the qualified status of any Daleen Qualified Plan. Copies of the most recent determination letters and any outstanding requests for a determination letter with respect to each Daleen Qualified Plan have been delivered or made available to Abiliti. Except as disclosed on SCHEDULE 5.13(C), no Daleen Qualified Plan has been amended since the issuance of each respective determination letter. No issue concerning qualification of the Daleen Qualified Plans is pending before or, to Daleen's Knowledge, is threatened by the IRS. The Daleen Qualified Plans have been administered in all respects according to their terms and in accordance with the requirements of the I.R.C. (to the extent applicable) and ERISA.

         (d) Each member of the Daleen Group is in compliance with the requirements prescribed by any and all statutes, orders, governmental rules and regulations applicable to the Daleen Plans and all reports and disclosures relating to the Daleen Plans required to be filed with or furnished to any governmental entity, participants or beneficiaries prior to the Closing Date have been or will be filed or furnished in a timely manner and in accordance with applicable law. Each of the Daleen Plans that is an employee benefit plan (as defined in ERISA Section 3(3)) has been administered and operated in compliance with all applicable provisions of ERISA and any other applicable laws.

         (e) Except as expressly identified on SCHEDULE 5.13(E), no termination or partial termination of any Daleen Qualified Plan has occurred, nor has a notice of intent to terminate any Daleen Qualified Plan been issued by a member of the Daleen Group.

         (f) No member of the Daleen Group maintains or has maintained an "employee benefit pension plan" within the meaning of ERISA Section 3(2) that is or was subject to Section 302 or Title IV of ERISA or that is or was subject to I.R.C. Section 412.

         (g) Each member of the Daleen Group has made full and timely payment, or has accrued pending full and timely payment, of all amounts that are required under the terms of each of the Daleen Plans and in accordance with applicable laws and Daleen Plan documents to be paid as a contribution to each Daleen Plan. The Daleen Balance Sheet accurately reflects all obligations for accrued benefits under any non-qualified deferred compensation or supplemental retirement plans, in conformity with GAAP.

         (h) No member of the Daleen Group has any past, present or future obligation or liability to contribute or has contributed to any multiemployer plan as defined in ERISA Section 3(37).

         (i) No member of the Daleen Group nor, to Daleen's Knowledge, any other "disqualified person" or "party in interest" (as defined in I.R.C. Section 4975 and ERISA Section 3(14), respectively) with respect to any of the Daleen Plans, has engaged in any "prohibited transaction" (as defined in I.R.C. Section 4975 or ERISA Section 406), or has taken or omitted any action, which could lead to the imposition of an excise Tax under the I.R.C. or a fine under ERISA. All members of the Daleen Group and, to the Daleen's Knowledge, all "fiduciaries" (as defined in ERISA Section 3(21)) with respect to the Daleen Plans, including any members of the Daleen Group that are fiduciaries as to an Daleen Plan, have complied in all respects with the requirements of ERISA Section 404.

         (j) Each member of the Daleen Group has complied in all respects with the continuation coverage requirements of COBRA, and with the portability, access and renewability provisions of ERISA Sections 701 through 712.

         (k) Except as disclosed on SCHEDULE 5.13(K), no member of the Daleen Group will be obligated after the Closing Date to make any nondeductible contributions to any Daleen Plan.

         (l) Other than routine claims for benefits, there are no actions, audits, investigations, suits or claims pending, or, to Daleen's Knowledge, threatened against any Daleen Plan, any trust or other funding agency created thereunder, or against any fiduciary of any Daleen Plan or against the assets of any Daleen Plan.

         (m) Other than health continuation coverage required by COBRA, no member of the Daleen Group has any obligation to any retired or former Daleen Employee to provide any benefits or other remuneration upon retirement or termination of employment under any Daleen Plan. No benefits paid under any Daleen Plan would constitute "parachute payments" under I.R.C. Section 280G, and no benefits are or become payable, or are accelerated, under any Daleen Plan and no remuneration is payable, or becomes payable, by Daleen, or is accelerated, upon the consummation of the transactions contemplated by this Agreement.

         (n)      Except in the Ordinary Course of Business or as set forth in
SCHEDULE 5.13(N), since December 31, 2000, no member of the Daleen Group has:
(i) increased the rate of compensation payable or to become payable to any of the employees of Daleen and its subsidiaries, other than in the normal course of business and consistent with past practice; (ii) made any commitment and has not incurred any liability to any labor union; (iii) paid or agreed to pay any bonuses or severance pay not reflected in the Daleen Balance Sheet; (iv) increased any benefits or rights under any Daleen Plan; or (v) adopted any new plan, program, policy or arrangement, which if it existed as of the Closing Date, would constitute a Daleen Plan.

Section 5.14.  Compliance With Legal Requirements; Governmental Authorizations.

         (a)      Except as set forth in SCHEDULE 5.14(A):

                  (i) Daleen and its subsidiaries are each in compliance in all material respects with each Legal Requirement that is applicable to it or to the conduct or operation of its business or the ownership or use of any of its Assets;

                  (ii) To Daleen's Knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time) would reasonably be expected to constitute or result in a violation by Daleen or any of its subsidiaries of, or a failure on the part of Daleen or any of its subsidiaries to comply with, any Legal Requirement; and

                  (iii) Neither Daleen nor any of its subsidiaries has received, at any time since January 1, 2000, any notice from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement.

         (b) SCHEDULE 5.14(B) contains a complete and accurate list of each material Governmental Authorization that is held by Daleen and its subsidiaries or that otherwise relates to the Daleen Business or any Daleen Asset. Each Governmental Authorization listed or required to be listed in SCHEDULE 5.14(B) is valid and in full force and effect. Except as set forth in SCHEDULE 5.14(B):

                  (i) Daleen and its subsidiaries are in compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in SCHEDULE 5.14(B);

                  (ii) To Daleen's Knowledge, no event has occurred or circumstance exists that would reasonably be expected to (with or without notice or lapse of time) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization; and

                  (iii) Daleen and its subsidiaries have not received, at any time since January 1, 2000, any notice from any Governmental Body regarding any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization.

Section 5.15.     Legal Proceedings; Orders.

         (a) Except as set forth in SCHEDULE 5.15, there is no pending Proceeding to which Daleen or any subsidiary of Daleen is a party or to which the Daleen Assets are subject, (i) that, except for individual claims of less than $25,000.00, has been commenced by or against Daleen or any subsidiary of Daleen or that could impair Daleen's use of any of the Daleen Assets; or (ii) that challenges or would reasonably be expected to have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To the Knowledge of Daleen and except as set forth on
SCHEDULE 5.15, (A) no such Proceeding has been threatened and (B) no event has occurred or circumstance exists that would reasonably be expected to give rise to or serve as a basis for the commencement of any such Proceeding.

         (b) Except as set forth in SCHEDULE 5.15, (i) there is no material Order to which Daleen, any subsidiary of Daleen or any of the Daleen Assets is subject; (ii) neither Daleen nor any subsidiary of Daleen is subject to any material Order that relates to the Daleen Business or any of the Daleen Assets; and (iii) to the Knowledge of Daleen, no Executive Officer, director or key employee of Daleen or its subsidiaries is subject to any Order that prohibits such officer, director or key employee from engaging in or continuing any conduct, activity, or practice relating to the Daleen Business.

         (c) Except as set forth in SCHEDULE 5.15, (i) Daleen and its subsidiaries are, and at all times since January 1, 2000 have been, in full compliance with all of the terms and requirements of each Order to which any of them, or any of the Daleen Assets, is or has been subject; (ii) no event has occurred or circumstance exists that would reasonably be expected to constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which Daleen, any subsidiary of Daleen, or any of the Daleen Assets owned, is subject; and (iii) neither Daleen nor any Daleen subsidiary has received, at any time since January 1, 2000, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which Daleen, any Daleen subsidiary, or any of the Daleen Assets, is or has been subject.

Section 5.16. Absence of Certain Changes and Events. Except as expressly required under the terms of this Agreement, and except as set forth in SCHEDULE 5.16, since the date of the Daleen Balance Sheet, Daleen has conducted the Daleen Business only in the Ordinary Course of Business in all material respects and there has not been any:

                  (a) Change in Daleen's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of Daleen; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by Daleen of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

                  (b)      Amendment to any of the Daleen Organizational
Documents;

                  (c) Payment or increase by Daleen or any subsidiary of any bonuses, salaries, or other compensation to any shareholder, director, officer, or employee (except in the Ordinary Course of Business) or entry into any employment, severance, or similar Contract with any director, officer, or employee;

                  (d) Adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of Daleen or its subsidiaries;

                  (e) Damage to or destruction or loss of any of the Daleen Assets, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition or prospects of Daleen;

                  (f) Entry into, termination of, or receipt of notice of termination of any Contract, license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, other than in the Ordinary Course of Business;

                  (g) Sale (other than sales in the Ordinary Course of Business), lease, or other disposition of any material Asset or property of Daleen or its subsidiaries or mortgage, pledge, or imposition of any lien or other Encumbrance on any material Asset or property of Daleen or its subsidiaries;

                  (h) Cancellation or waiver of any material claims or rights;

                  (i)      Change in the accounting methods used by Daleen;

                  (j) Change in the billing and collection practices and procedures of Daleen and its subsidiaries;

                  (k) Action to accelerate, amend or change the period of vesting or exercisability of stock options or other rights granted pursuant to benefit plans of Daleen and its subsidiaries;

                  (l) Agreement entered into pursuant to which any party (other than Daleen) was granted exclusive marketing, servicing, manufacturing or other exclusive rights of any type or scope;

                  (m) Payment, discharge, satisfaction, settlement or compromise of any case, claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the Ordinary Course of Business of Daleen, other than the payment, discharge or satisfaction of liabilities specifically reflected or reserved against in the SEC Reports referenced in Section 5.4;

                  (n) Revaluation of any of the Daleen Assets, except as required by GAAP;

                  (o) Agreement with any third party that limits in any manner the territory or scope of activities in which Daleen or its subsidiaries may engage; or

                  (p) Agreement, whether oral or written, by Daleen or any subsidiary to any of the foregoing.

Section 5.17.     Contracts; No Defaults.

         (a) SCHEDULE 5.17(A) contains a complete and accurate list, and Daleen has delivered or made available to Abiliti true and complete copies, or summaries in the case of oral contracts, of:

                  (i) Each Contract that involves performance of services or delivery of goods or materials by Daleen or any subsidiary of an amount or value in excess of $50,000.00;

                  (ii) Each Contract that involves performance of services or delivery of goods or materials to Daleen or any subsidiary of an amount or value in excess of $50,000.00;

                  (iii) Each Contract of Daleen or any subsidiary that was not entered into in the Ordinary Course of Business;

                  (iv) Each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property included in the Daleen Assets (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $25,000.00 and with terms of less than one (1) year);

                  (v) Each licensing agreement or other Contract with respect to Patents, Trademarks, Copyrights, trade secrets or any other intellectual property, including agreements with former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of Daleen's intellectual property which are or have ever been used or distributed by Daleen or any subsidiary, but excluding standard nondisclosure agreements and licenses of commercially available software;

                  (vi) Each collective bargaining agreement and other Contract to which Daleen or any subsidiary is a party or with any labor union or other employee representative of a group of employees;

                  (vii) (A) All employment and severance Contracts that will result in payment by Daleen or any subsidiary, or the creation of any Liability to pay on behalf of Daleen or any subsidiary, any severance, termination or any other form of payment to any present or former employee, independent contractor or consultant following termination of employment or otherwise as a result of the consummation of the Contemplated Transactions; (B) any Contract or pending Contract of Daleen or any subsidiary to hire any Person as an employee, independent contractor or consultant; and (C) any Contracts of Daleen or any subsidiary with respect to the payment of any referral or other fees in connection with the hiring or proposed hiring of any employee, independent contractor or consultant;

                  (viii) Each joint venture or partnership to which Daleen or any subsidiary is a party, and other applicable Contracts to which Daleen or any subsidiary is a party (however named) involving a sharing of profits, losses, costs or Liabilities by Daleen or any subsidiary with any other Person;

                  (ix) Each Contract containing covenants that in any way purport to materially restrict the Daleen Business or to limit the freedom of Daleen or any subsidiary of Daleen to engage in any line of business or to compete with any Person;

                  (x) Each Contract of Daleen or any subsidiary providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods and other than commission arrangements with employees of Daleen or any subsidiary entered into in the Ordinary Course of Business;

                  (xi) Each power of attorney granted by Daleen or any subsidiary that is currently effective and outstanding;

                  (xii) Each outstanding Contract of Daleen or any subsidiary for capital expenditures in excess of $25,000.00;

                  (xiii) Each outstanding written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by Daleen or any subsidiary; and

                  (xiv) Each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing, other than amendments, supplements or modifications relating to customer-requested software enhancements made in the Ordinary Course of Business involving additional payments in each case of no more than $10,000 that do not change any of the substantive terms of the Contracts they amend, supplement or modify (such Contracts, identified or required to be identified in Sections 5.17(a)(i) -
(xiii) collectively, the "DALEEN MATERIAL CONTRACTS").

         (b) To Daleen's Knowledge, except as disclosed on SCHEDULE 5.17(B), no Executive Officer, director, agent, employee, consultant, or contractor of Daleen or any subsidiary is a party to or is otherwise bound by any Contract (including any confidentiality or proprietary rights agreement) that purports to limit the ability of such Executive Officer, director, agent, employee, consultant, or contractor to (i) engage in or continue any conduct, activity, or practice relating to the Daleen Business; or
(ii) assign to Daleen or to any other Person any rights to any invention, improvement or discovery.

         (c) Except as set forth in SCHEDULE 5.17(C), each Daleen Material Contract is in full force and effect and is valid and enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership or similar Legal Requirement affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

         (d)      Except as set forth in SCHEDULE 5.17(D):

                  (i) Daleen and its subsidiaries are, and at all times since January 1, 2000, have been in full compliance with all applicable terms and requirements of each Daleen Material Contract in all material respects under which Daleen or any subsidiary has or had any obligation or Liability or by which Daleen or any subsidiary or any of the Assets owned or used by Daleen or any subsidiary is or was bound;

                  (ii) No event has occurred or circumstance exists that (with or without notice or lapse of time) would reasonably be expected to contravene, conflict with, or result in a material violation or breach of, or give Daleen or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Daleen Material Contract; and

                  (iii) Neither Daleen nor any subsidiary has given to or received from any other Person, at any time since January 1, 2000, any written notice regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Daleen Material Contract;

         (e)      Other than the disputed customer receivables set forth on
SCHEDULE 5.17(E), there are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to Daleen or any subsidiary under current or completed Daleen Material Contracts with any Person and to the Knowledge of Daleen no such Person has made written demand for such renegotiation.

Section 5.18.     Insurance.

         (a) Daleen has delivered or made available to Abiliti true and complete copies of all policies of insurance to which Daleen or any subsidiary is a party or the payor and under which Daleen, any subsidiary of Daleen or any director of Daleen is or has been covered at any time since January 1, 2000.

         (b) SCHEDULE 5.18(B) describes (i) any self-insurance arrangement by or affecting Daleen or any subsidiary, including any reserves established thereunder; and (ii) any Contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by Daleen or any subsidiary.

         (c)      Except as set forth on SCHEDULE 5.18(C):

                  (i) All policies to which Daleen or any subsidiary is a party or that provide coverage to Daleen, any subsidiary, or any director or officer of Daleen or any subsidiary (A) are valid and outstanding; and (B) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of Daleen or any subsidiary.

                  (ii) Neither Daleen nor any subsidiary of Daleen has received (A) any written refusal of coverage or any written notice that a defense will be afforded with reservation of rights; or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

                  (iii) Daleen has paid all premiums due, and has otherwise performed all of its obligations under each insurance policy to which Daleen or any subsidiary is a party or the payor and that provides coverage to Daleen or to any subsidiary of Daleen or any of their directors or officers.

                  (iv) To Daleen's Knowledge, Daleen has given notice to the insurer of all claims that may be insured thereby.

Section 5.19.     Environmental Matters.  Except as set forth in SCHEDULE 5.19:

         (a) To the Knowledge of Daleen, Daleen and its subsidiaries have all permits, licenses, authorizations, registrations and other governmental consents required under Environmental Laws governing any matters arising out of, resulting from or relating to the pollution, contamination or protection of the environment, including laws relating to Hazardous Substances into ambient air, surface water, groundwater or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or waste and all such permits are in full force and effect, except where the failure to hold such licenses, permits and authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Daleen.

         (b) Daleen and its subsidiaries are in compliance, in all material respects, with all applicable Environmental Laws or any written notice or demand letter issued thereunder.

         (c) Neither Daleen nor any subsidiary of Daleen has received any notice (written or oral) or other communication that Daleen or any subsidiary is or may be a potentially responsible Person or otherwise liable in connection with any waste disposal site allegedly containing, or other location used for the disposal of, any Hazardous Substances.

Section 5.20.     Employees.

         (a) SCHEDULE 5.20(A) contains a list of and the following information for each full-time, part-time or temporary salaried employee or director of Daleen or any subsidiary, including each such employee on leave of absence or layoff status: name; job title; current employment status and current compensation. SCHEDULE 5.20(A) also contains a list of all Contracts of


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


employment to which Daleen or any subsidiary is a party with such employees. Daleen has delivered or made available to Abiliti true and complete copies of each Contract described in this Section 5.20. Other than Contracts of employment listed in SCHEDULE 5.20(A), all employees of Daleen and its subsidiaries are employed by Daleen or the applicable subsidiary on an "at will" status.

         (b)      [Intentionally Omitted.]

         (c) SCHEDULE 5.20(C) contains a complete and accurate list of the following information for each retired employee or director of Daleen or any subsidiary, or their dependents, receiving benefits or scheduled to receive benefits from Daleen or any subsidiary in the future: name; pension benefit; pension option election; retiree medical insurance coverage; retiree life insurance coverage; and other benefits.

         (d) Except as set forth on SCHEDULE 5.20(D), each employee of Daleen and its subsidiaries has signed Daleen's standard confidentiality, noncompetition and proprietary rights agreement. Daleen has delivered or made available copies of all such agreements to Abiliti.

Section 5.21. Labor Relations; Compliance. Daleen and its subsidiaries are not and have not been a party to any collective bargaining or other labor Contract. Except as set forth on SCHEDULE 5.21, there has not been, there is not presently existing, and to Daleen's Knowledge there is not threatened (a) any strike, slowdown, picketing, work stoppage or employee grievance process; (b) any pending Proceeding against or affecting Daleen or any subsidiary relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting Daleen or any subsidiary; or (c) any application for certification of a collective bargaining agent. Daleen and its subsidiaries have complied in all material respects with all Legal Requirements relating to employment, immigration, equal employment opportunity, nondiscrimination, wages, hours, benefits, collective bargaining, the payment of social security and similar Taxes, occupational safety and health, and plant closing. SCHEDULE 5.21 contains a complete list of employment-related lawsuits and/or governmental administrative proceedings in each case for which the potential liability of Daleen or any subsidiary exceeds $25,000.00 to which Daleen or any subsidiary is currently a party. This list includes any employment-related disputes brought under any applicable federal, state or local laws, as well as all administrative actions including, but not limited to, those Proceedings before the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Agency and the Department of Labor, and any state counterparts to such agencies.

Section 5.22.     Intellectual Property.

         (a) Certain Defined Terms. Certain terms used in this Section are defined in Section 4.22(a).

         (b)      Lists of Intellectual Property Rights and Contracts:


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


                  (i) SCHEDULE 5.22(B)(I) (A) contains a complete list of each governmental filing, whether federal, state, local, foreign or otherwise, related to Registrations of Daleen or any subsidiary; (B) identifies each pending Registration of Daleen or any subsidiary with respect to Intangibles and Software; and (C) identifies all applications of Daleen and its subsidiaries for or Registrations regarding Intangibles and Software which have been withdrawn, abandoned, or have lapsed or been denied;

                  (ii) SCHEDULE 5.22(B)(II) identifies (A) each license agreement or other written or oral agreement or permission in which Daleen or any subsidiary has granted to any third party any right with respect to any Intangibles or Software (a "DALEEN LICENSE AGREEMENT"), together with the term thereof, and all royalties or other amounts payable to Daleen or its subsidiaries thereunder; (B) each license, sublicense, agreement or other permission in which Daleen or any subsidiary has received any right with respect to any of the Daleen Third Party Components (as defined in Section 5.22(b)(iii)(B) (a "DALEEN THIRD PARTY LICENSE AGREEMENT"), together with the term thereof, and all royalties or other amounts due thereon; and (C) each agreement entered into by Daleen or any subsidiary that provides for the sale, license or access to any source code of Software, including, without limitation, any source code escrow agreement ("DALEEN SOURCE CODE AGREEMENT");

                  (iii) SCHEDULE 5.22(B)(III) is an accurate and complete list and description (including a name, product description, components, modules, the language in which it is written and the type of hardware platform(s) on which it runs) of all of the following:

                           (A)      All Software owned by Daleen or any
subsidiary, whether purchased from a third party, developed by or on behalf of Daleen or any subsidiary, currently under development or otherwise ("DALEEN OWNED SOFTWARE"). The list to be included in SCHEDULE 5.22(B)(III) with respect to Daleen Owned Software may include general descriptions in lieu of a detailed list for Software that has not been used by Daleen, any subsidiary or any other party in the last four (4) years;

                           (B)      Each item of Software and Intangibles used
or possessed by Daleen or any subsidiary owned by a third party ("DALEEN THIRD PARTY COMPONENTS"). The Daleen Owned Software and Daleen Third Party Components are collectively referred to as "DALEEN CORE SOFTWARE";

                           (C)      All Software, other than the Daleen Core
Software, that is either (1) offered or provided by Daleen or any subsidiary, directly or through Distributors, to customers of Daleen or any subsidiary; or
(2) used by Daleen or any subsidiary to provide information or services to customers of Daleen or any subsidiary for a fee (collectively, "DALEEN CUSTOMER SOFTWARE"). The Daleen Core Software and the Daleen Customer Software are collectively referred to as the "DALEEN SOFTWARE"; and

                           (D)      All Software, other than Daleen Software,
that is licensed or marketed to or from third parties or otherwise used by Daleen or any subsidiary for any purpose whatsoever (collectively, "OTHER DALEEN SOFTWARE").


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


                  (iv)     To the extent not set forth in SCHEDULE 5.22(B)(I),
SCHEDULE 5.22(B)(IV) sets forth an accurate and complete list and description of each Copyright, Trademark, Patent, and name and logo included in the Intangibles owned, marketed or licensed by Daleen or any subsidiary or from third parties, used or under development by Daleen. SCHEDULE 5.22(B)(IV) indicates Daleen's ownership of such items or the source of Daleen's right to use such items (or the ownership or right of the respective subsidiary, as the case may be); and

                  (v) SCHEDULE 5.22(B)(V) identifies all individuals or consulting companies who have materially contributed to the development of the Daleen Owned Software.

         (c)      Warranties:

                  (i) Daleen has delivered or made available to Abiliti correct and complete copies (or summaries in the case of oral agreements) of all Daleen License Agreements, Daleen Third Party License Agreements and Daleen Source Code Agreements; and except as specified in SCHEDULE 5.22(C)(I), all Daleen License Agreements, Daleen Third Party License Agreements and Daleen Source Code Agreements do not and will not require the consent or approval of any other Persons as a result of the Contemplated Transactions;

                  (ii) Daleen and its subsidiaries have each complied with all Daleen License Agreements, Daleen Third Party License Agreements and Daleen Source Code Agreements to which it is party or is bound, and to Daleen's Knowledge, all other parties to such agreements have complied with all provisions thereof; and no default or event of default exists under any of such Daleen License Agreements, Daleen Third Party License Agreements or Daleen Source Code Agreements, except as set forth in SCHEDULE 5.22(C)(II);

                  (iii) No Software other than the Daleen Core Software, Daleen Customer Software and Other Daleen Software are required to operate the Daleen Business as currently conducted and as contemplated by Daleen's existing business plan;

                  (iv) Except as set forth on SCHEDULE 5.22(C)(IV), Daleen owns and has good and marketable title to the Daleen Owned Software and Intangibles attributable to the Daleen Owned Software, and has the full right to use all of the Daleen Third Party Components, Daleen Customer Software and Other Daleen Software, and Intangibles attributable thereto, as used or required to operate the Daleen Business as currently conducted, free and clear of any Encumbrances which would affect the use of such Software in connection with the operation of the Daleen Business as currently conducted;

                  (v) To Daleen's Knowledge, no rights of any third party not previously obtained are necessary to market, license, sell, modify, update, and/or create derivative works for any Software as to which Daleen or any subsidiary takes any such action in the Daleen Business as currently conducted;

                  (vi) With respect to Software which is licensed by Daleen or any subsidiary to third parties or used in connection with providing services to third parties:

                           (A)      Daleen maintains machine-readable
master-reproducible copies, reasonably complete technical documentation and/or user manuals for the most current releases or versions thereof and for all earlier releases or versions thereof currently being supported by Daleen;

                           (B)      In each case, the machine-readable copy
substantially conforms to the corresponding source code listing;

                           (C)      Such Software is written in the language set
forth on SCHEDULE 5.22(B)(III) for use on the hardware set forth on SCHEDULE 5.22(B)(III) with standard operating systems;

                           (D)      Such Software can be maintained and modified
by reasonably competent programmers familiar with such language, hardware and operating systems; and

                           (E)      In each case the Software operates
substantially in accordance with the user manual thereof without operating defects of any material nature.

                  (vii) To Daleen's Knowledge, none of the Software or Intangibles listed on SCHEDULE 5.22(B)(I), 5.22(B)(II) or 5.22(B)(IV), or their respective past or current uses by or through Daleen has violated or infringed upon, or is violating or infringing upon, any Patent, Copyright, trade secret or other Intangible of any Person. Daleen has adequately maintained all trade secrets and Copyrights with respect to the Daleen Software and Other Daleen Software. Daleen and its subsidiaries have performed all obligations imposed upon any of them with regard to the Daleen Third Party Components, Daleen Customer Software and Other Daleen Software which are required to be performed by any on or prior to the date hereof, and neither Daleen nor, to the Knowledge of Daleen, any other party, is in breach of or default thereunder in any respect, nor to Daleen's Knowledge, is there any event which with notice or lapse of time or both would constitute a default thereunder;

                  (viii) To the Knowledge of Daleen, no Person is violating or infringing upon, or has violated or infringed upon at any time, any of Daleen's or its subsidiaries' proprietary rights to any of the Software or Intangibles listed on SCHEDULE 5.22(B)(I), 5.22(B)(II) or 5.22(B)(IV);

                  (ix)     None of the Software or Intangibles listed on
SCHEDULE 5.22(B)(I), 5.22(B)(II) or 5.22(B)(IV) are owned by or registered in the name of any of Daleen's shareholders, any current or former owner or shareholder, partner, director, executive, officer, employee, salesperson, agent, customer, contractor of Daleen or any subsidiary or their representatives nor does any such Person have any interest therein or right thereto, including, but not limited to, the right to royalty payments. Except as listed on SCHEDULE 5.22(C)(I), neither Daleen nor any subsidiary has granted any third party any exclusive rights related to any Daleen Owned Software;

                  (x) No litigation is pending and no claim has been made against Daleen or any subsidiary or, to the Knowledge of Daleen, is threatened, which contests the right of Daleen or any subsidiary to sell or license to any Person or use any of the Daleen Software or Other Daleen Software. Except as described in SCHEDULE 5.22(C)(X), no former employer of any employee or consultant of Daleen or any subsidiary has made a claim against Daleen or any subsidiary or, to the Knowledge of Daleen, against any other Person, that Daleen or any subsidiary or such employee or consultant is misappropriating or violating the Intangibles of such former employer;

                  (xi) Neither Daleen nor any subsidiary is a party to or bound by any License Agreement or other agreement requiring the payment by Daleen, any subsidiary or their respective assigns of any royalty or license payment, excluding such agreements relating to the Daleen Customer Software to the extent such royalty or license payment is expressly set forth on SCHEDULE 5.22(C)(XI);

                  (xii) Without limiting any of the foregoing, to the Knowledge of Daleen, none of the current or former officers, executives, directors, partners, shareholders, employees, salespersons, customers, or independent contractors of Daleen or any subsidiary have disclosed to (without proper obligation of confidentiality) or otherwise used or utilized on behalf of any Person other than Daleen, any trade secrets or proprietary information, including, without limitation, the source codes for Daleen Software;

                  (xiii) All Daleen License Agreements, Daleen Third Party License Agreements, Daleen Source Code Agreements, software development agreements, and any other written agreement between Daleen and any third party in which trade secrets or confidential information of Daleen, Daleen's customers, agents, or suppliers, are disclosed binds the recipient thereof to take reasonable steps to protect the proprietary rights of Daleen and its customers, agents, and suppliers in such trade secrets and confidential information;

                  (xiv) Except as set forth on SCHEDULE 5.22(C)(XIV), none of Daleen's shareholders have an ownership right or other interest in any Daleen Software, Other Daleen Software or Intangibles, and no claims have been made or, to the Knowledge of Daleen, are threatened, that the Daleen Software substantially fails to perform as set forth in Section 5.22(d);

                  (xv) Except as set forth on SCHEDULE 5.22(C)(XV), all Contracts with customers of Daleen and its subsidiaries (collectively, "DALEEN CUSTOMER CONTRACTS"), whether completed or outstanding, were or are evidenced by written agreements, which agreements have been made available to Abiliti. Each oral Daleen Customer Contract is identified on SCHEDULE 5.22(C)(XV) and consists of terms and provisions summarized in such schedule;

                  (xvi) Except as set forth on SCHEDULE 5.22(C)(XVI), no Daleen Customer Contract provides for the transfer to the customer therein of any Intangibles relating to any portion of the Daleen Software as to which Daleen or any subsidiary thereafter shall have no further rights. No current or past Daleen Customer Contract provides that the customer therein shall be entitled to sublicense or otherwise transfer to a third party any Intangibles relating to any portion of the Daleen Software unless such third party agrees to be bound by the confidentiality provisions thereof and agrees to pay Daleen royalties and other amounts comparable to those under such Daleen Customer Contract; and

                  (xvii) Except as set forth on SCHEDULE 5.22(C)(XVII), each past or present customer of Daleen and each past or present customer of Daleen to whom Daleen disclosed any of the Intangibles relating to Daleen Software is bound by a confidentiality provision which requires such past or present customer to take reasonable steps to protect the rights of Daleen in the Intangibles relating to Daleen Software.

         (d) Performance. The Daleen Software (i) substantially performs in accordance with all published specifications for such Software; (ii) substantially complies with all other published documentation, descriptions and literature with respect to such Software; and (iii) to Daleen's Knowledge, substantially complies with all representations, warranties and other requirements specified in all of the Daleen License Agreements.

Section 5.23. Certain Payments. Neither Daleen nor any director, officer, agent or employee of Daleen acting for or on behalf of Daleen, has (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services (i) to improperly obtain favorable treatment in securing business, (ii) to improperly pay for favorable treatment for business secured,
(iii) to improperly obtain special concessions or for special concessions already obtained, for or in respect of Daleen; or (iv) in violation of any Legal Requirement; or (b) established or maintained any fund or asset that has not been recorded in the books and records of Daleen.

  Section 5.24. Disclosure. The representations and warranties of Daleen and Acquisition Sub in this Agreement and the disclosure schedules to be delivered by Daleen in connection herewith do not, taken as a whole, contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading. To the Knowledge of Daleen and except as set forth in SCHEDULE 5.24, no fact exists that has specific application to the Daleen Business (other than general economic or industry conditions, and possible adverse changes resulting directly or indirectly from the existence of this Agreement or the Contemplated Transactions) which Daleen reasonably expects would have a Material Adverse Effect on Daleen that has not been set forth in this Agreement or the disclosure schedules delivered by Daleen.

Section 5.25. Relationships With Related Persons. Except as set forth in
SCHEDULE 5.25, since January 1, 2000, (a) no Related Person of Daleen has had, and no Related Person of Daleen currently has any interest in any property (whether real, personal or mixed and whether tangible or intangible), owned or licensed by Daleen and used in or pertaining to the Daleen Business, and (b) no Related Person of Daleen has owned, and no Related Person of Daleen currently owns (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has had business dealings or a material financial interest in any transaction with Daleen.

Section 5.26. Brokers or Finders. Except as disclosed on SCHEDULE 5.26, Daleen has not retained any broker, finder of comparable agent in respect of transactions of the type contemplated by this Agreement and has not incurred, except to the extent set forth on SCHEDULE 5.26, any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

Section 5.27. Charter Provisions, Etc. Each of Daleen and Acquisition Sub has or prior to Closing will have taken all action so that its entering into of this Agreement and the consummation of the Purchase and the Contemplated Transactions do not and will not result in the grant of any rights to any Person under the Daleen Organizational Documents.

Section 5.28. Daleen Board of Directors Action. The Board of Directors of Daleen (at a meeting duly called and held) has duly (a) determined that this Agreement and the Contemplated Transactions are advisable and in the best interests of Daleen and its stockholders; (b) resolved to recommend the approval of this Agreement and the Contemplated Transactions by the holders of Daleen Capital Stock and directed that the Contemplated Transactions be submitted for consideration by the holders of Daleen Capital Stock at a special meeting of its stockholders; and (c) adopted a resolution to elect not to be subject, to the extent permitted by applicable law, to any state takeover law that may purport to be applicable to the Purchase and the Contemplated Transactions.

Section 5.29. Proxy Statement. None of the information supplied or to be supplied by or on behalf of Daleen for inclusion in (a) the Daleen Registration Statements will, at the time the respective Daleen Registration Statement is filed with the SEC, at any time such form is amended or supplemented, or at the time such form becomes effective under the Securities Act, contain or incorporate by reference any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make statements therein, in light of the circumstances under which they are made, not misleading; or (b) the Proxy Statement will, at the time the Proxy Statement is filed with the SEC, at any time that it is amended or supplemented, or at the time it is mailed to the holders of Daleen Capital Stock and at the time of the special meeting of the stockholders of Daleen to consider the Purchase and the Contemplated Transactions, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make statements therein, in light of the circumstances under which they are made, not misleading.

Section 5.30. Daleen Voting Agreements. Concurrently with the execution of this Agreement, the Persons listed on SCHEDULE 5.30 have executed legal, valid, binding and enforceable voting agreements substantially in the form attached hereto as EXHIBIT G (the "DALEEN VOTING AGREEMENTS").

Section 5.31.  [Intentionally Omitted.]

Section 5.32 Fairness Opinion. Daleen has received from Kaufman Bros., LP on or before the date of this Agreement, an opinion that the Purchase is fair to Daleen and its stockholders from a financial point of view, and such opinion is in effect as of the date of this Agreement.

                                   ARTICLE VI.
                   COVENANTS OF ABILITI PRIOR TO CLOSING DATE

Section 6.1. Access and Investigation. For the sole purpose of the Purchase and the other Contemplated Transactions, between the date of this Agreement and the Closing Date, Abiliti will, and will cause its directors, officers, employees, agents, consultants, advisors or other representatives, including legal counsel, accountants and financial advisors (collectively, "ABILITI'S ADVISORS") to, (a) afford Daleen and its directors, officers, employees, agents, consultants, advisors or other representatives, including legal counsel, accountants and financial advisors (collectively, "DALEEN'S ADVISORS") reasonable access to Abiliti's personnel, properties, customers, contracts, books and records, and other documents and data; (b) furnish Daleen and Daleen's Advisors with copies of all such contracts, books and records, and other existing documents and data as Daleen may reasonably request; and (c) furnish Daleen and Daleen's Advisors with such additional financial, operating, and other data and information as Daleen may reasonably request; provided, however, that no investigation pursuant to this Section 6.1 shall limit or otherwise affect any representation or warranty given by Abiliti hereunder. All information delivered pursuant to this Section 6.1 shall be subject to the terms and conditions set forth in the Mutual Non-Disclosure Agreement between Daleen and Abiliti dated March 15, 2002 (the "NON-DISCLOSURE AGREEMENT").

Section 6.2. Operation of the Business of Abiliti. Between the date of this Agreement and the Closing Date, except as consented to by Daleen in writing, which consent may not be unreasonably withheld, Abiliti will:

         (a)      Conduct the Abiliti Business only in the Ordinary Course of
Business;

         (b) Use its Best Efforts (as defined below) to preserve intact its current business organization, keep available the services of its current officers, employees and agents, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with Abiliti (for purposes of this Agreement, "BEST EFFORTS" means the commercially reasonable efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as reasonably possible, in each case without taking any such action as would reasonably be expected to result in the breach of any other representation or covenant of such Person in this Agreement);

         (c) Confer with Daleen concerning operational matters of a material nature; and

         (d) Otherwise periodically report and confer with Daleen concerning the status of the Abiliti Business and the operations and finances of Abiliti.

Section 6.3. Negative Covenants. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Abiliti will not, without the prior written consent of Daleen, which will not be unreasonably withheld, take any action that would result in the following:

         (a) a dividend to the holders of Abiliti Capital Stock or issue additional shares of Abiliti Capital Stock except as may be required by Abiliti under the terms of options granted pursuant to the Option Plans;

         (b)      an amendment to the Abiliti Voting Agreements;

         (c) other than as permitted by Section 6.3(a), a change in Abiliti's authorized or issued capital stock; the grant of any stock option or right to purchase shares of capital stock of Abiliti; issuance of any security convertible into such capital stock; the grant of any registration rights; purchase, redemption, retirement, or other acquisition by Abiliti of any shares of any such capital stock; or the declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

         (d)      an Amendment to any of the Abiliti Organizational Documents;

         (e) a payment or increase by Abiliti of any bonuses, salaries, or other compensation to any shareholder, director, officer, or employee (except in the Ordinary Course of Business) or entry into or amendment of any employment, severance, or similar Contract with any director, officer, or employee, except as may be necessary due to the resignation of Abiliti's management or other employees;

         (f) the adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of Abiliti;

         (g) damage to or destruction or loss of any of the Purchased Assets, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition or prospects of Abiliti;

         (h) the entry into, termination of, or receipt of notice of termination of any Material Contract, license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, other than in the Ordinary Course of Business;

         (i) the sale, lease, assignment, transfer or other disposition of any material Asset or property of Abiliti or mortgage, pledge, or imposition of any lien or other Encumbrance on any Purchased Asset or other material Asset of Abiliti, other than in the Ordinary Course of Business;

         (j) the cancellation or waiver of any material claims or rights, other than in the Ordinary Course of Business;

         (k) a change in the accounting methods used by Abiliti, other than as may be required by GAAP or Applicable Laws;

         (l) a change in the billing and collection practices and procedures of Abiliti;

         (m) an action to accelerate, amend or change the period of vesting or exercisability of stock options, rights under the Management Retention Plan or other rights granted pursuant to benefit plans of Abiliti, except such changes that result from the Contemplated Transactions;

         (n) an agreement entered into pursuant to which any party (other than Abiliti) was granted exclusive marketing, servicing, manufacturing or other exclusive rights of any type or scope;

         (o) a payment, discharge, satisfaction, settlement or compromise of any case, claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the Ordinary Course of Business of Abiliti, other than the payment, discharge or satisfaction of liabilities specifically reflected or reserved against in Abiliti's financial statements referenced in Section 4.4;

         (p) a revaluation of any of the Purchased Assets, except as required by GAAP;


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


         (q) the execution of an agreement with any third party that limits in any manner the territory or scope of activities in which Abiliti may engage; or

         (r) the execution of an agreement, whether oral or written, by Abiliti to do any of the foregoing.

Section 6.4. Required Approvals. As promptly as practicable after the date of this Agreement, Abiliti will use its Best Efforts to make all filings required by Legal Requirements to be made by it in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Abiliti will (a) reasonably cooperate with Daleen and Acquisition Sub with respect to all filings that Daleen or Acquisition Sub are required by Legal Requirements to make in connection with the Contemplated Transactions; and (b) with the reasonable cooperation of Daleen and Acquisition Sub, use its Best Efforts to obtain and keep in full force and effect all Consents required to be obtained by Daleen or Acquisition Sub, including without limitation, any assignment and assumption agreement, in a form reasonably acceptable to Daleen, necessary to transfer any of the Purchased Assets, including, without limitation, each of the Consents identified in SCHEDULE 6.4.

Section 6.5. Notification. Between the date of this Agreement and the Closing Date, Abiliti will promptly notify Daleen in writing if Abiliti becomes aware of any fact or condition that causes or constitutes a breach of Abiliti's representations and warranties as of the date of this Agreement, or if Abiliti becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, Abiliti will promptly notify Daleen if Abiliti becomes aware of the occurrence of any breach of any covenant of Abiliti in this Article VI or of the occurrence of any event that may make the satisfaction of the conditions in Article VIII impossible or unlikely.

Section 6.6.      [Intentionally Omitted.]

Section 6.7. No Negotiation. Abiliti agrees that during the term of this Agreement, it shall not, and shall not authorize or permit any of its directors, officers, employees, agents or representatives, directly or indirectly, to solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of any inquiries or the making of any proposal with respect to any recapitalization, merger, consolidation or other business combination involving Abiliti, or acquisition or sale of any capital stock (other than upon exercise of outstanding options of Abiliti) or any material portion of the Assets (except for acquisition of Assets in the Ordinary Course of Business consistent with past practice) of Abiliti, or any combination of the foregoing, or negotiate, explore or otherwise engage in discussions with any Person other than Daleen or its directors, officers, employees, agents and representatives, with respect to any such transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Purchase or the Contemplated Transactions. This Section
6.7 shall not prohibit accurate disclosure by Abiliti that is required under Applicable Law.


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


Section 6.8. Financial Statements. Abiliti shall provide Daleen, as soon as reasonably practicable after the date of this Agreement, (a) audited balance sheets of Abiliti as at December 31, 1999, 2000 and 2001, and the related audited statements of income, changes in shareholders' equity, and cash flow for each of the fiscal years then ended and (b) the unaudited balance sheet of Abiliti as of the end of each month since December 31, 2001, and the related statement of income for such periods then ended, to be included in the proxy materials that satisfy the requirements of the rules and regulations of the SEC, including, without limitation, the requirements of Regulation S-X promulgated thereunder. Abiliti shall obtain the consent, or with respect to post-closing filings, an agreement to provide the consent, of the accounting firm that performed such audits to the inclusion of all information from such audited balance sheets, statements of income, changes in shareholders' equity and cash flow statements in the reports and registration statements to be filed, from time to time, by Daleen with the SEC, including, without limitation, the Daleen Registration Statements.

Section 6.9. Financial Reporting Obligations. Between the date of this Agreement and the Closing Date, Abiliti will furnish to Daleen as soon as practicable at the end of each fiscal month, but in no event later than fifteen (15) days after the end of each fiscal month, unaudited consolidated balance sheets of Abiliti and its subsidiaries, if any, as of the end of such month, and unaudited consolidated statements of income and cash flow of Abiliti and its subsidiaries, if any, for each such month, all of which shall be prepared in a manner consistent with the preparation of the financial statements referenced in
Section 4.4 hereof, provided that if such month is the end of a fiscal quarter, such statements shall be accompanied by a brief narrative description of Abiliti's business activities and financial results during said quarter prepared by its Chief Financial Officer.

Section 6.10. Best Efforts. Between the date of this Agreement and the Closing Date, Abiliti will use its Best Efforts to cause the conditions in Article VIII to be satisfied.

Section 6.11. Abiliti Special Meeting. As soon as reasonably practicable following the execution of this Agreement, Abiliti shall duly call, give notice of, convene or hold a special meeting for the purpose of considering and taking action upon this Agreement.

Section 6.12. Certain Employee Matters. Between the date of this Agreement and the Closing Date, Abiliti shall not make any severance or other similar payment to an employee of Abiliti upon its termination of any such employee without having first received from the employee an executed settlement and release agreement substantially in the form attached to SCHEDULE 6.12.

Section 6.13 Insurance. Between the date of the Agreement and the Effective Time, Abiliti will maintain in full force and effect all insurance coverage for the Purchased Assets substantially comparable to coverages existing on the date of this Agreement.

Section 6.14 Termination of Agreements. Prior to the Closing Date, Abiliti shall cause to be terminated each of the Management Retention Agreements, as amended, with Abiliti and certain of its executives and employees, and the Management Retention Plan under which these were granted.


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


                                  ARTICLE VII.
          COVENANTS OF DALEEN AND ACQUISITION SUB PRIOR TO CLOSING DATE

Section 7.1. Access and Investigation. For the sole purpose of the Purchase and the other Contemplated Transactions, between the date of this Agreement and the Closing Date, Daleen will, and will cause Daleen's Advisors to, (a) afford Abiliti and Abiliti's Advisors reasonable access to Daleen's personnel, properties, customers, contracts, books and records, and other documents and data; (b) furnish Abiliti and Abiliti's Advisors with copies of all such contracts, books and records, and other existing documents and data as Abiliti may reasonably request; and (c) furnish Abiliti and Abiliti's Advisors with such additional financial, operating, and other data and information as Abiliti may reasonably request; provided, however, that no investigation pursuant to this
Section 7.1 shall limit or otherwise affect any representation or warranty given by Daleen hereunder. All information delivered pursuant to this Section 7.1 shall be subject to the terms and conditions set forth in the Non-Disclosure Agreement.

Section 7.2. Daleen Special Meeting; Proxy Statement. As soon as reasonably practicable following the execution of this Agreement, Daleen shall:

         (a) Duly call, give notice of, convene and hold the Daleen Special Meeting for the purpose of considering and taking action upon this Agreement;

         (b) Prepare the Proxy Statement in accordance with the Exchange Act, with respect to the Purchase and the Daleen Special Meeting. Daleen shall use its Best Efforts to respond promptly to any comments made by the SEC with respect to the Proxy Statement. Daleen will use its Best Efforts to cause the Proxy Statement to be mailed to its stockholders at the earliest practicable date after it has been approved by the SEC.

Section 7.3. Notification. Between the date of this Agreement and the Closing Date, Daleen will promptly notify Abiliti in writing if Daleen becomes aware of any fact or condition that causes or constitutes a breach of the representations and warranties of Daleen and Acquisition Sub as of the date of this Agreement, or if Daleen becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, Daleen will promptly notify Abiliti if Daleen becomes aware of the occurrence of any breach of any covenant of Daleen or Acquisition Sub in this Article VII or of the occurrence of any event that may make the satisfaction of the conditions in
Article IX impossible or unlikely.

Section 7.4. Required Approvals. As promptly as practicable after the date of this Agreement, Daleen and Acquisition Sub will use their Best Efforts to make all filings required by Applicable Law to be made by them to consummate the Contemplated Transactions, including amendments to Daleen's certificate of incorporation to increase the number of authorized shares of Daleen Series F Preferred Stock and such other amendments as may be necessary to consummate the Purchase. Between the date of this Agreement and the Closing Date, Daleen and Acquisition Sub will (a) reasonably cooperate with Abiliti with respect to all filings that Abiliti is required by Legal Requirements to make in connection with the Contemplated Transactions; (b) reasonably


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


cooperate with Abiliti in obtaining all Consents required to be obtained by Abiliti; and (c) use their Best Efforts to obtain and keep in full force and effect each of the Consents identified in SCHEDULE 7.4.

Section 7.5. Negative Covenants. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Daleen will not, without the prior written consent of Abiliti, which will not be unreasonably withheld, take any action that would result in the following:

         (a) a dividend to the holders of Daleen Capital Stock or issue additional shares of Daleen Capital Stock except as may be required by Daleen
(i) under the terms of options granted pursuant to the Daleen 2001 Broad-Based Stock Incentive Plan and/or the Daleen Amended and Restated 1999 Stock Incentive Plan (as such terms are defined on SCHEDULE 5.13(N) hereto); or (ii) pursuant to warrants or other convertible securities that have been granted on or before the date hereof;

         (b) other than (i) as permitted in Section 7.5(a) above, (ii) as set forth in SCHEDULE 7.5(B) hereto, or (iii) in connection with a reverse stock split in respect of which Daleen is obligated to pay an aggregate of $50,000 or less in respect of fractional shares, a change in Daleen's authorized or issued capital stock; the grant of any stock option or right to purchase shares of capital stock of Daleen; issuance of any security convertible into such capital stock; the grant of any registration rights; purchase, redemption, retirement, or other acquisition by Daleen of any shares of any such capital stock; or the declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

         (c)      an amendment to any of the Daleen Organizational Documents;

         (d) a payment or increase by Daleen of any bonuses, salaries, or other compensation to any shareholder, director, officer, or employee (except in the Ordinary Course of Business) or entry into or amendment of any employment, severance, or similar Contract with any director, officer, or employee;

         (e) the adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of Daleen;

         (f) damage to or destruction or loss of any of the Daleen Assets, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition or prospects of Daleen;

         (g) the entry into, termination of, or receipt of notice of termination of any Daleen Material Contract, license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, other than in the Ordinary Course of Business;

         (h) the sale, lease, assignment, transfer or other disposition of any material Asset or property of Daleen or mortgage, pledge, or imposition of any lien or other Encumbrance on any material Asset or property of Daleen, other than in the Ordinary Course of Business;


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

         (i) the cancellation or waiver of any material claims or rights, other than in the Ordinary Course of Business;

         (j) a change in the accounting methods used by Daleen, other than as may be required by GAAP or Applicable Laws;

         (k) a change in the billing and collection practices and procedures of Daleen;

         (l) an action to accelerate, amend or change the period of vesting or exercisability of stock options or other rights granted pursuant to benefit plans of Daleen, except such changes that result from the Contemplated Transactions;

         (m) an agreement entered into pursuant to which any party (other than Daleen) was granted exclusive marketing, servicing, manufacturing or other exclusive rights of any type of scope;

         (n) a payment, discharge, satisfaction, settlement or compromise of any case, claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the Ordinary Course of Business of Daleen, other than the payment, discharge or satisfaction of liabilities specifically reflected or reserved against in the SEC Reports referenced in Section 5.4;

         (o) a revaluation of any of the Daleen Assets, except as required by GAAP;

         (p) the execution of an agreement with any third party that limits in any manner the territory or scope of activities in which Daleen may engage; or

         (q) the execution of an agreement, whether oral or written, by Daleen to do any of the foregoing.

Section 7.6. Best Efforts. Between the date of this Agreement and the Closing Date, Daleen and Acquisition Sub will use their Best Efforts to cause the conditions in Article IX to be satisfied.

Section 7.7. Nasdaq Listing. Abiliti acknowledges that, as of the date of this Agreement, the Daleen Common Stock has been delisted from The Nasdaq National Market and is listed on The Nasdaq SmallCap Market. Daleen will use its Best Efforts to continue to cause the Daleen Common Stock to be listed on The Nasdaq SmallCap Market, and if the Daleen Common Stock has been delisted from The Nasdaq SmallCap Market prior to the Closing Date, Daleen will use its Best Efforts to cause the Daleen Common Stock to be listed on a national securities exchange or, if the Daleen Common Stock is not eligible for listing on any such market or exchange, on the OTC Bulletin Board, to be covered by at least one (1) market maker or specialist thereon prior to Closing.

Section 7.8. Operation of Business of Daleen. Between the date of this Agreement and the Closing Date, except as consented to by Abiliti in writing, which consent may not be unreasonably withheld, Daleen will:


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


         (a)      Conduct the Daleen Business only in the Ordinary Course of
Business;

         (b) Use its Best Efforts to preserve intact its current business organization, keep available the services of its current officers, employees and agents, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with Daleen;

         (c) Confer with Abiliti concerning operational matters of a material nature; and

         (d) Otherwise periodically report and confer with Abiliti concerning the status of the Daleen Business and the operations and finances of Daleen.

Section 7.9. No Negotiation. Daleen agrees that during the term of this Agreement, it shall not, and shall not authorize or permit any of its directors, officers, employees, agents or representatives, directly or indirectly, to solicit, initiate or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any recapitalization, merger, consolidation or other business combination involving Daleen, or acquisition or sale of any capital stock (other than upon exercise of outstanding options or warrants of Daleen) or any material portion of the Assets (except for acquisition of Assets in the Ordinary Course of Business consistent with past practice) of Daleen, or any combination of the foregoing, or negotiate, explore or otherwise engage in discussions with any Person other than Abiliti or its directors, officers, employees, agents and representatives, with respect to any such transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Purchase or the Contemplated Transactions. This Section
7.9 shall not prohibit accurate disclosure by Daleen that is required in any SEC Report (including the Proxy Statement) or otherwise under Applicable Law or such disclosure that, in the opinion of Daleen's Board of Directors after consultation with legal counsel, is advisable under Applicable Law.

Section 7.10. Financial Reporting Obligations. Between the date of this Agreement and the Closing Date, Daleen will furnish to Abiliti as soon as practicable at the end of each fiscal month, but in no event later than fifteen
(15) days after the end of each fiscal month, unaudited consolidated balance sheets of Daleen and its subsidiaries, if any, as of the end of such month, and unaudited consolidated statements of income and cash flow of Daleen and its subsidiaries, if any, for each such month, all of which shall be prepared in a manner consistent with the preparation of the financial statements referenced in
Section 5.4 hereof.

                                 ARTICLE VIII.
             CONDITIONS PRECEDENT TO DALEEN'S AND ACQUISITION SUB'S
                              OBLIGATION TO CLOSE

         Daleen's and Acquisition Sub's obligation to consummate the Purchase and to take the other actions required to be taken by Daleen and Acquisition Sub at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Daleen and Acquisition Sub, in whole or in part).


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


Section 8.1. Accuracy of Representations. Abiliti's representations and warranties in this Agreement must have been accurate in all material respects as of the date of this Agreement, with such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Abiliti; provided, however, that should the failure of Abiliti's representations and warranties in this Agreement to be accurate in all material respects as of the date of this Agreement be as a result of any intentional or willful breach thereof by Abiliti, the foregoing Material Adverse Effect exceptions shall be deemed to be of no force and effect.

Section 8.2. Abiliti's Performance. The covenants and obligations that Abiliti is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with, with such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Abiliti or its Shareholders or on their ability to consummate the Contemplated Transactions; provided, however, that should the failure to perform or comply with such covenants and obligations be as a result of any intentional or willful breach thereof by Abiliti, the foregoing Material Adverse Effect exceptions shall be deemed to be of no force and effect.

Section 8.3. No Injunction. There shall not be in effect any injunction or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the Contemplated Transactions.

Section 8.4 No Prohibition. There shall have been no change in Applicable Law between the date hereof and the Closing Date that would cause either the consummation or the performance of any of the Contemplated Transactions to, directly or indirectly (with or without notice or lapse of time), contravene or conflict with, or result in a violation of any applicable Legal Requirement or Order.

Section 8.5. Stockholder Approval. The Agreement, the Daleen Closing Documents and the Contemplated Transactions, including certain amendments to Daleen's Certificate of Incorporation to increase the number of authorized shares of Daleen Series F Preferred Stock and such other amendments as may be necessary to consummate the Purchase, shall have been approved by the stockholders of Daleen in accordance with all Applicable Law and the Daleen Organizational Documents.

Section 8.6.      [Intentionally Omitted.]

Section 8.7.      [Intentionally Omitted.]

Section 8.8. Investment. Daleen shall have received, immediately prior to Closing and conditioned upon the Closing, in exchange for certain of its equity securities (the "INVESTMENT") pursuant to the terms and conditions set forth in the investment agreement in the form attached hereto as EXHIBIT I (the "INVESTMENT AGREEMENT"), and the obligations of the parties set forth therein to be performed on or before the Closing Date shall have been performed.

Section 8.9. Additional Documents. Each of the following documents shall have been delivered to Daleen and Acquisition Sub:


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


         (a) A bill of sale in the form of EXHIBIT J, duly executed by an officer of Abiliti (the "BILL OF SALE");

         (b) The Registration Rights Agreement substantially in the form attached hereto as EXHIBIT K, duly executed by an officer of Abiliti (the "REGISTRATION RIGHTS AGREEMENT");

         (c)      The Escrow Agreement, duly executed by an officer of Abiliti;

         (d) A certificate executed by an Executive Officer of Abiliti to the effect that each of the conditions specified in Sections 8.1, 8.2, 8.3 and
8.6 have been satisfied in all respects;

         (e) A legal opinion of Green, Schaaf & Jacobson, P.C. dated the Closing Date, substantially in the form of EXHIBIT K;

         (f) Each of the consents to assignment and assumption required to transfer the Purchased Assets;

         (g) The Assumption Agreement, duly executed by an officer of Abiliti;

         (h) With respect to each registered trademark or patent, or application therefore, included in the Purchased Assets, an assignment suitable for filing at the United States Patent and Trademark Office, or in foreign jurisdictions as appropriate;

         (i) Such other documents as Daleen or Acquisition Sub may reasonably request for the purpose of (1) evidencing the accuracy of Abiliti's representations and warranties as of the date of this Agreement; (2) evidencing the performance by Abiliti of, or the compliance by Abiliti with any covenant or obligation required to be performed or complied with by Abiliti; (3) evidencing the satisfaction of any condition referred to in this Article VIII or (4) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

Section 8.10. No Filings. Abiliti shall not have (i) applied for or consented to the appointment of a receiver, trustee, custodian or liquidator of it or any of its Assets, (ii) made a general assignment for the benefit of its creditors,
(iii) filed a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization, an arrangement with creditors or taking advantage or any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any Proceeding under any such law, (iv) had commenced against it any Proceedings seeking Abiliti's reorganization or the appointment of a receiver, trustee, custodian or liquidator of Abiliti or of all or any substantial part of the Abiliti Assets, for which an order for relief shall have been entered in respect of such Proceeding or such Proceeding shall not have been dismissed or discharged within 60 days of the commencement thereof, (v) be adjudicated a bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code, or (vi) taken or permitted to be taken any action in furtherance of or for the purpose of effecting any of the foregoing.

Section 8.11 WARN Act. Abiliti shall have complied with all applicable notification and other requirements under the Workers Adjustment and Retraining Notification Act set forth at 29 U.S.C.ss.2101, et seq., with respect to the Abiliti Employees.


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


                                   ARTICLE IX.
              CONDITIONS PRECEDENT TO ABILITI'S OBLIGATION TO CLOSE

         Abiliti's obligation to consummate the Purchase and other Contemplated Transactions and to take the other actions required to be taken by Abiliti at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Abiliti, in whole or in part).

Section 9.1. Accuracy of Representations. Daleen's and Acquisition Sub's representations and warranties in this Agreement must have been accurate in all material respects as of the date of this Agreement with such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Daleen; provided, however, that should the failure of Daleen's and Acquisition Sub's representations and warranties in this Agreement to be accurate in all material respects as of the date of this Agreement be as a result of any intentional or willful breach thereof by Daleen or Acquisition Sub, the foregoing Material Adverse Effect exceptions shall be deemed to be of no force and effect.

Section 9.2. Daleen's and Acquisition Sub's Performance. The covenants and obligations that Daleen and Acquisition Sub are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with, with such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Daleen; provided, however, that should the failure to perform or comply with such covenants and obligations be as a result of any intentional or willful breach thereof by Daleen or Acquisition Sub, the foregoing Material Adverse Effect exceptions shall be of no force and effect.

Section 9.3. No Injunction. There shall not be in effect any injunction or other Order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the Contemplated Transactions.

Section 9.4 No Prohibition. There shall have been no change in Applicable Law between the date hereof and the Closing Date that would cause either the consummation or the performance of any of the Contemplated Transactions to, directly or indirectly (with or without notice or lapse of time), contravene or conflict with, or result in a violation of any applicable Legal Requirement or Order.

Section 9.5. Shareholder Approval. The Agreement, the Abiliti Closing Documents and the Contemplated Transactions shall have been approved by the Shareholders in accordance with all Applicable Law and the Abiliti Organizational Documents.

Section 9.6.      [Intentionally Omitted.]

Section 9.7. Additional Documents. Daleen and/or Acquisition Sub must have caused the following documents to be delivered to Abiliti:

         (a)      The Assumption Agreement, duly executed by Acquisition Sub;

         (b) The Registration Rights Agreement, duly executed by an officer of Daleen;


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


         (c) The Escrow Agreement, duly executed by an officer of Daleen and the Escrow Agent;

         (d) A certificate executed by an officer of Daleen and Acquisition Sub to the effect that each of the conditions specified in Sections 9.1, 9.2,
9.3 and 9.6 have been satisfied in all respects;

         (e) Legal opinions of Morris, Manning & Martin, LLP, and Blackwell Sanders Peper Martin LLP, each dated the Closing Date, substantially in the forms of EXHIBITS M-1 AND M-2; and

         (f) Such other documents as Abiliti may reasonably request for the purpose of (1) evidencing the accuracy of Daleen's representations and warranties as of the date of this Agreement; (2) evidencing the performance by Abiliti of, or the compliance by Abiliti with any covenant or obligation required to be performed or complied with by Daleen; (3) evidencing the satisfaction of any condition referred to in this Article IX or (4) otherwise facilitating the consummation of any of the Contemplated Transactions.

Section 9.8. No Filings. Daleen shall not have (i) applied for or consented to the appointment of a receiver, trustee, custodian or liquidator of it or any of its Assets, (ii) made a general assignment for the benefit of its creditors,
(iii) filed a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization, an arrangement with creditors or taking advantage or any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any Proceeding under any such law, (iv) had commenced against it any Proceedings seeking Daleen's reorganization or the appointment of a receiver, trustee, custodian or liquidator of Daleen or of all or any substantial part of the Daleen Assets, for which an order for relief shall have been entered in respect of such Proceeding or such Proceeding shall not have been dismissed or discharged within 60 days of the commencement thereof, (v) be adjudicated a bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code, or (vi) taken or permitted to be taken any action in furtherance of or for the purpose of effecting any of the foregoing.

Section 9.9. Investment. Daleen shall have received the Investment immediately prior to and conditioned upon the Closing, pursuant to the terms of the Investment Agreement, and the obligations of the parties set forth therein to be performed on or before the Closing Date shall have been performed, and the Investment Agreement shall have not have been amended prior to Closing other than with Abiliti's prior written consent, which consent may not be unreasonably withheld, provided that the refusal of consent to any amendment, waiver or other modification of the Investment Agreement that would either (a) reduce the aggregate amount to be invested in Daleen thereunder or (b) alter the agreements of the parties therein with respect to the post-closing management of Daleen shall be conclusively deemed reasonable.

Section 9.10. Delivery of Purchase Price. Daleen and Acquisition Sub shall have delivered (a) to Abiliti, (i) duly issued share certificates representing the shares of Daleen Capital Stock to be delivered to Abiliti pursuant to clauses
(i) and (ii) of Section 1.3 and (ii) the Daleen Warrant Agreement to be delivered to Abiliti pursuant to clause (iii) of Section 1.3; and (b) to the Escrow


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


Agent (as defined in the Escrow Agreement), certificates, and a Daleen Warrant Agreement, each issued in the name of Abiliti, duly executed by authorized officers of Daleen and representing the respective Escrow Shares to be delivered to the Escrow Agent pursuant to Section 1.4.

                                   ARTICLE X.
                              ADDITIONAL COVENANTS

Section 10.1      Employees and Employee Benefits.

                  (a) Information on Active Employees. For the purpose of this Agreement, the term "ACTIVE EMPLOYEES" shall mean all employees employed on the Closing Date by Abiliti for its business who are: (i) bargaining unit employees currently covered by a collective bargaining agreement; or (ii) employed exclusively in the Abiliti Business as currently conducted, including employees on temporary leave of absence, including family medical leave, military leave, temporary disability or sick leave, but excluding employees on long-term disability leave.

                  (b)      Employment of Active Employees by Acquisition Sub.

                           (i)      Acquisition Sub is not obligated to hire any
Active Employee, but may interview all Active Employees. Acquisition Sub will provide Abiliti with a list of Active Employees to whom it has made an offer of employment that has been accepted, to be effective on the Closing Date (the "HIRED ACTIVE EMPLOYEES"). Subject to Legal Requirements, Acquisition Sub will have reasonable access to the facilities at the Leased Real Property and personnel records (including performance appraisals, disciplinary actions, grievances and medical records (collectively, the "RECORDS")) of Abiliti for the purpose of preparing for and conducting employment interviews with all proposed Hired Active Employees and will conduct the interviews as expeditiously as possible prior to the Closing Date. Access will be provided by Abiliti upon reasonable prior notice during normal business hours. Effective immediately before the Closing, Abiliti will terminate the employment of all of the Hired Active Employees.

                           (ii)     Neither Abiliti nor its Related Persons
shall solicit the continued employment of any Active Employee (unless and until Acquisition Sub has informed Abiliti in writing that the particular Active Employee will not receive any employment offer from Acquisition Sub) or the employment of any Hired Active Employee after the Closing. Acquisition Sub shall inform Abiliti promptly of the identities of those Active Employees to whom it will not make employment offers, and Abiliti shall assist Acquisition Sub in complying with the WARN Act (as applicable) as to those Active Employees.

                           (iii)    It is understood and agreed that (A)
Acquisition Sub's expressed intention to extend offers of employment as set forth in this Section 10.1 shall not constitute any commitment, Contract or understanding (expressed or implied) of any obligation on the part of Acquisition Sub to a post-Closing employment relationship of any fixed term or duration or upon any terms or conditions other than those that Acquisition Sub may establish pursuant to individual offers of employment, and (B) unless the Hired Active Employees and Acquisition Sub enter into an employment agreement that provides otherwise, employment offered by Acquisition Sub is "at will" and may be terminated by Acquisition Sub or by a Hired Active


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Employee at any time for any reason (subject to any written commitments to the contrary made by Acquisition Sub or a Hired Active Employee and Legal Requirements). Nothing in this Agreement shall be deemed to prevent or restrict in any way the right of Acquisition Sub to terminate, reassign, promote or demote any of the Hired Active Employees after the Closing or to change adversely or favorably the title, powers, duties, responsibilities, functions, locations, salaries, other compensation or terms or conditions of employment of such employees.

                  (c)      Salaries and Benefits.

                           (i)      Except to the extent included in the Assumed
Liabilities, and subject to the provisions of Section 10.1(h), Abiliti shall be responsible for (A) the payment of all wages and other remuneration due to Active Employees with respect to their services as employees of Abiliti through the close of business on the Closing Date, including pro rata bonus payments and all vacation pay earned prior to the Closing Date; (B) the payment of any termination or severance payments and the provision of health plan continuation coverage in accordance with the requirements of COBRA and Sections 601 through 608 of ERISA; and (C) any and all payments to employees required under the WARN Act. The amount of the Reserved Cash shall be increased by the amount of any payments for which Abiliti is responsible under the preceding sentence which have not been paid prior to Closing.

                           (ii)     Except to the extent included in the Assumed
Liabilities, and subject to the provisions of Section 10.1(h), Abiliti shall be liable for any claims made or incurred by Active Employees and their beneficiaries through the Closing Date under the Abiliti Benefit Plans. For purposes of the immediately preceding sentence, a charge will be deemed incurred, in the case of hospital, medical or dental benefits, when the services that are the subject of the charge are performed and, in the case of other benefits (such as disability or life insurance), when an event has occurred or when a condition has been diagnosed that entitles the employee to the benefit. The amount of the Reserved Cash shall be increased by an amount sufficient to satisfy Abiliti's estimated obligations in respect of the Liabilities described in the preceding sentence as of Closing, to the extent each such Liability is not, in the reasonable judgment of Abiliti, covered by an in-force insurance policy or similar coverage.

                  (d)      Abiliti's Retirement and Savings Plans.

                           (i)      All Hired Active Employees who are
participants in Abiliti Plans and Abiliti Qualified Plans shall retain their accrued benefits under such plans as of the Closing Date, and, except to the extent included in the Assumed Liabilities, Abiliti (or such plans) shall retain sole liability for the payment of such benefits as and when such Hired Active Employees become eligible therefor under such plans. All Hired Active Employees shall become fully vested in their accrued benefits under Abiliti Plans and Abiliti Qualified Plans as of the Closing Date and Abiliti will so amend such plans if necessary to achieve this result. Abiliti shall cause the assets of each Abiliti Plan and Abiliti Qualified Plan to equal or exceed the benefit liabilities of such plan, respectively, on a plan-termination basis as of the Effective Time.

                           (ii)     Abiliti will cause its 401(k) Plan to be
amended in order to provide that the Hired Active Employees shall be fully vested in their accounts under such plan as of the Closing Date and all payments thereafter shall be made from such plan as provided in the plan.


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                  (e)      No Transfer of Assets. Neither Abiliti nor its
Related Persons will make any transfer of pension or other employee benefit plan assets to Acquisition Sub.

                  (f) Collective Bargaining Matters. Acquisition Sub will set its own initial terms and conditions of employment for the Hired Active Employees and others it may hire, including work rules, benefits and salary and wage structure, all as permitted by Applicable Law. Acquisition Sub is not obligated to assume any collective bargaining agreements under this Agreement. Except to the extent included in the Assumed Liabilities, Abiliti shall be solely liable for any severance payment required to be made to its employees due to the Contemplated Transactions. Any bargaining obligations of Abiliti with any union with respect to bargaining unit employees subsequent to the Closing, whether such obligations arise before or after the Closing, shall be the sole responsibility of Abiliti.

                  (g)      General Employee Provisions.

                           (i)      Abiliti and Acquisition Sub shall give any
notices required by Legal Requirements and take whatever other actions with respect to the plans, programs and policies described in this Section 10.1 as may be necessary to carry out the arrangements described in this Section 10.1.

                           (ii)     Abiliti and Acquisition Sub shall provide
each other with such plan documents and summary plan descriptions, employee data or other information as may be reasonably required to carry out the arrangements described in this Section 10.1.

                           (iii)    If any of the arrangements described in this
Section 10.1 are determined by the IRS or other Governmental Body to be prohibited by law, Abiliti and Acquisition Sub shall modify such arrangements to as closely as possible reflect their expressed intent and retain the allocation of economic benefits and burdens to the parties contemplated herein in a manner that is not prohibited by law.

                           (iv)     Abiliti shall provide Acquisition Sub with
completed I-9 forms and attachments with respect to all Hired Active Employees, except for such employees as Abiliti certifies in writing to Acquisition Sub are exempt from such requirement.

                           (v)      Except to the extent expressly included in
the Assumed Liabilities, Acquisition Sub shall not have any responsibility, Liability or obligation, whether to Active Employees, former employees, their beneficiaries or to any other Person, with respect to any employee benefit plans, practices, programs or arrangements (including the establishment, operation or termination thereof and the notification and provision of COBRA coverage extension) maintained by Abiliti.

                  (h)      Certain COBRA, Vacation and Past Service Credit
Matters.

                           (i)      COBRA Coverage. Effective as of the Closing,
Acquisition Sub shall assume the responsibility of Abiliti to provide COBRA continuation coverage (as defined in Section 4980B(f)(2) of the I.R.C.) insurance for those individuals (herein the "Abiliti COBRA Qualified Beneficiaries") whose qualifying event (as defined in Section 4980B(f)(3) of the I.R.C.) occurred prior to or as of the Closing and who are, or would be, entitled to such coverage


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under a group health plan of Abiliti and who are paying the applicable premium for such insurance. SCHEDULE 10.1(H)(I) hereto is a preliminary listing of all Abiliti COBRA Qualified Beneficiaries whose qualifying event occurred prior to the Closing, with a listing of their type of qualifying event, and the date on which their COBRA continuation coverage began, which has been prepared by Abiliti; provided that Abiliti may update SCHEDULE 10.(H)(I) from time to time through the Closing Date to reflect additional Abiliti COBRA Qualified Beneficiaries arising from qualifying events that may occur prior to the Closing. Abiliti agrees to prepare a complete and correct listing of all other Abiliti COBRA Qualified Beneficiaries (those whose qualifying event occurs as of the Closing), with a listing of their type of qualifying event and the date on which their COBRA continuation coverage begins, within thirty (30) days following the Closing. Notwithstanding the foregoing, Acquisition Sub shall only be responsible for those Abiliti COBRA Qualified Beneficiaries whom Abiliti has provided a listing to Acquisition Sub in accordance with the preceding two sentences. Except as expressly included in the Assumed Liabilities, Acquisition Sub shall not be required to reimburse any Abiliti COBRA Qualified Beneficiary for premiums payable for such COBRA continuation coverage.

                           (ii)     Vacation. Effective as of the Closing, with
respect to each Hired Active Employee, Acquisition Sub agrees that it will honor any vacation time of such employee accrued with Abiliti as of the Closing Date, which accrued vacation shall be set forth on SCHEDULE 10.1(H)(II) hereto; provided, however, that such accrued vacation time must be used in accordance with Acquisition Sub's standard vacation policy for its employees, as it may exist from time to time. Abiliti may update SCHEDULE 10.1(H)(II) from time to time through the Closing Date to reflect additional accrued vacation time or other changes in such vacation benefits; provided that any such changes in vacation benefits shall be consistent with Abiliti's existing vacation policies, as described on SCHEDULE 10.1(H)(II).

                           (ii)     Past Service Credit. Effective as of the
Closing, with respect to the Hired Active Employees, Acquisition Sub shall cause such employees to receive credit for their service with Abiliti as if such service had been for Acquisition Sub, for purposes of determining their participation and vesting under any pension, profit-sharing or stock bonus plan sponsored or maintained by Acquisition Sub which is qualified under Section 401(a) of the I.R.C. in accordance with the terms and provisions of such plan; provided, however, that such credit for service with Abiliti shall only be provided (1) to the extent that it will not affect the Tax-qualified status of any such plan, and (2) to the extent that it does not violate any Applicable Law.

Section 10.2 Removing Retained Assets. On or before the Closing Date, Abiliti shall remove all Retained Assets from all Real Property (including Leased Real Property) to be occupied by Acquisition Sub. Such removal shall be done in such manner as to avoid any damage to the Real Property (including Leased Real Property) and other properties to be occupied by Acquisition Sub and any disruption of the business operations to be conducted by Acquisition Sub after the Closing. Should Abiliti fail to remove the Retained Assets as required by this Section 10.2, Acquisition Sub shall have the right, but not the obligation, to (a) remove the Retained Assets at Abiliti's sole cost and expense; (b) store the Retained Assets and to charge Abiliti all storage costs associated therewith; (c) treat the Retained Assets as unclaimed and to proceed to dispose of the same under the laws governing unclaimed property; or (d) exercise any other right or remedy conferred by this Agreement or otherwise available at law or in equity. Abiliti shall


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promptly reimburse Acquisition Sub for all costs and expenses incurred by
Acquisition Sub in connection with any Retained Assets not removed by Abiliti on or before the Closing Date.

Section 10.3.     Noncompetition, Nonsolicitation and Nondisparagement.

                  (a) Noncompetition. For a period of five (5) years after the Closing Date, Abiliti shall not, anywhere within the St. Louis, Missouri metropolitan area, directly or indirectly invest in, own, manage, operate, finance, control, advise, render services to or guarantee the obligations of any Person engaged in or planning to become engaged in a business the same as or substantially similar to the Abiliti Business ("COMPETING BUSINESS"); provided, however, that Abiliti may purchase or otherwise acquire up to (but not more than) five percent (5%) of any class of the securities of any such Person (but may not otherwise participate in the activities of such Person) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Exchange Act, and provided, further, that the foregoing covenants are not intended to prohibit the holding of the Purchase Price by Abiliti.

                  (b) Nonsolicitation. For a period of five (5) years after the Closing Date, Abiliti shall not, directly or indirectly:

                           (i)      solicit the business of any Person who is a
customer of Acquisition Sub;

                           (ii)     cause, induce or attempt to cause or induce
any customer, supplier, licensee, licensor, franchisee, employee, consultant or other business relation of Acquisition Sub to cease doing business with Acquisition Sub, to deal with any competitor of Acquisition Sub or in any way interfere with its relationship with Acquisition Sub;

                           (iii)    cause, induce or attempt to cause or induce
any customer, supplier, licensee, licensor, franchisee, employee, consultant or other business relation of Abiliti on the Closing Date or within the year preceding the Closing Date to cease doing business with Acquisition Sub, to deal with any competitor of Acquisition Sub or in any way interfere with its relationship with Acquisition Sub; or

                           (iv)     hire, retain or attempt to hire or retain
any employee or independent contractor of Acquisition Sub or in any way interfere with the relationship between Acquisition Sub and any of its employees or independent contractors.

                  (c) Nondisparagement. After the Closing Date, Abiliti will not disparage Acquisition Sub, Daleen or any of any of their respective stockholders, directors, officers, employees or agents.

                  (d) Modification of Covenant. If a final judgment of a court or tribunal of competent jurisdiction determines that any term or provision contained in Section 10.3(a) through (c) is invalid or unenforceable, then the parties agree that the court or tribunal will have the power to reduce the scope, duration or geographic area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. This Section 10.3 will be enforceable as so



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modified after the expiration of the time within which the judgment may be appealed. This Section 10.3 is reasonable and necessary to protect and preserve Acquisition Sub's and Daleen's legitimate business interests and the value of the Purchased Assets and to prevent any unfair advantage conferred on Abiliti.

Section 10.4 Customer and Other Business Relationships. After the Closing, Abiliti will cooperate with Acquisition Sub in its efforts to continue and maintain for the benefit of Acquisition Sub those business relationships of Abiliti existing prior to the Closing and relating to the business to be operated by Acquisition Sub after the Closing, including relationships with lessors, employees, regulatory authorities, licensors, customers, suppliers and others. Abiliti will satisfy the Retained Liabilities in a manner that is in accordance with Applicable Law and is consistent with its covenants hereunder (including the covenants made in the preceding sentence). Abiliti will refer to Acquisition Sub all inquiries relating to such business. Abiliti shall not, and shall cause each of its officers and employees, and use its Best Efforts to cause its agents and shareholders, not to, take any action that would reasonably be expected to (a) challenge the ownership by Acquisition Sub of the Purchased Assets and the Abiliti Business, or (b) materially and adversely interfere with the business of Acquisition Sub to be engaged in after the Closing, including disparaging the name or business of Acquisition Sub or Daleen.

Section 10.5 Retention of and Access to Records. After the Closing Date, Acquisition Sub shall retain, consistent with Acquisition Sub's record-retention policies and practices, those records of Abiliti delivered to Acquisition Sub. Acquisition Sub also shall provide Abiliti and its representatives reasonable access thereto, during normal business hours and on at least three days prior written notice, to enable them to prepare financial statements or tax returns or deal with tax audits. After the Closing Date, Abiliti shall provide Acquisition Sub and its representatives reasonable access to records that are related to Retained Assets, during normal business hours and on at least three days prior written notice, for any reasonable business purpose specified by Acquisition Sub in such notice.

Section 10.6 Conversion and Exercise of Purchase Price. After the Closing Date, Abiliti shall not convert the Daleen Series F Preferred Stock into shares of Daleen Common Stock for a six month period; provided, however, that this restriction shall not apply should a Change of Control Event (as defined below) with respect to Daleen occur; provided further, however, that Abiliti acknowledges and agrees that, during the foregoing six month period, it shall be a condition precedent to any transfer of its shares of Daleen Series F Preferred Stock that each transferee thereof expressly agrees to the above-stated conversion restriction. For purposes of this Section 10.6, a "CHANGE OF CONTROL EVENT" means Daleen's dissolution or liquidation, the consummation of Daleen's sale of all or substantially all of its Assets, or the acquisition of a majority of the voting securities of Daleen by another Person by means of a stock sale, stock exchange or a merger (other than a merger which solely effects a change of domicile) or consolidation or other transaction (other than pursuant to a resale of securities either under Rule 144 promulgated under the Securities Act or a registered offering), unless, after such stock sale, stock exchange, merger, consolidation or other transaction, the Persons who were stockholders of Daleen immediately before the stock sale, stock exchange, merger, consolidation or other transaction continue to hold at least fifty percent (50%) of the economic and voting power of the surviving entity. Daleen shall provide 10 days written notice to Abiliti prior to the consummation of such event (a "CHANGE OF CONTROL NOTICE").


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Section 10.7 Sarbanes-Oxley Act. The Chief Executive Officer of Abiliti, who
presently is Gordon Quick, shall execute and deliver the certificate in the form attached hereto as EXHIBIT N, or otherwise approved or required under Sections 302 and 906 of the Sarbanes-Oxley Act, including, without limitation, those financial statements as may be included in the Proxy Statement.

Section 10.8 Update of Assumed Liabilities. The parties acknowledge and agree that Abiliti may provide Daleen, on the date two business days prior to the Closing Date, a revised SCHEDULE 1.6 updating the Assumed Liabilities to include those Liabilities incurred in Abiliti's Ordinary Course of Business during the period between the date of this Agreement and the Closing Date; provided, however, that such updated Assumed Liabilities shall not include any Liabilities that in any way relate to or arise out of the Retained Liabilities.

                                   ARTICLE XI.
                                   TERMINATION

Section 11.1. Termination Events. Subject to the provisions of this Article XI, this Agreement may, by notice given prior to or at the Closing, be terminated:

         (a) By either Daleen or Acquisition Sub on the one hand, or Abiliti, on the other hand, if a material breach of any provision of this Agreement has been committed by the other party;

         (b) (i) By Daleen or Acquisition Sub, if any condition in Article VIII has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Daleen or Acquisition Sub to comply with its obligations under this Agreement) and Daleen and Acquisition Sub have not waived such condition on or before the Closing Date; or (ii) by Abiliti, if any condition in Article IX has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Abiliti to comply with its obligations under this Agreement) and Abiliti has not waived such condition on or before the Closing Date;

         (c)      By mutual consent of Daleen, Acquisition Sub and Abiliti; or

         (d) By either Daleen or Abiliti, if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement pursuant to this subparagraph (d) to comply fully with its obligations under this Agreement) on or before February 28, 2003, or such later date as the parties may agree upon.

Section 11.2. Notice of Certain Matters. Daleen or Acquisition Sub, on the one hand, and Abiliti, on the other hand, will promptly give written notice to the other parties when it becomes aware of the occurrence or failure to occur, or the impending or threatened occurrence or failure to occur, of any fact or event that would cause or constitute, or would be likely to cause or constitute (a) any of its representations or warranties contained herein being or becoming untrue or incorrect; (b) its failure to perform any of its covenants or agreements contained herein; or (c) any of the conditions delegated to it being or becoming impossible to satisfy. No such notice shall affect the representations, warranties, covenants, agreements or conditions of the parties


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hereunder, or prevent any party from relying on the representations and warranties contained herein.

Section 11.3. Daleen's or Acquisition Sub's Termination Procedure. If Daleen or Acquisition Sub discovers, by reason of a written notice given by Abiliti pursuant to Section 11.2 or otherwise, circumstances that would give them the right to terminate this Agreement pursuant to Sections 11.1(a) and 11.1(b), then Daleen or Acquisition Sub shall deliver a written notice to Abiliti of such circumstances, specifying the factual basis therefor in reasonable detail. Abiliti shall have the right to cure any such matter within ten (10) days following the date of delivery of such notice, unless it is manifest that such matter is not curable. If such circumstances create for Daleen or Acquisition Sub a termination right pursuant to Sections 11.1(a) and 11.1(b), then after such written notice delivered to Abiliti and Abiliti's failure to cure, or immediately following such written notice if it is manifest that such matter is not curable, Daleen or Acquisition Sub may terminate this Agreement by giving a written notice of termination to Abiliti.

Section 11.4. Abiliti's Termination Procedure. If Abiliti discovers, by reason of a notice given by Daleen or Acquisition Sub pursuant to Section 11.2 or otherwise, circumstances that would give it the right to terminate this Agreement pursuant to Sections 11.1(a) and 11.1(b), then Abiliti shall deliver a written notice to Daleen or Acquisition Sub of such circumstances, specifying the factual basis therefor in reasonable detail. Daleen or Acquisition Sub shall have the right to cure any such matter within ten (10) days following the date of delivery of such notice, unless it is manifest that such matter is not curable. If such circumstances create a termination right for Abiliti pursuant to Sections 11.1(a) and 11.1(b), then after such written notice delivered to Daleen or Acquisition Sub and Daleen's or Acquisition Sub's failure to cure, or immediately following such written notice if it is manifest that such matter is not curable, Abiliti may terminate this Agreement by giving a written notice of termination to Daleen or Acquisition Sub.

Section 11.5. Effect of Termination. If this Agreement is terminated pursuant to
Section 11.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 13.3 and 13.6 will survive; provided, however, that if this Agreement is terminated by a party because of a willful or intentional breach by another party that gives rise to a right of termination under Sections 11.1(a) or 11.1(b), the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

                                  ARTICLE XII.
                            INDEMNIFICATION; REMEDIES

Section 12.1. Survival; Right to Indemnification Not Affected by Knowledge. All representations, warranties, covenants and obligations in this Agreement, the disclosure schedules to this Agreement, the certificates delivered pursuant to
Section 8.9(d) and Section 9.7(d), and any other certificate or document delivered pursuant to this Agreement to be delivered at or prior to the Closing will remain operative and in full force and effect for a period ending one (1) year after the Closing Date. Notwithstanding the foregoing, Abiliti's obligations under Section 12.2(c), as well as its covenants and agreements with respect to the Retained Liabilities, and Acquisition Sub's obligations under
Section 12.3(b)(i) as well as its covenants and agreements with respect to the Assumed Liabilities (including without limitation Section 1.6 and the schedule thereto) shall survive the Closing Date and will remain operative and in full


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force and effect thereafter without limitation as to time. The right to indemnification under this Article XII will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification under this
Article XII based on such representations, warranties, covenants and obligations.

Section 12.2. Indemnification and Payment of Damages by Abiliti. Subject to the limitations set forth in this Article XII, Abiliti will indemnify and hold harmless Daleen and Acquisition Sub and their respective directors, officers, employees, agents and affiliates (collectively, the "DALEEN INDEMNIFIED PERSONS") for, and will pay to the Daleen Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, in each case net of insurance recoveries, whether or not involving a third-party claim (collectively, "DAMAGES"), arising, directly or indirectly, from or in connection with:

         (a) Any Breach (as defined in Section 12.2(d)) of any representation or warranty made by Abiliti in this Agreement, the disclosure schedules to this Agreement, or any Abiliti Closing Document; provided that to the extent that any such representation and warranty is qualified by materiality or by whether there is or could result a "Material Adverse Effect," such qualification shall be ignored for purposes of calculating the amount of Damages under this Section 12.2(a), but not for purposes of determining whether a Breach has occurred;

         (b) Any Breach by Abiliti of any covenant, agreement or obligation of Abiliti in this Agreement; or

         (c)      Any Retained Liability.

         (d) As used herein, the term "BREACH" shall mean (i) in respect of any representation or warranty, such representation or warranty being untrue when made, and (ii) in respect of any covenant, agreement or obligation, a breach of such covenant, agreement or obligation.

Section 12.3. Indemnification and Payment of Damages by Daleen and Acquisition Sub.

         (a) Subject to the limitations set forth in this Article XII, Daleen and Acquisition Sub will indemnify and hold harmless Abiliti and its directors, officers, employees, agents and affiliates (collectively, the "ABILITI INDEMNIFIED PERSONS"; the Daleen Indemnified Persons and Abiliti Indemnified Persons are generally referred to in this Article XII, in their capacities as Persons entitled to indemnification, as "INDEMNIFIED PERSONS") for, and will pay to the Abiliti Indemnified Persons the amount of, any Damages incurred by the Abiliti Indemnified Persons arising, directly or indirectly, from or in connection with:

                  (i) Any Breach of any representation or warranty made by Daleen or Acquisition Sub in this Agreement, the disclosure schedules to this Agreement, or any Daleen Closing Document; provided that to the extent that any such representation and warranty is


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qualified by materiality or by whether there is or could result a "Material
Adverse Effect," such qualification shall be ignored for purposes of calculating the amount of Damages under this Section 12.3(a), but not for purposes of determining whether a Breach has occurred; or

                  (ii) Any Breach by Daleen or Acquisition Sub of their respective covenants, agreements or obligations in this Agreement, other than with respect to the Assumed Liabilities with respect to which Daleen shall have no Liability or obligation.

         (b) Subject to the limitations set forth in this Article XII, Acquisition Sub will indemnify and hold harmless the Abiliti Indemnified Persons for, and will pay to the Abiliti Indemnified Persons the amount of, any Damages incurred by the Abiliti Indemnified Persons arising, directly or indirectly, from or in connection with:

                  (i)      Any Assumed Liability; or

                  (ii) Any failure of Abiliti to comply with applicable bulk sale or comparable laws in connection with its performance of its obligations under this Agreement (which compliance is hereby waived by Daleen and Acquisition Sub).

Section 12.4. Time Limitations. If the Closing occurs, no Indemnifying Person (as defined in Section 12.6) will have any liability for indemnification under this Article XII unless on or before the date that is one year after the Closing Date, an Indemnified Person shall notify in writing the respective Indemnifying Person of a claim specifying the factual basis of the claim in reasonable detail to the extent then known. The foregoing obligations shall apply to neither (a) indemnification in respect of Retained Liabilities pursuant to Section 12.2(c) nor (b) indemnification in respect of Assumed Liabilities pursuant to Section 12.3(b)(i).

Section 12.5.     Limitations on Amount.

         (a) Abiliti will have no liability for indemnification with respect to the matters described in Section 12.2(a) and (b) until the total of all Damages, with respect to such matters exceeds the Deductible (as defined below), at which time Abiliti shall be obligated for indemnification of all Damages in excess of the Deductible, subject to the maximum liability for Damages set forth in Section 12.5(b); provided, however, that the Deductible shall apply neither to Abiliti's liabilities set forth in Section 4.26 or the disclosure schedules thereto, nor to Abiliti's obligations with respect to the Retained Liabilities. For purposes of this Agreement, the "DEDUCTIBLE" shall mean an initial aggregate amount of Damages equal to $250,000.

         (b) The sole remedy of any Daleen Indemnified Party in respect of any claim for indemnification or reimbursement under Section 12.2(a) and (b) of this Agreement shall be a claim against and with respect to the Escrow Shares, and shall be limited to and shall not exceed the aggregate value thereof (as determined pursuant to the Escrow Agreement); provided, however, that (i) nothing in this paragraph (b) shall limit in any way any party's remedies against any Person in respect of any fraud or willful misrepresentation by such Person in connection with this Agreement or the Contemplated Transactions, and
(ii) the foregoing limitation shall not apply to Abiliti's indemnification obligations with respect to Retained Liabilities.


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         (c)      Daleen and Acquisition Sub will have no liability for
indemnification with respect to the matters described in Section 12.3(a)(i) and
(ii) until the total of all Damages with respect to such matters exceeds the Deductible, at which time Daleen or Acquisition Sub shall be obligated for indemnification of all Damages in excess of the Deductible, subject to the maximum liability for Damages set forth in Section 12.5(d); provided, however, that the Deductible shall apply neither to Daleen's liabilities set forth in Sections 5.3 or 5.26 or the disclosure schedules thereto, nor to Acquisition Sub's indemnification obligations with respect to the Assumed Liabilities.

         (d) The sole remedy of any Abiliti Indemnified Party in respect of any claim for indemnification or reimbursement of Damages under this Agreement shall be pursuant to this Article XII, and the maximum liability of Daleen and Acquisition Sub for Damages with respect to claims for indemnification under
Section 12.3(a)(i) and (ii) of this Agreement shall be limited to and shall not exceed, in the aggregate for all such claims, the Daleen Cap; provided, however, that nothing in this paragraph (d) shall limit in any way any party's remedies against any Person in respect of any fraud or willful misrepresentation by such Person in connection with this Agreement or the Contemplated Transactions. The Daleen Cap shall be determined as follows:

                  (i) The "DALEEN CAP" is three million thirteen thousand three hundred thirteen (3,013,313) shares of Daleen Common Stock.

                  (ii) Daleen shall, subject to the Daleen Cap, satisfy claims for Damages hereunder by delivering to the applicable Abiliti Indemnified Parties, in Daleen's sole discretion, (A) cash, (B) shares of Daleen Common Stock in an amount equal to the amount of Damages to be paid by Daleen with respect to such claim divided by the Current Market Price Per Share of Common Stock (as defined in (iv) below), or (C) a combination of cash and shares of Daleen Common Stock with an aggregate value (as determined in accordance with (iii) below) equal to the amount of Damages to be paid by Daleen with respect to such claim.

                   (iii) If Daleen determines to pay all or part of a claim by delivering Daleen Common Stock, the Daleen Cap will be reduced by the amount equal to the number of shares of Daleen Common Stock so delivered. If Daleen determines to pay all or part of a claim in cash, it will be deemed for purposes of this Article XII to have delivered to the Abiliti Indemnified Parties (and the Daleen Cap shall be reduced by) the number of shares of Daleen Common Stock equal to (a) the amount of such cash payment divided by (b) the Current Market Price Per Share of Common Stock at the time of such payment. The maximum amount of cash to be paid to the Abiliti Indemnified Parties shall not exceed, in the aggregate, the amount of cash determined by multiplying (A) the then-current number of shares of Daleen Common Stock in the Daleen Cap by (B) the Current Market Price Per Share of Common Stock.

                  (iv) For purposes of this Agreement, "CURRENT MARKET PRICE PER SHARE OF COMMON STOCK" for any date means the average of the closing prices of a share of Daleen Common Stock during a period of 20 consecutive Trading Days (as defined below) ending five trading days before such date on the principal national securities exchange or The Nasdaq Stock Market (including The Nasdaq National Market and The Nasdaq SmallCap Market, as the case may be) on which the Daleen Common Stock is then listed or admitted to trading. The closing price shall be the last reported sale price, or, in case no such sale takes place on such day, the


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average of the closing bid and asked price, as reported by said exchange or market or quotation system. If the Daleen Common Stock is not then so listed on a national securities exchange or in such market system, the Current Market Price Per Share of Common Stock shall be deemed to be the average of the closing bid and asked prices of the Daleen Common Stock in the over-the-counter market as reported by The Nasdaq Stock Market, Inc. or other operator of the applicable over-the-counter market. If the Daleen Common Stock is not then listed on a national securities exchange, market system or quoted on an over-the-counter market, the Current Market Price Per Share of Common Stock shall be the fair market value of a share of Daleen Common Stock as determined in good faith by the Board of Directors of Daleen. For purposes of this Agreement, "TRADING DAY" shall mean any day on which The Nasdaq Stock Market is open for trading.

Section 12.6.     Procedure for Indemnification - Third Party Claims.

         (a) Promptly after receipt by an Indemnified Person of notice of the commencement of any Proceeding against it, such Indemnified Person will, if a claim is to be made against Abiliti, give notice to Abiliti of the commencement of such claim, or, if a claim is to be made against Daleen, to Daleen of the commencement of such claim. The failure of an Indemnified Person to provide notice as specified in the preceding sentence will not relieve the Person(s) required to provide indemnification (each, an "INDEMNIFYING PERSON") of any liability that they may have to any Indemnified Person, except to the extent that the Indemnifying Person demonstrates that the defense of such action is prejudiced by the Indemnified Person's failure to give such notice.

         (b) If any Proceeding referred to in Section 12.6(a) is brought against an Indemnified Person and it gives notice as provided therein of the commencement of such Proceeding, the Indemnifying Person(s) will, unless the claim involves Taxes, be entitled to participate and, to the extent that each of them wishes (unless (i) such Indemnifying Persons also are party to such Proceeding and the Indemnified Person determines in good faith that joint representation would be inappropriate; or (ii) the Indemnifying Persons fail to provide reasonable assurance to the Indemnified Person of their financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnified Person and, after notice from the Indemnifying Persons to the Indemnified Person of the Indemnifying Persons' election to assume the defense of such Proceeding, the Indemnifying Persons will not, as long as they diligently conduct such defense, be liable to the Indemnified Person under this Article XII for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the Indemnified Person in connection with the defense of such Proceeding. If the Indemnifying Persons assume the defense of a Proceeding, (A) no compromise or settlement of such claims may be effected by the Indemnifying Persons without the Indemnified Person's consent unless (1) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnified Person; and (2) the sole relief provided is monetary damages that are paid in full by the Indemnifying Persons; and (B) the Indemnified Person will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to the Indemnifying Persons of the commencement of any Proceeding and the Indemnifying Persons do not, within ten (10) days after the Indemnified Person's notice is given, give notice to the Indemnified Person of their


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election to assume the defense of such Proceeding, the Indemnifying Persons will be bound by any determination made in such Proceeding or, with the consent of the Indemnifying Persons (which will not be unreasonably withheld), any compromise or settlement effected by the Indemnified Person.

         (c) Notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to the Indemnifying Persons, assume the exclusive right to defend, compromise, or settle such Proceeding, but the Indemnifying Persons will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

Section 12.7. Procedure for Indemnification - Other Claims. A claim by an Indemnified Person for indemnification for any matter not involving a third-party claim may be asserted by written notice to the Indemnifying Persons.

Section 12.8 No Impairment of Acquisition Sub. Until the earlier of (a) two years from and after the Closing Date or (b) the date upon which Abiliti files Articles of Dissolution or otherwise dissolves (in accordance with Section 2.1), Acquisition Sub shall not, and Daleen shall not cause or permit Acquisition Sub to, take any action or series of actions outside of the Ordinary Course of Business (including, without limitation, any dividend, distribution, loan (other than a bona fide, arm's length third party financing), pledge (other than in connection with a bona fide, arm's length third party financing), assignment, asset sale, merger, consolidation, or other corporate transaction), at any time or number of times, that have, or would reasonably be expected to have, directly or indirectly, the effect of (i) causing a significant portion of the Assets or revenues of Acquisition Sub to be sold, assigned, pledged, disposed of or otherwise transferred to or encumbered for the benefit of any other Person, including without limitation to or for the benefit of Daleen or any of its Affiliates, or (ii) impairing the ability of Acquisition Sub to perform its obligations under this Agreement, unless such action(s) have received the prior written consent, in each case, of Behrman Capital II, L.P. and Strategic Entrepreneur Fund II, L.P. and their respective successors and assigns.

                                  ARTICLE XIII
                               GENERAL PROVISIONS

Section 13.1.     [Intentionally Omitted.]

Section 13.2. Abiliti Employees; Grant of Options. Hired Active Employees shall be offered participation in the employee benefit plans and programs available to employees of Daleen or its subsidiaries upon terms and conditions which, when taken as a whole, are substantially similar to those afforded to similarly situated employees of Daleen or its subsidiaries, including the grant of stock options pursuant to the Daleen 2001 Broad-Based Stock Incentive Plan and/or the Daleen Amended and Restated 1999 Stock Incentive Plan, in such amounts and upon such terms as are consistent with Daleen's policies for similarly situated employees of Daleen.


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Section 13.3. Expenses. Except as otherwise expressly provided in this Agreement or on SCHEDULE 1.6, each party to this Agreement will pay its respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel and accountants, provided that Abiliti will not pay and Daleen shall not assume any of the foregoing expenses incurred by or for the account of the Shareholders. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

Section 13.4. Public Announcements. Any press release with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Daleen determines, after consultation with Abiliti. Unless consented to in writing by Daleen in advance or required by Legal Requirements, prior to the Closing, Abiliti shall keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Abiliti and Daleen will consult with each other concerning the means by which Abiliti's employees, customers, and suppliers and others having dealings with Abiliti will be informed of the Contemplated Transactions, and Daleen will have the right to be present for any such communication.

Section 13.5. Further Assurances. The parties agree (i) to furnish upon request to each other such further information; (ii) to execute and deliver to each other such other documents; and (iii) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

Section 13.6. Confidentiality. Abiliti and Daleen each acknowledges and confirms that (a) it has entered into the Non-Disclosure Agreement; (b) information provided by each party hereto to the other party hereto pursuant to this Agreement is subject to the terms and conditions of the Non-Disclosure Agreement; and (c) the Non-Disclosure Agreement is and shall remain in full force and effect in accordance with its terms.

Section 13.7.  [Intentionally Omitted.]

Section 13.8. Knowledge. For purposes of this Agreement, a Person will be deemed to have "KNOWLEDGE" of a particular fact or other matter if such Person is actually aware of such fact or other matter, has received notice of such fact or other matter within a reasonable period of time prior to the date hereof or if such Person could have learned of such fact upon reasonable investigation. "Knowledge" with respect to Abiliti, (including "to the Knowledge of Abiliti," "to Abiliti's Knowledge," and words of similar import) shall mean the Knowledge of its Executive Officers. "Knowledge" with respect to Daleen and Acquisition Sub (including "to the knowledge of Daleen and Acquisition Sub," "to Daleen and Acquisition Sub's Knowledge" and words of similar import) shall mean the Knowledge of its Executive Officers. The respective Executive Officers of Abiliti and Daleen are listed on SCHEDULES 13.8(A) and 13.8(B).

Section 13.9. Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when: (a) delivered by hand (with written confirmation of receipt); (b) sent by telecopier (with written confirmation


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of receipt), provided that a copy is mailed by registered mail, return receipt requested or nationally recognized overnight delivery service; or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

         If to Abiliti:        Abiliti Solutions, Inc.
                               400 Chesterfield Center
                               Chesterfield, Missouri 63107
                               Attention:  Gordon D. Quick, President and CEO
                               Telephone No.:  (636) 237-3006
                               Facsimile No.:  (636) 237-3010

         With a copy to:       Kirkpatrick & Lockhart, LLP
                               599 Lexington Avenue
                               New York, New York 10022
                               Attention:  William J. Phillips, Esq.
                               Telephone No.:  (212) 563-4090
                               Facsimile No.:  (212) 563-3901

         If to Daleen:         Daleen Technologies, Inc.
                               902 Clint Moore Road
                               Boca Raton, Florida 33487
                               Attention:  James Daleen, President and CEO
                               Telephone No.:  (561) 981-2202
                               Facsimile No.:  (561) 999-8080

         With a copy to:       Morris, Manning & Martin, L.L.P.
                               1600 Atlanta Financial Center
                               3343 Peachtree Road, N.E.
                               Atlanta, Georgia 30326
                               Attention:  David M. Calhoun, Esq.
                               Telephone No.:  (404) 233-7000
                               Facsimile No.:  (404) 365-9532

Section 13.10. Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by Applicable Law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further


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action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

Section 13.11. Entire Agreement and Modification. Except for the Non-Disclosure Agreement, this Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents executed in connection with this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

Section 13.12. Disclosure Schedules. Except to the extent expressly provided otherwise in this Agreement, the disclosures in the schedules to this Agreement shall relate only to the representations and warranties in the section of this Agreement to which each schedule expressly relates and to no other representation or warranty. In the event of any inconsistency between the statements in the body of this Agreement and those in the schedules (other than an exception expressly set forth as such in the disclosure schedules with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control. Disclosure of any matter on a schedule to this Agreement shall not be deemed to constitute an admission by the disclosing party that such matter satisfies any materiality or comparable threshold set forth in the section to which such schedule relates.

Section 13.13. Assignments, Successors and No Third-Party Rights. Neither party may assign any of its rights under this Agreement without the prior consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Except for the rights and obligations of indemnification and insurance set forth in Article XII, and the consent right set forth in Section 12.8, (a) nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement, and (b) this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

Section 13.14. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Section 13.15. Section Headings; Construction. The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

Section 13.16. Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.


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Section 13.17. Governing Law; Arbitration. This Agreement will be governed by the laws of the State of Missouri, without regard to conflicts of laws principles. Any controversy or claim arising out of or relating to this Agreement shall be referred to the American Arbitration Association (the "ASSOCIATION"), to be settled by binding arbitration before a panel of three arbitrators in Miami, Florida, in accordance with the Commercial Dispute Resolution Procedures, as amended and effective July 1, 2002 (or the successor rules thereto) of the Association, with the Association to provide for purposes of Rule R-13 a list of at least six and not more than ten proposed names. The fees and expenses of the arbitrators shall be borne by Daleen. The determination of the arbitrators as to the amount, if any, of any claim which is properly allowable shall be conclusive and binding upon the parties hereto and judgment may be entered thereon in any court having jurisdiction thereof. Notwithstanding anything to the contrary in this Section 13.17, the arbitrators shall have the authority in their discretion to award to the prevailing party reasonable costs and expenses including attorneys' fees and the cost of arbitration.

Section 13.18. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.





                      [Signatures Appear on Following Page]


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         IN WITNESS WHEREOF, the parties have executed, sealed and delivered this Agreement as of the date first written above.

                                 DALEEN:

                                 DALEEN TECHNOLOGIES, INC.



                                 By: /s/ James Daleen
                                    -----------------------------------------
                                 Its:  President and Chief Executive Officer
                                     ----------------------------------------


                                 ACQUISITION SUB:

                                 DALEEN SOLUTIONS, INC.



                                 By: /s/ James Daleen
                                     ----------------------------------------
                                 Its: Chairman, President and Chief Executive
                                 Officer


                                 ABILITI:

                                 ABILITI SOLUTIONS, INC.



                                 By:  /s/ Gordon D. Quick
                                    -----------------------------------------
                                 Its: President and Chief Executive Officer
                                     ----------------------------------------


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